AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON June 14, 2005
                              REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                         INTERVEST MORTGAGE CORPORATION
                         ------------------------------

        (EXACT NAME OF REGISTRANT AS SPECIFIED IN GOVERNING INSTRUMENTS)


                              ONE ROCKEFELLER PLAZA
                                    SUITE 400
                         NEW YORK, NEW YORK  10020-2002
                                 (212) 218-2800
                                 --------------

                                  (ADDRESS AND
                                TELEPHONE NUMBER
                            OF REGISTRANT'S PRINCIPAL
                               EXECUTIVE OFFICES)


                               LAWRENCE G. BERGMAN
                                 VICE PRESIDENT
                         INTERVEST MORTGAGE CORPORATION
                        ONE ROCKEFELLER PLAZA (SUITE 400)
                          NEW YORK, NEW YORK 10020-2002
                                 (212) 218-2800

                (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
              THOMAS E. WILLETT            WILLIAM L. KREIENBERG
              HARRIS BEACH PLLC            HARTER, SECREST & EMERY LLP
              99 GARNSEY ROAD              1600 BAUSCH & LOMB PLACE
              PITTSFORD, NEW YORK 14534    ROCHESTER, NEW YORK 14604
              (585) 419-8646               (585) 232-6500

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC; AS SOON
     AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT


                         CALCULATION OF REGISTRATION FEE

                               PROPOSED    PROPOSED
TITLE OF EACH                  MAXIMUM     MAXIMUM
CLASS OF          AMOUNT       OFFERING    AGGREGATE    AMOUNT OF
SECURITIES TO BE  TO BE        PRICE PER   OFFERING     REGISTRATION
REGISTERED        REGISTERED   DEBENTURE   PRICE        FEE
----------------  ----------  ----------  ------------  ------------

SUBORDINATED      $12,000,000  $   10,000  $12,000,000  $1,412.40
DEBENTURES
--------------------------------------------------------------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT WILL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


THIS  REGISTRATION  STATEMENT  CONTAINS _____PAGES. THE EXHIBIT INDEX IS ON PAGE
____.

The information in this prospectus is incomplete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   Subject to completion, dated June 14, 2005

PROSPECTUS               INTERVEST MORTGAGE CORPORATION
----------

                                 Series __/__/__
                               Maximum $12,000,000
                               Minimum $10,000,000

          We are offering Subordinated Debentures in three maturities with interest rates as follows:

          $2,000,000 in total matures October 1, 2009 with interest at 6 1/4% per annum
          $4,000,000 in total matures October 1, 2011 with interest at 6 1/2% per annum
          $6,000,000 in total matures October 1, 2013 with interest at 7% per annum

     At the time of subscription, a purchaser may elect to receive quarterly payments of interest or have the interest accrue.

     If the purchaser elects to receive quarterly payments of interest, interest on the debentures will be paid on the first day of each calendar quarter at the following interest rates: 6 1/4%, 6 1/2% or 7%, depending on the maturity selected, with the principal payable at maturity.

     If the purchaser elects to have the interest accrue, then, in addition to interest accruing on the principal balance, interest will accrue each calendar quarter on the balance of the accrued interest as of the last day of the preceding calendar quarter at the same rate of interest, with all accrued interest, together with the principal balance, payable at maturity. A schedule setting out the accrual of interest is included at page 36.

     The debentures are being offered by Sage, Rutty & Co., Inc., which we sometimes refer to in this prospectus as the underwriter, and by other participating broker/dealers. The underwriter and participating broker/dealers are required to use only their best efforts to sell the debentures. The minimum amount of debentures offered ($10,000,000 principal amount) must be sold if any debentures are sold. Pending the sale of the minimum amount, all proceeds will be deposited in an escrow account with Canandaigua National Bank and Trust Company. In the event that the minimum amount is not sold prior to __________, the offering will terminate and all funds will be returned promptly to subscribers, with any interest earned on the escrow account to be distributed in proportion to the amount paid by each subscriber without regard to the date paid. The offering will continue until all debentures are sold or until 120 days after the minimum amount is sold, whichever is earlier. The minimum investment is $10,000 principal amount of debentures. There is no established trading market for the debentures and one is unlikely to emerge.

                    ---------------------------------------

            THE DEBENTURES INVOLVE VARIOUS RISKS AS DESCRIBED HEREIN.
                          See "Risk Factors on Page 7."

 THE DEBENTURES ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE
    FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THE
                           DEBENTURES MAY LOSE VALUE.

                     ---------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     ---------------------------------------

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

------------------------------------------------------------------
                  Price to     Underwriting Fees    Proceeds to
                  Public       and Commissions(1)   Company(1)(2)
                  -----------  -------------------  --------------
Per Debenture     $    10,000  $               800  $        9,200
Minimum Offering  $10,000,000  $           720,000  $    9,280,000
Maximum Offering  $12,000,000  $           790,000  $   11,210,000
------------------------------------------------------------------

(1) The Company will pay the underwriter a commission of 3% of the purchase price of each debenture maturing October 1, 2009, 5% of the purchase price of each debenture maturing October 1, 2011 and 7% of each debenture maturing October 1, 2013, which are sold by the underwriter or participating dealers. In addition, the Company will pay the underwriter a fee equal to of 1% of the aggregate amount of debentures maturing October 1, 2009 and 1% of the aggregate amount of debentures maturing October 1, 2011 and 2013.

(2) Does not include other expenses of the offering payable by the Company, which are estimated to be approximately $130,000. See "Use of Proceeds."

                          ----------------------------

                             Sage, Rutty & Co., Inc.

              The date of this Prospectus is ________________, ____

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. We also have filed a registration statement, including exhibits, which contains more information on our company and the securities offered in this prospectus. You may read and copy this information at the following SEC location:

                              Public Reference Room
                              450 Fifth Street, N.W.
                              Room 1024
                              Washington, D.C. 20549


     You also may obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC's Public Reference Room in Washington, D.C. may be obtained by calling the SEC at 1-800-SEC-0330.

     The SEC also maintains a worldwide website that contains reports, proxy statements and other information about registrants, such as us, that file electronically with the SEC. The address of that website is: http:\\www.sec.gov.

     Purchasers of debentures will be furnished annual consolidated financial statements, including a balance sheet and statements of operations, accompanied by a report of our independent auditors stating that (i) an audit of such financial statements has been made in accordance with auditing principles generally accepted in the United States of America, and (ii) the opinion of the auditors with respect to the financial statements and the accounting principles and practices reflected therein and as to the consistency of the application of the accounting principles generally accepted in the United States of America, and identifying any matters to which the accountants take exception and stating, to the extent practicable, the effect of each such exception on the financial statements.


                                WHO SHOULD INVEST

     The purchase of the debentures involves certain risks and, accordingly, is suitable only for persons or entities of adequate means having no need for liquidity in their investment. We have established a minimum suitability standard which requires that an investor either (i) has a net worth of at least $40,000 (exclusive of home, furnishings and automobiles) and had during his last year or estimates that he will have during his current tax year an annual gross income of at least $40,000, or (ii) has a net worth of at least $100,000 (exclusive of home, furnishings and automobiles), or (iii) that he is purchasing in a fiduciary capacity for a person or entity meeting such conditions. In the case of sales to fiduciary accounts, such conditions must be met by the beneficiary of the account. Where the fiduciary is the donor of the funds for investment, the fiduciary must meet the suitability standards.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements contained in or incorporated by reference into this prospectus constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. You can identify these statements from our use of the words "estimate," "project," "believe," "intend," "anticipate," "expect," "target," "may," and similar expressions. These forward-looking statements may include, among other things: statements relating to our business and growth strategies; statements related to projected growth and financial performance measures; statements related to anticipated effects on results of operations or our financial condition from expected developments or events; and any other statements which are not historical facts.

     Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements express or implied by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results. We discuss these and other uncertainties in the "Risk Factors" section of this prospectus on page 7.

                                     SUMMARY

     The following summary highlights information contained elsewhere in this prospectus. You should read the summary in conjunction with the more detailed information appearing elsewhere in this document.

     The Company.  Intervest Mortgage Corporation, sometimes called Intervest in
     -----------
this document, is a New York corporation which was incorporated in April of 1987. We presently own mortgages on real estate, and intend to acquire additional interests in real estate, including the acquisition and origination of additional mortgages. Our mortgage portfolio is composed predominantly of mortgages on multi-family apartment buildings. We are a wholly-owned subsidiary of Intervest Bancshares Corporation, which is a financial holding company registered under the Bank Holding Company Act of 1956. Intervest Bancshares Corporation is also the parent company of Intervest National Bank, a national bank with its main office in New York, New York and four branch offices in Clearwater, Florida and one in South Pasadena, Florida, and Intervest Securities Corporation, a registered broker-dealer and member firm of the NASD. We maintain our offices at One Rockefeller Plaza, Suite 400, New York, New York 10020-2002, and our telephone number is 212-218-2800.

     Securities  Offered.  $12,000,000  principal  amount  of  Series  __/__/__
     -------------------
Subordinated Debentures in three maturities, as follows: $2,000,000 total principal amount of Subordinated Debentures due October 1, 2009, $4,000,000 total principal amount of Subordinated debentures due October 1, 2011, and $6,000,000 total principal amount of Subordinated Debentures due October 1, 2013. The three maturities will be offered at the same time and purchasers must specify the maturity or maturities they wish to purchase. At the time of purchase, the purchaser may elect to have interest payable quarterly on the first day of each calendar quarter, or to have interest accrue. Interest on the principal amount of the debentures will either be paid or will accrue each calendar quarter at the following interest rates: 6 1/4% for debentures maturing October 1, 2009; 6 1/2% for debentures maturing October 1, 2011; and 7% for debentures maturing October 1, 2013. If the purchaser has elected to have interest accrue, then, in addition to interest accruing on the principal balance, interest will accrue each calendar quarter on the balance of the accrued interest at the same interest rate, with all accrued interest, together with the principal balance, payable at maturity. The debentures will be unsecured obligations and will be subordinated to all of our senior indebtedness. As of March 31, 2005, we had no senior indebtedness. There is no limitation on the amount of senior indebtedness which we may issue. We may issue additional unsecured indebtedness which will be pari passu, or rank equally, with the debentures. The debentures will be redeemable, in whole or in part, at any time at our option. See "Description of Debentures."

     Use  of  Proceeds.  We  will  use  the  net  proceeds  from the sale of the
     -----------------
debentures, after payment of expenses of the Offering, for general corporate purposes, including the origination or purchase of additional mortgages or interests in real estate in accordance with our mortgage investment policy and real estate investment policies. See "Transactions with Management" and "Use of Proceeds."

     Summary Financial Information.  The following summary financial information
     -----------------------------
is qualified in its entirety by the detailed information and financial statements appearing elsewhere in this prospectus.

BALANCE  SHEET  SUMMARY


                                  March 31                       December 31,
                            ------------------  ---------------------------------------------
($in thousands)               2005      2004      2004      2003     2002     2001     2000
                            --------  --------  --------  --------  -------  -------  -------
                                (Unaudited)
Total Assets                $119,455  $120,660  $122,451  $119,578  $97,311  $83,083  $74,860
Cash and Cash Equivalents     26,500    23,420    17,151    25,772   17,946   16,752   19,476
Mortgages - Net               88,084    92,114   100,188    89,116   73,398   62,647   51,992
Total Debenture
 Obligations(2)               92,974    98,249    97,069    99,402   84,751   72,113   64,347
Stockholder's Equity          24,153    19,686    23,527    18,173   11,413    9,847    9,269

___________


INCOME  STATEMENT  SUMMARY(1)

                                          Three Months
                                          Ended March 31,          Year Ended December 31,
                                       -------------------  ----------------------------------------
($in thousands)                          2005      2004      2004    2003    2002    2001   2000(6)
                                       --------  ---------  ------  ------  ------  ------  --------
                                          (Unaudited)
Net Interest Income(3)                 $    765  $     605  $3,085  $3,082  $2,937  $1,776  $ 1,597

Non-Interest Income(4)                    1,402      1,140   4,916   2,799   2,056   1,151      755

Non-Interest Expenses(5)                  1,002        790   3,622   2,626   2,220   1,854    2,111

Income before taxes                       1,165        955   4,379   3,255   2,773   1,073      241

Provision for Income Taxes                  539        442   2,025   1,496   1,207     495      112

Net income                                  626        513   2,354   1,759   1,566     578      129

Ratio of Earnings to fixed charges(7)       1.6        1.5     1.6     1.5     1.4     1.2      1.1

Notes:
-----

(1) Certain reclassifications were made to amounts for 2000 to conform to the current period presentation.
(2)  Includes  obligations  and  accrued  interest  payable  at  maturity.
(3) Includes total interest and fee income, less interest on debentures, and excluding amortization of deferred debenture offering costs.
(4) Includes service agreement income, gain on early repayment of mortgages and other income.
(5) Includes amortization of deferred debenture offering costs, general and administrative expenses and, for 2000, a $382,000 charge for early retirement of certain debentures.
(6) For purposes of this schedule, reclassified to give effect to Financial Accounting Standards Board's Statement No. 145.
(7) The ratio of earnings to fixed charges has been computed by dividing earnings (before the provision for income taxes and fixed charges) by fixed charges. Fixed charges consist of interest incurred during the period and amortization of deferred debenture offering costs.

Risk  Factors.  An  investment  in  the  debentures  involves  certain risks and
-------------
prospective investors should carefully consider the various risk factors. See "Risk Factors."

                                  RISK FACTORS

You should carefully consider the following factors together with the other matters described or incorporated by reference in this prospectus before deciding whether to purchase debentures in this offering.

     WE HAVE NOT YET IDENTIFIED WHAT INVESTMENTS WILL BE MADE WITH THE NET PROCEEDS WE RECEIVE IN THIS OFFERING

     We intend to use the net proceeds of this offering to originate or acquire mortgage interests in conformity with our mortgage investment policies and our past practices. We may also acquire other interests in real properties in accordance with our real estate investment policies. These policies are described later in this document. As of the date of this prospectus, we have not specified uses of the net proceeds. This is customarily referred to as a blind pool. All determinations concerning the use of the net proceeds will be made by our management. Accordingly, there is a greater degree of uncertainty concerning the return on any investments we might make, than would be the case if specific investments were identified. Holders of our debentures will not have the opportunity to evaluate any mortgages or other real property interests that may be acquired with the proceeds of this offering.

     INVESTMENTS IN JUNIOR MORTGAGES MAY BE RISKIER THAN INVESTMENTS IN SENIOR MORTGAGES

     As of March 31, 2005 we owned fifty one (51) junior mortgages, and we may acquire additional junior mortgages in the future. Our junior mortgages constitute approximately 44% of the aggregate principal amount of our mortgages. In the event the owner of mortgaged property securing a junior mortgage owned by us defaults on a senior mortgage secured by the property, the holder of the senior mortgage may independently commence foreclosure proceedings. In the event this occurs, there can be no assurance that we will have funds available to cure the default, assuming this would be our desired course of action, in order to prevent foreclosure. If there is a foreclosure on the senior mortgage, as the owner of the junior mortgage we will only be entitled to share in liquidation proceeds after all amounts due to senior lienholders have been fully paid. Actual proceeds available for distribution upon foreclosure may be insufficient to pay all sums due on the senior mortgage, other senior liens and on our junior mortgage, and the costs and fees associated with such foreclosure.

     RECOVERY  OF  NON-RECOURSE  MORTGAGES  IS  LIMITED  TO  THE PROPERTY ITSELF

     The majority of our mortgages are non-recourse or limited recourse. It is expected that most mortgages that we acquire in the future will be non-recourse or limited recourse as well. Under the terms of non-recourse mortgages, the owner of the property subject to the mortgage has no personal obligation to pay the mortgage note which the mortgage secures. In addition, our mortgages are primarily on multifamily residential properties and our mortgages are not insured by the Federal Housing Administration, the Veterans' Administration or any other governmental agency. Therefore in the event of a default, our ability to recover our investment is solely dependent upon the value of the mortgaged property and the outstanding principal and interest balances of any loans secured by mortgages and liens that are senior in right to us, which must be paid from the net proceeds of any foreclosure proceeding. Any loss we may incur as a result of the foregoing factors may have a material adverse effect on our business, financial condition and results of operations. At March 31, 2005: three of the mortgages in our portfolio (representing approximately 7% of the principal balance in our portfolio) allowed recourse against the mortgagor only with respect to liabilities related to tenant security deposits; and forty eight
(48) of the mortgages (representing approximately 57% of the principal balance in our portfolio) allowed recourse against the mortgagor only with respect to liabilities related to tenant security deposits, proceeds from insurance polices, losses arising under environmental laws and losses resulting from waste or acts of malfeasance. Thirty three (33) loans, representing approximately 35% of the portfolio, are full recourse. The balance of our loans were without any recourse. In addition, at March 31, 2005, twenty nine (29) of our mortgages were guaranteed by third parties.

     WE  MAY COMPETE WITH, AND WE DO PROVIDE SERVICES TO, OUR BANKING AFFILIATES

     We are a wholly-owned subsidiary of Intervest Bancshares Corporation, a financial holding company with one banking subsidiary (the "Bank"). The Bank also originates and acquires mortgages and, from time to time, we may compete with the Bank for mortgage opportunities. In addition, we have an agreement with the Bank whereby we render various services. There are conflicts of interest inherent in all our dealings with our affiliates including:

          - our acquisition of mortgages from affiliates or sale of mortgages or mortgage interests to affiliates,

          - our retention of affiliates to perform services for us, including mortgage servicing,

          -    our  retention  by  affiliates  to perform services for them, and

          - our affiliates being engaged in making loans involving properties that are similar to those underlying our mortgage loans.

     It is unlikely that these conflicts will be resolved by arm's-length bargaining. Matters involving conflicts of interests will be approved or ratified by a majority vote of our board of directors, including a majority of our "independent" directors, who are neither officers nor employees of ours or our affiliates, in attendance at any meeting considering such matters. However, such persons may serve as directors of the company, as well as its affiliates. No assurance can be given that matters involving conflicts of interests will be resolved in the manner most favorable to holders of our debentures, or that we will pursue, or fully pursue, our rights or remedies against our affiliates. Certain of our directors also have other relationships and/or agreements with us. See "Transactions with Management."

     The debentures are not bank deposits. Although we have a bank affiliate, the debentures are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. The debentures may lose value.

     THE DEBENTURES ARE SUBORDINATED TO OTHER INDEBTEDNESS, WHICH COULD LIMIT COLLECTABILITY OF THE DEBENTURES IN THE EVENT OF BANKRUPTCY

     The payment of principal and interest on the debentures is subordinated to the prior payment in full of all of our existing and future senior indebtedness. Consequently, in the event we undergo a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, our assets will be available to pay obligations on the debentures only after all of our senior indebtedness has been paid in full. There may not be sufficient assets remaining to pay amounts due on the debentures after such senior indebtedness has been paid. As of March 31, 2005, we had no senior indebtedness. However, neither the debentures nor the indenture limit or restrict our ability to incur senior indebtedness or indebtedness that is pari passu with the debentures. Indebtedness that is pari passu with the debentures has no priority of payment over and is not subordinated in right of payment to the debentures. Accordingly, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, any assets of ours remaining after payment to lenders of senior indebtedness will be paid pro rata among the holders of the debentures and the holders of pari passu indebtedness.

     THE UNDERWRITER IS NOT OBLIGATED TO PURCHASE THE DEBENTURES, WHICH MAY LIMIT THE NET PROCEEDS WE ACTUALLY RECEIVE IN THIS OFFERING

     No commitment exists on the part of the underwriter to purchase all or any part of the debentures. Consequently, no assurance can be given as to the amount of debentures that will be sold, if any. If at least $10,000,000 of debentures are not sold by ___________, 2005, all subscription funds will be refunded to subscribers, with interest in proportion to the amount paid and without regard to the date paid.

     ABSENCE OF PUBLIC MARKET FOR THE DEBENTURES COULD LIMIT OPPORTUNITIES TO SELL YOUR DEBENTURES IN THE FUTURE

     The debentures are new securities for which there is no trading market. We do not intend to apply for listing of the debentures on any securities exchange or for quotation through an automated quotation system. There is currently no established trading market for previous series of debentures we have issued. Although there are generally no restrictions on the transfer of debentures, the absence of an established trading market makes it more difficult to sell or transfer debentures. There can be no assurance that a market may develop in the future, and there can be no assurance as to the ability of holders of debentures to sell their debentures. If such a market were to exist, the debentures could trade at prices that may be higher or lower than their principal amount depending on many factors, including prevailing interest rates, the market for similar debt instruments and our financial performance.

     WE  HAVE  NOT  SET  ASIDE  FUNDS  TO  PAY  THE  DEBENTURES WHEN THEY MATURE

     There is no sinking fund for retirement of the debentures at or prior to their maturity. We anticipate that principal and accrued interest on the debentures will be paid from our working capital, or from the proceeds of a refinancing of the debentures. However, no assurance can be given that we will have sufficient funds available to pay the debentures at maturity. The debentures are subordinated and unsecured obligations of ours. As a result, if we are unable to pay the debentures at their maturity, your ability to recover the principal amount of the debentures and any outstanding interest may be limited by the terms and amount of our senior indebtedness and pari passu indebtedness.

     OUR ASSETS ARE HEAVILY CONCENTRATED IN MORTGAGES ON PROPERTIES LOCATED IN NEW YORK CITY, AND ACCORDINGLY OUR BUSINESS AND OPERATIONS ARE MORE VULNERABLE TO DOWNTURNS IN THE ECONOMY OF THIS CONCENTRATED GEOGRAPHIC AREA

     Fifty nine (59) of the eighty eight mortgage loans in our portfolio, representing approximately 77% of the principal balance of the portfolio are secured by properties in the City of New York. Of those, thirty eight (38), representing approximately 46% of the principal balance of our portfolio are secured by multi-family properties located in the City of New York. Many of these properties are subject to rent control and rent stabilization laws imposed in the City of New York, which limit the ability of the property owners to increase rents. We anticipate that a substantial portion of the mortgages that we may acquire with the net proceeds of this offering are also likely to be liens on real estate located in the New York metropolitan area. This concentration in the number, type or location of our investments could have a material adverse effect on our business, financial condition or results of operations.

     TERRORIST  ACTS  AND  ARMED  CONFLICTS  MAY  ADVERSELY AFFECT OUR BUSINESS.

     Terrorist acts, such as those that occurred on September 11, 2001, and armed conflicts, such as the war on terrorism, may have an adverse impact on our results of operations and on the economy generally. While these matters have not had a material adverse affect on our business, there can be no assurances as to any future impact.

     OUR BUSINESS WILL SUFFER IF WE DO NOT CONTINUALLY IDENTIFY AND INVEST IN MORTGAGES

     Our success, in large part, depends on our ability to invest most of our assets in mortgages. We may be unable to so invest the optimum percentage of our assets because of a lack of available mortgages that meet our investment criteria. As a result, we may experience lower rates of return from investment of our assets, which could have a material adverse effect on our business, financial condition or results of operations.

     FLUCTUATIONS IN INTEREST RATES AND CREDIT TERMS COULD ADVERSELY AFFECT OUR ABILITY TO COLLECT ON MORTGAGE LOANS HAVING BALLOON PAYMENT FEATURES

     Eighty one (81) of the mortgage loans in our portfolio, representing approximately 92% of the principal balance of our portfolio have balloon payments due at the time of their maturity. We may acquire additional mortgage loans that have balloon payments due at maturity. Volatile interest rates and/or erratic credit conditions and supply of available mortgage funds at the time these mortgage loans mature may cause refinancing by the borrowers to be difficult or impossible, regardless of the market value of the collateral at the time such balloon payments are due. In the event borrowers are unable to refinance these mortgage loans, or in the event borrowers are otherwise unable to make their balloon payments when they become due, such borrowers may default on their mortgage loans, which will have a material adverse effect on our business, financial condition and results of operations.

     COMPETITION MAY AFFECT OUR ABILITY TO GENERATE DESIRED RETURNS ON OUR INVESTMENTS

     We experience significant competition from banks, insurance companies, savings and loan associations, mortgage bankers, pension funds, real estate investment trusts, limited partnerships and other lenders and investors engaged in purchasing mortgages or making real property investments with investment objectives similar in whole or in part to ours. An increase in the general availability of investment funds may increase competition in the making of investments in mortgages and real property. Many of our current and potential competitors have significantly greater financial and marketing resources. These competitors may be able to offer more favorable credit terms to mortgagors simply because of their resources. Such competition may require that we alter our credit terms, including reduced origination fees, lower interest rates or less restrictive covenants, which may result in a reduction in our expected return on investments and increased exposure to defaults, which could have a material adverse effect on our business, financial condition and results of operations.

     HOLDERS  OF OUR DEBENTURES WILL HAVE NO SAY OVER OUR MANAGEMENT AND AFFAIRS

     All decisions with respect to our management will be made exclusively by our officers and directors. Holders of our debentures have no right or power to take part in management. Prospective investors will be entirely reliant on our officers and directors and will not be able to evaluate for themselves the merits of proposed mortgage or other real estate investments. Accordingly, no person should purchase debentures unless he or she is willing to entrust all aspects of our management to our officers and directors. See "Management."

     INVESTMENTS IN MORTGAGES AND OWNERSHIP OF REAL PROPERTY ARE SUSCEPTIBLE TO FACTORS OUTSIDE OUR CONTROL

     All mortgage loans are subject to some degree of risk, including the risk of default by a borrower on the mortgage loan. In addition, an owner of a mortgage may have to foreclose on the mortgage to protect its investment and may thereafter operate the mortgaged property, in which case it is exposed to the risks inherent in the ownership of real estate. A borrower's ability to make payments due under a mortgage loan, and the amount we, as mortgagee, may realize after a default, is dependent upon the risks associated with real estate investments generally, including:

          -    general  or  local  economic  conditions,

          -    neighborhood  values,

          -    interest  rates,

          -    real  estate  tax  rates,

          -    operating  expenses  of  the  mortgaged  properties,

          -    supply  of  and  demand  for  rental  units,

          -    supply  of  and  demand  for  properties,

          - ability to obtain and maintain adequate occupancy of the properties,

          -    zoning  laws,

          -    governmental  rules,  regulations  and  fiscal  policies,  and

          -    acts  of  God

     We have little or no control over these risks. As we expand our mortgage portfolio, we may experience in the future some or all of these risks, which may have a material adverse effect on our business, financial condition and results of operations.

     Certain expenditures associated with real estate equity investments, principally real estate taxes and maintenance costs, are not necessarily decreased by events adversely affecting our income from such investments. Therefore, the cost of operating a real property may exceed the rental income earned from such property, and we may have to advance funds in order to protect our investment or we may be required to dispose of the real property at a loss. The above factors could adversely affect our ability to generate revenues, resulting in reduced levels of profitability.

     IF WE ARE REQUIRED TO FORECLOSE ON MORTGAGES, OUR RETURN ON INVESTMENT MAY BE LESS THAN WE EXPECTED

     In the event we are required to foreclose on a mortgage or otherwise pursue our remedies in order to protect our investment, there can be no assurance that we will recover funds in an amount equal to our projected return on our investment or in an amount sufficient to prevent a loss to us.

     OUR BUSINESS IS AFFECTED BY PREVAILING INTEREST RATES AND THE AVAILABILITY OF FUNDS

     The real estate industry in general and the kinds of investments which we make in particular may be affected by prevailing interest rates, the availability of funds and the generally prevailing economic environment. The direction of future interest rates and the willingness of financial institutions to make funds available for real estate financing in the future is difficult to predict. The real property underlying any mortgages that may be acquired with the proceeds of this offering and the properties underlying our present mortgage loans will also be affected by prevailing economic conditions and the same factors associated with the ownership of real property, which may affect the ability to collect rent and the borrower's ability to repay, respectively. We cannot predict what effect, if any, prevailing economic conditions will have on our ability to make mortgage loans or on the operations of the property subject to our investments.

     PREPAYMENTS  OF  MORTGAGE LOANS COULD REDUCE EXPECTED RETURNS ON INVESTMENT

     Although many of our mortgage loans include penalties for prepayment, fluctuating interest rates may provide an incentive for borrowers to prepay their loans. If we are unable to reinvest the proceeds of such prepayments at the same or higher interest rates, our business, financial condition and results of operations may be adversely affected.

     ANY DIFFICULTY IN ACCESSING ADDITIONAL CAPITAL MAY PREVENT US FROM ACHIEVING OUR BUSINESS OBJECTIVES

     To the extent that our available working capital reserves are not sufficient to defray expenses and carrying costs which exceed our income, it will be necessary to attempt to borrow such amounts. Any required additional financing may be unavailable on terms favorable to us, or at all. If additional financing is not available when required or is not available on acceptable terms, we may be forced to liquidate certain investments on terms which may not be favorable to us. We may also be unable to take advantage of investment opportunities or respond to competitive pressures.

     COMPLIANCE  WITH  ENVIRONMENTAL  LAWS  CAN  BE  COSTLY

     Federal and state statutes impose liability on property owners and operators for the clean-up or removal of hazardous substances found on their property. Courts have extended this liability to lenders who have obtained title to properties through foreclosure or have become involved in managing properties prior to obtaining title. In addition, these statutes allow the government to place liens for environmental liability against the affected properties, which liens are senior in priority to other liens, including mortgages against the properties. We cannot predict what environmental legislation or regulations will be enacted in the future or how existing or future laws or regulations will be administered or interpreted. Enactment of more stringent laws or regulations or more strict interpretation of existing laws and regulations may require expenditures by us which may be material. We intend to monitor such laws and take commercially reasonable steps to protect ourselves from the impact of such laws; however, there can be no assurance that we will be fully protected from the impact of such laws.

                                 USE OF PROCEEDS

     The net proceeds of the offering, after payment of underwriting fees and commissions and offering expenses, are estimated at $11,080,000 if the maximum amount ($12,000,000) of the debentures are sold, and are estimated at $9,150,000 if the minimum amount ($10,000,000) of the debentures are sold. Such proceeds will be held in trust for the benefit of the purchasers of debentures, and only used for the purposes set forth herein. Net proceeds will become part of our working capital and will be used to purchase mortgages or interests in real estate in accordance with our mortgage and real estate investment policies. The following table sets forth the sources and amount of funds which will be available to us upon completion of the offering and the approximate use of said funds.

                           Minimum                     Maximum
                       Offering Amount   Percent   Offering Amount   Percent
                       ----------------  --------  ----------------  --------
SOURCES:
--------

Sale of Debentures     $     10,000,000    100.0%  $     12,000,000    100.0%
                       ================  ========  ================  ========

USES OF PROCEEDS:
-----------------

Underwriting fees and
  commissions                   720,000      7.2%           790,000      6.6%
Offering expenses               130,000      1.3%           130,000      1.1%
Working Capital               9,150,000     91.5%        11,080,000     92.3%
                       ----------------  --------  ----------------  --------
Total                  $     10,000,000    100.0%  $     12,000,000    100.0%
                       ================  ========  ================  ========


     Pending investment of the net proceeds as specified above, we plan to invest such proceeds in highly liquid sources, such as interest-bearing bank accounts, bank certificates of deposit or other short term money market instruments. It is presently anticipated that such short term investments would be for a period not in excess of six months, although such time could be extended if appropriate mortgages or other interests in real estate are not identified for investment.

     It is presently anticipated that specified mortgage and/or real estate investments will be identified over the course of approximately six months after the completion of the offering. Selected investments will meet the criteria and characteristics embodied in our present investment policies. See "History of Business - Real Estate Investment Policies and Mortgage Investment
Policy." It is not anticipated that any single investment will be in an amount which exceeds ten percent (10%) of our total assets. In no event, will more than ten percent (10%) of the proceeds be used to acquire equity interests in unimproved and/or non-income-producing property.

     In the event that any real estate that may be acquired is subsequently resold or refinanced, any proceeds received therefrom will become part of our working capital and will be available for reinvestment. Any fees or commissions paid by us to affiliates, or received by us from our affiliates, in connection with any such resale or refinancing, will be on terms that management believes are comparable with those that would be paid to unaffiliated parties. See "Transactions with Management and Affiliates."

                               MARKET INFORMATION

     We are a wholly-owned subsidiary of Intervest Bancshares Corporation, so there is no established trading market for our common stock.

                                 CAPITALIZATION

     The following table sets forth the capitalization of Intervest as of March 31, 2005, and as adjusted to give effect to the sale of the debentures offered hereby:

                                                  AS ADJUSTED
                                              MINIMUM      MAXIMUM
                                At March
                                31, 2005      Offering     Offering
                              ------------  ------------  ------------
                              (Unaudited)          (Unaudited)
Long Term Debt:

Debenture Interest Payable
    at Maturity               $  6,724,000  $  6,724,000  $  6,724,000
Outstanding Debentures          86,250,000    86,250,000    86,250,000
Debentures Offered                   -----    10,000,000    12,000,000
                              ------------  ------------  ------------
                                92,974,000   102,974,000   104,974,000
                              ------------  ------------  ------------

Stockholder's Equity:
Common Stock, No Par Value,
    200 shares authorized,
    100 shares issued and
    outstanding                  2,100,000     2,100,000     2,100,000
  Additional Paid-in Capital    11,510,000    11,510,000    11,510,000
  Retained Earnings             10,543,000    10,543,000    10,543,000
                              ------------  ------------  ------------
  Total Stockholder's Equity    24,153,000    24,153,000    24,153,000
                              ------------  ------------  ------------
      Total Capitalization    $117,127,000  $127,127,000  $129,127,000
                              ============  ============  ============

____________

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     Intervest Mortgage Corporation and its wholly owned subsidiaries, Intervest Distribution Corporation and Intervest Realty Servicing Corporation (hereafter referred to as the "Company" on a consolidated basis), are engaged in the real estate business, including the origination and purchase of real estate mortgage loans, consisting of first mortgage and junior mortgage loans.

     Intervest Bancshares Corporation (which is a financial holding company and hereafter referred to as the "Parent Company") owns 100% of the capital stock of the Company. The Company's executive officers are directors of the Company and are also officers, directors and principal shareholders of the Parent Company. In addition to Intervest Mortgage Corporation, the Parent Company also owns Intervest National Bank (a national bank with its headquarters and full-service banking office in Rockefeller Center, New York City, and four full-service banking offices in Clearwater, Florida and one in South Pasadena, Florida) and Intervest Securities Corporation (a broker/dealer that is an NASD and SIPC member firm also located in Rockefeller Center, New York City). Intervest Securities Corporation participates as a selected dealer from time to time in the Company's offerings of debentures.

     The Company has historically invested primarily in short-term real estate mortgage loans secured by income producing real property that mature within approximately five years. The properties to be mortgaged are inspected by representatives of the Company and mortgage loans are made only on those types of properties where management is knowledgeable as to operating income and expense. The Company generally relies upon management in connection with the valuation of properties. From time to time, however, it may engage independent appraisers and other agents to assist in determining the value of income-producing properties underlying mortgages, in which case the costs associated with such services are generally paid by the mortgagor. The Company does not finance new construction. While the Company has not previously made acquisitions of real property, it may also, from time to time, acquire interests in real property, including fee interests.

     Certain entities affiliated with the Company are engaged in limited real estate lending activities involving properties that are similar to those underlying the Company's mortgage loans and, in that regard, may be considered to be competing with the Company.

     The Company has a servicing agreement with Intervest National Bank to provide origination services which include: the identification of potential properties and borrowers; the inspection of properties constituting collateral for such loans; the negotiation of terms and conditions of such loans in accordance with underwriting standards established by Intervest National Bank; preparing commitment letters and coordinating the loan closing process. This agreement renews annually unless terminated by either party. The services under the agreement are performed by Company personnel and the expenses associated with the performance of the services are borne by the Company.

     The Company's mortgage portfolio is composed predominantly of mortgages on multi-family residential properties, many of which are subject to applicable rent control and rent stabilization statutes and regulations. In both cases, any increases in rent are subject to specific limitations. As such, properties of the nature of those constituting the most significant portion of the Company's mortgage portfolio are not affected by the general movement of real estate values in the same manner as other income-producing properties.

     The prepayment of mortgage loans tends to increase during periods of declining interest rates and tends to decrease during periods of increasing interest rates. Certain of the Company's mortgages include prepayment provisions, and others prohibit prepayment of indebtedness entirely. As of March 31, 2005, of the eighty eight (88) mortgages in the portfolio: three allow prepayment without a fee payment; three prohibit prepayment; forty (40) permit prepayment only after passage of a specific period, with fees of 1% or 31 days
interest on thirty nine (39) of these loans;   and forty two (42) permit
prepayment after payment of fees ranging from 0.5% up to 4% of the principal balance.

     The Company's profitability depends on its net interest income, which is the difference between interest income generated from its mortgage loans and the interest expense, inclusive of amortization of offering costs, incurred on its debentures. The Company's profitability is also affected by its noninterest income and expenses, provision for loan losses and income tax expense. Noninterest income consists of fee income from providing mortgage loan origination and other services to Intervest National Bank as well as loan service charges and prepayment income generated from the Company's loan portfolio. Noninterest expense consists mainly of compensation and benefits expense, occupancy expenses, professional fees, insurance expense and other operating expenses.

     The Company's profitability is significantly affected by general economic and competitive conditions, changes in market interest rates, government policies and actions of regulatory authorities. Since the properties underlying the Company's mortgages tend to be concentrated in the New York City area, the economic conditions in that area also have an impact on the Company's operations. Additionally, terrorist acts, such as those that occurred on September 11, 2001, and armed conflicts, such as the war on terrorism, may have an adverse impact on economic conditions.

CRITICAL ACCOUNTING POLICIES

     An accounting policy is deemed to be "critical" if it is important to a company's results of operations and financial condition, and requires significant judgment and estimates on the part of management in its application. The preparation of financial statements and related disclosures in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect certain amounts reported in the financial statements and related disclosures. Actual results could differ from these estimates and assumptions. The Company believes that the estimates and assumptions used in connection with the amounts reported in its financial statements and related disclosures are reasonable and made in good faith. The Company believes that currently its most critical accounting policy relates to the determination of its allowance for mortgage loan losses. For a further discussion of this policy as well as all of the Company's significant accounting policies, see note 1 to the consolidated financial statements.

COMPARISON OF FINANCIAL CONDITION AT MARCH 31, 2005 AND DECEMBER 31, 2004

     Total assets at March 31, 2005 decreased to $119,455,000, from $122,451,000 at December 31, 2004. The decrease reflected a $12,290,000 decrease in mortgage loans outstanding, mostly offset by a $9,349,000 increase in cash and cash equivalents and the application of cash to the redemption at maturity of $2,600,000 subordinated debentures outstanding and $1,495,000 of interest payable on subordinated debentures.

     Cash and cash equivalents amounted to $26,500,000 at March 31, 2005, compared to $17,151,000 at December 31, 2004. The increase reflected a higher level of non-interest-bearing funds and short-term commercial paper investments, partially offset by a lower level of balances maintained in money market accounts. Cash equivalents of $14,100,000 at March 31, 2005 were used on April 1, 2005 to repay maturing subordinated debentures and related accrued interest.

     Mortgage loans receivable, net of unearned income and allowance for mortgage loan losses, amounted to $88,084,000 at March 31, 2005, compared to $100,188,000 at December 31, 2004. The decrease was due to repayments exceeding new mortgage loan originations during the period.

     At March 31, 2005 and December 31, 2004, one loan with a principal balance of $179,000 was on nonaccrual status. This loan was considered impaired under the criteria of SFAS No.114. A specific valuation allowance was not maintained at any time since the Company believes the estimated fair value of each of the underlying properties is greater than the Company's recorded investment.

     The allowance for loan losses amounted to $332,000 at March 31, 2005 and December 31, 2004. The adequacy of the allowance is evaluated monthly with consideration given to a number of factors, which are discussed in note 1 to the consolidated financial statements in the report on form 10-K for the year ended December 31, 2004. Although management believes it uses the best information available to make determinations with respect to the need for and amount of the allowance, future adjustments may be necessary if economic conditions or other factors differ from those assumed.

     Deferred subordinated debenture offering costs, net of accumulated amortization, decreased to $3,034,000 at March 31, 2005, from $3,271,000 at December 31, 2004. The decrease was due to normal amortization.

     Total liabilities at March 31, 2005 decreased to $95,302,000, from $98,924,000 at December 31, 2004 largely due to a lower level of subordinated debentures outstanding and debenture interest payable relating to the maturity of Series 11/10/1998 debentures.

     Subordinated debentures outstanding at March 31, 2005 decreased to $86,250,000, from $88,850,000 at December 31, 2004. The decrease was due to the payment at maturity of Series 11/10/98 subordinated debenture in the principal amount of $2,600,000.

     Subordinated debentures interest payable decreased to $6,724,000 at March 31, 2005, from $8,219,000 at December 31, 2004, primarily due to the payment of accrued interest on Series 11/10/98 of $1,859,000, partially offset by the accrual of interest on the balance of the subordinated debentures outstanding.

     Mortgage escrow funds increased to $1,784,000 at March 31, 2005, from $1,644,000 at December 31, 2004. The increase was primarily due to the ongoing accumulation of funds for the semi annual scheduled tax payments in the second quarter. This increase was partially offset by escrow deposits returned to borrowers on the loans that were paid off during the three-month period ended March 31, 2005. Mortgage escrow funds payable represent advance payments made to the Company by the borrowers for taxes, insurance and other charges that are remitted by the Company to third parties.

     Stockholder's equity increased to $24,153,000 at March 31, 2005, from $23,527,000 at year-end 2004. The increase was due to net income of $626,000 for the three-months ended March 31, 2005.

COMPARISON OF FINANCIAL CONDITION AT DECEMBER 31, 2004 AND DECEMBER 31, 2003

        Total assets at December 31, 2004 increased to $122,451,000, from $119,578,000 at December 31, 2003. The increase is reflected in new mortgage loans, partially offset by a decrease in cash and cash equivalents.

     Cash and cash equivalents decreased to $17,151,000 at December 31, 2004, from $25,772,000 at December 31, 2003 due primarily to a lower level of short-term investments. Mortgage loans receivable, net of unearned income and allowance for loan losses, amounted to $100,188,000 at December 31, 2004, compared to $89,116,000 at December 31, 2003. The growth reflected new originations, partially offset by principal repayments.

     At December 31, 2004, one loan with a principal balance of $179,000 was on nonaccrual status, compared to two loans with an aggregate principal balance of $1,057,000 at December 31, 2003. These loans were considered impaired under the criteria of SFAS No.114. However a specific valuation allowance was not maintained at any time since the Company believes the estimated fair value of each of the underlying properties is greater than its recorded investment.

     The allowance for loan losses amounted to $332,000 at December 31, 2004, compared to $191,000 at December 31, 2003. The increase reflected a $141,000 provision resulting from an increase in loans outstanding during 2004. The increased provision was also the result of management's decision to increase the allowance for loan losses by five basis points on the entire portfolio based upon the increase in mortgage loans outstanding. The adequacy of the allowance is evaluated monthly with consideration given to a number of factors, which are discussed in note 1 to the consolidated financial statements. Although management believes it uses the best information available to make determinations with respect to the need for and amount of the allowance, future adjustments may be necessary if economic conditions or other factors differ from those assumed.

     Deferred debenture offering costs, net of accumulated amortization, increased to $3,271,000 at December

31,2004, from $2,851,000 at December 31, 2003. The increase was primarily due to $1,554,000 of additional deferred costs associated with issuing new debentures, partially offset by normal amortization.

     Total liabilities at December 31, 2004 decreased to $98,924,000, from $101,405,000 at December 31, 2003. The decrease primarily reflected a lower level of debenture interest payable, partially offset by an increase in subordinated debentures payable.

     Subordinated debentures payable increased to $88,850,000 at December 31, 2004 from $87,350,000 at December 31, 2003. The increase was due to the issuance of Series 11/28/03 and 6/7/04 debentures totaling $21,500,000 in principal amount. The sales, after underwriter's commissions and other issuance costs, resulted in net proceeds of $19,924,000. The new debentures were offset by Series 5/12/95 debentures that were redeemed on March 1, 2004 (principal of $9,000,000 and accrued interest of $2,749,000), Series 6/28/99 debentures (due 7/1/04) that matured and were retired on 7/1/04 (principal of $2,000,000 and accrued interest of $980,000) and Series 10/19/95 debentures (principal of $9,000,000 and accrued interest of $2,133,000)that matured and were retired on 10/01/04.

     At December 31, 2004, debenture interest payable at maturity amounted to $8,219,000, compared to $12,052,000 at year-end 2003. The decrease was due to the repayment of interest resulting from the maturity or early redemption of debentures, partially offset by the normal accrual of interest on outstanding debentures. Nearly all of the accrued interest payable at December 31, 2004 is due and payable at the maturity of the various debentures.

     Stockholder's equity increased to $23,527,000 at December 31, 2004, from $18,173,000 at December 31, 2003 due to net income of $2,354,000 and capital contributions from the Parent Company totaling $3,000,000.

COMPARISON OF RESULTS OF OPERATIONS FOR THE QUARTERS ENDED MARCH 31, 2005 AND
2004

     The Company's net income increased $113,000 to $626,000 in the first quarter of 2005 from $513,000 for the first quarter of 2004. The increase was primarily due to a $490,000 increase in servicing fee income received from Intervest National Bank, a $104,000 decrease in interest on debentures and a $56,000 increase in total interest and fee income, partially offset by a $271,000 increase in general and administrative expenses, a $184,000 decrease in gain on early repayment of mortgages, and a $97,000 increase in income tax expense.

     The following table provides information on average assets, liabilities and stockholders' equity; yields earned on interest-earning assets; and rates paid on interest-bearing liabilities for the first quarter of 2005 and 2004. The yields and rates shown are based on a computation of income/expense (including any related fee income or expense) for each year divided by average interest-earning assets/interest-bearing liabilities during each year. Average balances are derived from daily balances. Net interest margin is computed by dividing net interest and dividend income by the average of total interest-earning assets during each year.

                                                           For the Three-Months Ended March 31,
                                                           ------------------------------------
                                                          2005                               2004
                                             ---------------------------------  ---------------------------------
                                             Average    Interest     Annual     Average    Interest     Annual
($in thousands)                              Balance   Inc./Exp.   Yield/Rate   Balance   Inc./Exp.   Yield/Rate
-----------------------------------------------------------------------------------------------------------------
                Assets
Mortgage loans receivable                    $ 95,405  $    2,289        9.73%  $ 90,518  $    2,250       10.00%
Short-term investments                         18,420         103        2.27     27,461          86        1.26
-----------------------------------------------------------------------------------------------------------------
Total interest-earning assets                 113,825  $    2,392        8.52%   117,979  $    2,336        7.96%
-----------------------------------------------------------------------------------------------------------------
Noninterest-earning assets                      3,967                              6,624
-----------------------------------------------------------------------------------------------------------------
Total assets                                 $117,792                           $124,603
-----------------------------------------------------------------------------------------------------------------


    Liabilities and Stockholders' Equity
Debentures and accrued interest payable      $ 91,907  $    1,897        8.37%  $103,554  $    2,020        7.84%
Noninterest-bearing liabilities                 2,034                              2,271
Stockholder's equity                           23,851                             18,778
-----------------------------------------------------------------------------------------------------------------
                                             $117,792                           $124,603

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
-----------------------------------------------------------------------------------------------------------------
Net interest income                                    $      495                         $      316
-----------------------------------------------------------------------------------------------------------------
Net interest-earning assets/margin           $ 21,917                    1.76%  $ 14,425                    1.08%
-----------------------------------------------------------------------------------------------------------------
Ratio of total interest-earning assets
  to total interest-bearing liabilities         1.24x                              1.14x
-----------------------------------------------------------------------------------------------------------------

     Net interest income is a major source of the Company's revenues and is influenced primarily by the amount, distribution and repricing characteristics of its interest-earning assets and interest-bearing liabilities as well as by the relative levels and movements of interest rates.

     Net interest income amounted to $495,000 in the first quarter of 2005, compared to $316,000 in the first quarter of 2004. The increase in net interest income was due to a higher net interest margin. The increase in the margin to 1.76% in the first quarter of 2005 from 1.08% in the first quarter of 2004 was due to an increase in higher yielding mortgage loans of $4,887,000, offset by a decrease in significantly lower yielding short-term investments of $9,041,000. The increase in the yield on earning assets was mostly offset by an increase in the yield on subordinated debentures.

     The Company's yield on interest-earning assets increased 56 basis points to 8.52% in the first quarter of 2005 due to the effect of an increase in the prime rate which was 175 basis points higher at the end of the first quarter of 2005 than it was in the first quarter of 2004 and a reduction in lower yielding short-term investments. The cost of debentures increased 53 basis points to 8.37% in the first quarter of 2005 largely due to the effect of the increase in the prime rate on floating-rate debentures. These debentures were indexed to the JPMorgan Chase Bank prime rate at the beginning of the quarter and therefore had a higher interest rate in the first quarter of 2005 than 2004.

     Servicing agreement income increased to $1,332,000 in the first quarter of 2005, from $842,000 in the same period of 2004. The increase of $490,000 was the result of increased loan origination services provided to Intervest National Bank.

     Gain on early repayment of mortgages decreased to $49,000 in the first quarter of 2005, from $233,000 in the first quarter of 2004. The decrease of $184,000 was the result of two large lockout interest payments received in the first quarter of 2004 and an overall decrease in the number of loans that were repaid prior to maturity in the first quarter of 2005. The Company receives lockout interest when the borrower prepays a loan prior to the date specified in the mortgage. In such cases the borrower pays interest from the prepayment date through the lockout date.

     There was no provision for loan losses in the first quarter of 2005, compared to $40,000 in the first quarter of 2004. A provision was not recorded in the first quarter ended March 31, 2005 based upon management review of the mortgage loan portfolio and its conclusion that no additional provision was required.

     General and administrative expenses increased to $732,000 in the first quarter of 2005, from $461,000 in the same period of 2004, largely due to the increase in salaries and employee benefits expenses, occupancy expenses, and the commencement of a management fee that is paid by the Company to the Parent Company.

     Salaries and employee benefits expense increased $183,000 due to bonuses and salary increases, an increase in staff and a higher cost of employee benefits. The Company had 18 full time employees during the first quarter of 2005, compared to 17 full time employees during the first quarter of 2004.

     Occupancy expenses increased $39,000 due to a rent increase associated with the Company's move to new office space. The Company shares office space, under an informal agreement, with its Parent Company which leases the entire fourth floor, approximately 21,500 square feet, of One Rockefeller Plaza in New York City. This lease expires March 2014. The Company occupies approximately one half of the space. The Company's share of the rent and related expenses amounts to approximately $36,000 per month in 2005. The lease on the Company's former space expired in September 2004 and the Company's obligation to pay approximately $22,000 per month ended in September 2004.

     Beginning in the third quarter of 2004, the Company commenced paying a management fee to the Parent Company of $37,500 per quarter. The Parent Company provides services related to corporate finance and planning and intercompany administration, and acts as a liaison for the Company in various corporate matters. There was no management fee in the first quarter of 2004.

     The provision for income taxes for the quarter ended March 31, 2005 amounted to $539,000, compared to $442,000 in the first quarter ended March 31, 2004. The provision represented approximately 46% of pretax income for both periods. The Company files consolidated Federal, New York State and New York City income tax returns with its Parent Company.


COMPARISON OF RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2004 AND
2003

     The Company's net income increased by $595,000 to $2,354,000 in 2004 from $1,759,000 in 2003. The increase was primarily due to a $1,919,000 increase in service fee income received from Intervest National Bank and a $627,000 increase in interest and fee income on mortgage loans, partially offset by a $764,000 increase in general and administrative expenses, a $624,000 increase in interest on debentures and a $529,000 increase in income tax expense.

     The following table provides information on average assets, liabilities and stockholders' equity; yields earned on interest-earning assets; and rates paid on interest-bearing liabilities for 2004 and 2003. The yields and rates shown are based on a computation of income/expense (including any related fee income or expense) for each year divided by average interest-earning assets/interest-bearing liabilities during each year. Average balances are derived from daily balances. Net interest margin is computed by dividing net interest and dividend income by the average of total interest-earning assets during each year.

                                                            For the Year Ended December 31,
                                                            -------------------------------
                                                          2004                           2003
                                             -----------------------------  -----------------------------
                                             Average    Interest   Yield/   Average    Interest   Yield/
($in thousands)                              Balance   Inc./Exp.    Rate    Balance   Inc./Exp.    Rate
---------------------------------------------------------------------------------------------------------
                 Assets
Mortgage loans receivable (1)                $102,789  $    9,657    9.40%  $ 91,123  $    9,066    9.95%
Short-term investments                         16,167         239    1.48     13,502         203    1.50
---------------------------------------------------------------------------------------------------------
Total interest-earning assets                 118,956  $    9,896    8.32%   104,625  $    9,269    8.86%
---------------------------------------------------------------------------------------------------------
Noninterest-earning assets                      4,551                          3,659
---------------------------------------------------------------------------------------------------------
Total assets                                 $123,507                       $108,284
---------------------------------------------------------------------------------------------------------

    Liabilities and Stockholders' Equity
Debentures and accrued interest payable      $100,022  $    7,945    7.94%  $ 92,172  $    7,140    7.75%
Noninterest-bearing liabilities                 2,486                          1,858
Stockholders' equity                           20,999                         14,254
---------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity   $123,507                       $108,284
---------------------------------------------------------------------------------------------------------
Net interest income                                    $    1,951                     $    2,129
---------------------------------------------------------------------------------------------------------
Net interest-earning assets/margin           $ 18,934                1.64%  $ 12,453                2.03%
---------------------------------------------------------------------------------------------------------
Ratio of total interest-earning assets
  to total interest-bearing liabilities         1.19x                          1.13x
---------------------------------------------------------------------------------------------------------

(1)  Mortgage  loans  receivable  include  non-performing  loans.

     Net interest income is a major source of the Company's revenues and is influenced primarily by the amount, distribution and repricing characteristics of its interest-earning assets and interest-bearing liabilities as well as by the relative levels and movements of interest rates.

     Net interest income amounted to $1,951,000 in 2004, compared to $2,129,000 in 2003. The decrease in net interest income was due to a lower net interest margin, partially offset by growth in the Company's total interest-earning assets. The decrease in the margin to 1.64% in 2004 from 2.03% in 2003 was due to the Company's yield on interest-earning assets decreasing without an offsetting decrease in its cost of subordinated debentures. The growth in average assets consisted of an increase in mortgage loans of $11,666,000 and short-term investments of $2,665,000, funded by new debentures of $7,850,000 and a $6,745,000 increase in average stockholders' equity.

     During 2004, the Company continued to operate in a refinancing environment where higher rate loans were paid off and lower rate loans were originated for its portfolio. This contributed to a reduction in net interest income, the effects of which were partially offset by an increase in gain on the early repayment of mortgages.

     The Company's yield on interest-earning assets decreased 54 basis points to 8.32% in 2004 due to lower rates on new mortgage loans originated and prepayments of higher-yielding loans. The cost of debentures increased 19 basis points to 7.94% in 2004 largely due to the redemption of Series 5/12/95 and Series 10/19/95 floating-rate debentures totaling $18,000,000. These debentures were indexed to the JPMorgan Chase Bank prime rate and had an interest rate of between 4.00% and 4.75% at the time of redemption.

     Servicing agreement income increased to $4,262,000 in 2004, from $2,343,000 in 2003. The increase of $1,919,000 was the result of increased loan origination services provided to Intervest National Bank.

     Gain on early repayment of mortgages increased to $447,000 in 2004, from $260,000 in 2003. The increase of $187,000 was the result of an increase in the number of loans that were repaid prior to maturity in the 2004 compared to 2003.

     The provision for loan losses was $141,000 in 2004, compared to $90,000 in 2003. The higher provision reflected an increase in loans outstanding during 2004 as well as a five basis point increase in 2004 in the amount of allowance maintained on the entire portfolio.

     General and administrative expenses increased to $2,347,000 in 2004, from $1,583,000 in 2003, largely due to increases in salaries and employee benefits expenses, occupancy expenses, professional fees and directors' fees, and the commencement of a management fee that is paid by the Company to the Parent Company.

     Salaries and employee benefits expense increased $353,000 due to an increase in staff, a higher cost of employee benefits, bonus payments and salary increases. The Company had 17 fulltime employees at December 31, 2004 versus 16 at December 31, 2003.

     Occupancy expenses increased $257,000 due to the payment of additional rent on the Company's new office space. The Company shares, under an informal agreement, office space with its Parent Company which leases the entire fourth floor, approximately 21,500 square feet, of One Rockefeller Plaza in New York City. This lease expires March 2014. The Company occupies approximately one half of the space. The Company's share of the rent and related expenses was approximately $35,000 per month in 2004. The lease on the Company's former space expired in September 2004 and the Company's obligation to pay approximately $22,000 per month ended in September 2004.

     Beginning in the third quarter of 2004, the Company commenced paying a management fee to the Parent Company of $37,500 per quarter. There was no management fee in 2003. Professional fees increased by $23,000 due to higher audit fees. Director fees increased by $40,000 due to higher fees paid to directors for each board and committee meeting attended. The fees were increased in June 2003 and October 2004.

     The provision for income taxes amounted to $2,025,000 and $1,496,000 in 2004 and 2003, respectively. The provision represented 46% of pretax income for 2004 and 2003. The Company files consolidated Federal, New York State and New York City income tax returns with its Parent Company.

COMPARISON OF RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2003 AND
2002

     The Company's net income increased $193,000 to $1,759,000 in 2003 from $1,566,000 in 2002. The increase was primarily due to a $746,000 increase in service fee income received from Intervest National Bank, partially offset by a $289,000 increase in income tax expense and a $251,000 increase in general and administrative expenses.

     The following table provides information on average assets, liabilities and stockholders' equity; yields earned on interest-earning assets; and rates paid on interest-bearing liabilities for 2003 and 2002. The yields and rates shown are based on a computation of income/expense (including any related fee income or expense) for each year divided by average interest-earning assets/interest-bearing liabilities during each year. Average balances are derived from daily balances. Net interest margin is computed by dividing net interest and dividend income by the average of total interest-earning assets during each year:

                                                            For the Year Ended December 31,
                                                            -------------------------------
                                                          2003                           2002
                                             -----------------------------  -----------------------------
                                             Average    Interest   Yield/   Average    Interest   Yield/
($in thousands)                              Balance   Inc./Exp.    Rate    Balance   Inc./Exp.    Rate
---------------------------------------------------------------------------------------------------------
               Assets
Mortgage loans receivable (1)                $ 91,123  $    9,066    9.95%  $ 71,346  $    8,131   11.40
Short-term investments                         13,502         203    1.50     15,473         289    1.87%
---------------------------------------------------------------------------------------------------------
Total interest-earning assets                 104,625  $    9,269    8.86%    86,819  $    8,420    9.70%
---------------------------------------------------------------------------------------------------------
Noninterest-earning assets                      3,659                          3,000
---------------------------------------------------------------------------------------------------------
Total assets                                 $108,284                       $ 89,819
---------------------------------------------------------------------------------------------------------

    Liabilities and Stockholders' Equity
Debentures and accrued interest payable      $ 92,172  $    7,140    7.75%  $ 77,742  $    6,288    8.09%
Noninterest-bearing liabilities                 1,858                          1,488
Stockholders' equity                           14,254                         10,589
---------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity   $108,284                       $ 89,819
---------------------------------------------------------------------------------------------------------
Net interest income                                    $    2,129                     $    2,132
---------------------------------------------------------------------------------------------------------
Net interest-earning assets/margin           $ 12,453                2.03%  $  9,077                2.46%
---------------------------------------------------------------------------------------------------------
Ratio of total interest-earning assets
  to total interest-bearing liabilities         1.13x                          1.12x
---------------------------------------------------------------------------------------------------------

   Mortgage  loans  receivable  include  non-performing  loans.

     Net interest income amounted to $2,129,000 in 2003, compared to $2,132,000 in 2002. The growth in average interest-earning assets was offset by the Company's yield on interest-earning assets decreasing at a faster pace than its cost of debentures. The growth in average assets consisted of net new mortgage loans of $19,777,000 funded primarily by new debentures of $14,430,000 and a $3,665,000 increase in average stockholders' equity.

     The yield on interest-earning assets decreased 84 basis points to 8.86% in 2003 due to lower rates on new mortgage loans originated, prepayments of higher-yielding loans and lower yields earned on short-term investments. The cost of debentures decreased 34 basis points to 7.75% in 2003 largely due to lower rates paid on $41,500,000 of floating-rate debentures. These debentures are indexed to the JPMorgan Chase Bank prime rate, which decreased by a total of 25 basis points from December 2002.

     Servicing agreement income from Intervest National Bank increased to $2,343,000 in 2003, from $1,597,000 in 2002. The increase of $746,000 was due to increased  loan  origination  services  provided  to  the  bank.

     General and administrative expenses aggregated $1,583,000 in 2003, compared to $1,332,000 in 2002. The increase of $251,000 was primarily the result of an increase in salary expense of $149,000 (resulting from additional staff, salary increases and a higher cost of benefits) and a $45,000 increase in occupancy expense, primarily due to additional rented space and higher lease escalation costs.

     The provision for income taxes amounted to $1,496,000 and $1,207,000 in 2003 and 2002, respectively. The provision represented 46% and 44% of pretax income for 2003 and 2002, respectively.

LIQUIDITY AND CAPITAL RESOURCES

     The Company manages its liquidity position on a daily basis to assure that funds are available to meet its operations, lending commitments and the repayment of debentures. The Company's principal sources of funds have consisted of borrowings (through the issuance of its subordinated debentures), mortgage repayments and cash flow generated from ongoing operations. From time to time, the Company also receives capital contributions from the Parent Company. For additional information about the cash flows from the Company's operating, investing and financing activities, see the consolidated statements of cash flows in this report.


     At March 31, 2005, the Company had commitments outstanding to lend of $4,540,000. If all these commitments were to close, they would be funded by the combination of cash on hand and from the scheduled maturities of existing loans. For the remaining nine months of 2005, the Company is required to repay $26,500,000 of principal and $3,425,000 of accrued interest on its subordinated debentures. Of these amounts, $11,750,000 of principal and $2,302,000 of interest were due and repaid on April 1, 2005. The Company expects to repay these subordinated debentures and related accrued interest from scheduled maturities of existing mortgage loans, cash generated from ongoing operations and cash on hand. The Company considers its current liquidity and sources of funds sufficient to satisfy its outstanding lending commitments and its maturing liabilities.

     In April of 2005, the Company issued its Series 3/21/05 Subordinated Debentures in the principal amount of $14,000,000. Net proceeds, after offering costs, amounted to $12,976,000.

OFF-BALANCE SHEET COMMITMENTS

     Commitments to extend credit amounted to $4,540,000 at March 31, 2005, of which nearly all will either close or expire in 2005. The Company issues commitments to extend credit in the normal course of business, which may involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the consolidated balance sheets. Commitments to extend credit are agreements to lend funds under specified conditions. Such commitments generally have fixed expiration dates or other termination clauses and may require payment of fees. Since some of the commitments are expected to expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements.

CONTRACTUAL OBLIGATIONS

     The table below summarizes the Company's contractual obligations as of March 31, 2005.

                                                           Due In
                                            ---------------------------------------
                                                    2006 and   2008 and   2010 and
($in thousands)                    Total    2005      2007       2009       Later
-----------------------------------------------------------------------------------
Subordinated debentures payable   $86,250  $26,500  $  16,000  $  21,250  $  22,500
Debenture interest payable          6,724    3,425      2,095        940        264
-----------------------------------------------------------------------------------
                                  $92,974  $29,925  $  18,095  $  22,190  $  22,764
-----------------------------------------------------------------------------------

ASSET AND LIABILITY MANAGEMENT

     Interest rate risk arises from differences in the repricing of assets and liabilities within a given time period. The Company does not engage in trading or hedging activities and does not invest in interest-rate derivatives or enter into interest rate swaps.

     The Company uses "gap analysis," which measures the difference between interest-earning assets and interest-bearing liabilities that mature or reprice within a given time period, to monitor its interest rate sensitivity. An asset or liability is normally considered to be interest-rate sensitive if it will reprice or mature within one year or less. The interest-rate sensitivity gap is the difference between interest-earning assets and interest-bearing liabilities scheduled to mature or reprice within a one-year time period. A gap is considered positive when the amount of interest rate-sensitive assets exceeds the amount of interest rate-sensitive liabilities. Conversely, a gap is considered negative when the opposite is true.

     During a period of rising interest rates, a negative gap would tend to adversely affect net interest income, while a positive gap would tend to result in an increase in net interest income. During a period of falling interest rates, a negative gap would tend to result in an increase in net interest income, while a positive gap would tend to adversely affect net interest income. If the repricing of the Company's assets and liabilities were equally flexible and moved concurrently, the impact of any increase or decrease in interest rates on net interest income would be minimal.

     A simple interest rate gap analysis by itself may not be an accurate indicator of how net interest income will be affected by changes in interest rates for the following reasons. Income associated with interest-earning assets and costs associated with interest bearing liabilities may not be affected uniformly by changes in interest rates. In addition, the magnitude and duration of changes in interest rates may have a significant impact on net interest income. For example, although certain assets and liabilities may have similar maturities or periods of repricing, they may react in different degrees to changes in market interest rates. Interest rates on certain types of assets and liabilities fluctuate in advance of changes in general market interest rates, while interest rates on other types may lag behind changes in market rates. The ability of many borrowers to service their debts also may decrease in the event of an interest-rate increase.

     The Company has a "floor," or minimum rate, on many of its floating-rate loans that is determined in relation to prevailing market rates on the date of origination. This floor only adjusts upwards in the event of increases in the loan's interest rate. This feature reduces the effect on interest income of a falling rate environment because the interest rates on such loans do not reset downward

     Notwithstanding all of the above, there can be no assurances that a sudden and substantial increase in interest rates may not adversely impact the Company's earnings, to the extent that the interest rates borne by assets and liabilities do not change at the same speed, to the same extent, or on the same basis.

     The Company's one-year interest rate sensitivity gap was a positive $52,580,000, or 44% of total assets, at March 31, 2005, compared to a positive $64,025,000, or 52%, at December 31, 2004. The decrease was primarily due to the repayment of floating rate mortgage loans, which was partially offset by the maturity of fixed-rate subordinated debentures at January 1, 2005.

     The following table summarizes information relating to the Company's interest-earning assets and interest-bearing liabilities as of March 31, 2005, that are scheduled to mature or reprice within the periods shown.

                                     0-3       4-12     Over 1-4    Over 4
($in thousands)                     Months    Months     Years       Years      Total
---------------------------------------------------------------------------------------
Floating-rate loans (1)            $62,435   $     -   $       -   $      -   $ 62,435
Fixed-rate loans (1)                 6,127     6,557      10,545      3,578     26,807
---------------------------------------------------------------------------------------
Total loans                         68,562     6,557      10,545      3,578     89,242
Short-term investments              11,029         -           -          -     11,029
---------------------------------------------------------------------------------------
Total rate-sensitive assets        $79,591   $ 6,557   $  10,545   $  3,578   $100,271
---------------------------------------------------------------------------------------

Debentures payable (1)             $25,250   $ 4,250   $  25,750   $ 31,000   $ 86,250
Accrued interest on debentures       3,418       650       2,194        462      6,724
---------------------------------------------------------------------------------------
Total rate-sensitive liabilities   $28,668   $ 4,900   $  27,944   $ 31,462   $ 92,974
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
GAP (repricing differences)        $50,923   $ 1,657   $ (17,399)  $(27,884)  $  7,297
---------------------------------------------------------------------------------------
Cumulative GAP                     $50,923   $52,580   $  35,181   $  7,297   $  7,297
---------------------------------------------------------------------------------------
Cumulative GAP to total assets        42.6%     44.0%       29.5%       6.1%       6.1%
---------------------------------------------------------------------------------------

Significant  assumptions  used  in  preparing  the  preceding  gap table follow:
(1) Floating-rate loans and subordinated debentures payable that adjust at specified time are included in the period in which their interest rates are next scheduled to adjust rather than in the period in which they mature. Fixed-rate loans and subordinated debentures payable are scheduled, including repayments, according to their contractual maturities. Deferred loan fees are excluded from this analysis.

IMPACT OF INFLATION AND CHANGING PRICES


     The financial statements and related financial data concerning the Company presented herein have been prepared in accordance with accounting principles generally accepted in the United States of America, which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation.

     The primary impact of inflation on the operations of the Company is reflected in increased operating costs. Virtually all of the assets and liabilities of the Company are monetary in nature. As a result, changes in interest rates have a more significant impact on the performance of the Company than do the effects of changes in the general rate of inflation and changes in prices. Additionally, interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services.

     In a rising rate environment, it is possible that the Company would have to devote a higher percentage of the interest payments it receives from its fixed-rate mortgages to meet the interest payments due on variable-rate Debentures. However, it should be noted that the interest rate on variable-rate debentures is limited to a maximum of 12%.


QUANTITATIVE  AND  QUALITATIVE  DISCLOSURES  ABOUT  MARKET  RISK

     Market risk is the risk of loss from adverse changes in market prices and interest rates. The Company's market risk arises primarily from interest rate risk inherent in its lending and debenture-issuance activities. The Company has not engaged in and accordingly has no risk related to trading accounts, commodities, interest rate hedges or foreign exchange. The measurement of market risk associated with financial instruments is meaningful only when all related and offsetting on-and off-balance sheet transactions are aggregated, and the resulting net positions are identified. Disclosures about the fair value of financial instruments as of December 31, 2004 and 2003, which reflect changes in market prices and rates, can be found in note 13 to the consolidated financial statements.

     Management actively monitors and manages the Company's interest rate risk exposure. The primary objective in managing interest rate risk is to limit, within established guidelines, the adverse impact of changes in interest rates on the Company's net interest income and capital. For a further discussion, see the section "Asset and Liability Management."

                  SELECTED FINANCIAL INFORMATION OF THE COMPANY

     The table below presents selected consolidated financial data. This data should be read in conjunction with, and are qualified in their entirety by, the Consolidated Financial Statements and the Notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this prospectus. The selected consolidated financial data for the years ended December 31, 2000 through December 31, 2004 are derived from our audited consolidated financial statements. Historical results are not necessarily indicative of the results to be expected in the future, and results of interim periods are not necessarily indicative of results for the entire year.

                                             At and for the
                                             Three Months
                                             Ended March 31,        At and For The Year Ended December 31,
                                             ---------------        --------------------------------------
($in thousands)                              2005      2004       2004      2003     2002     2001    2000(3)
                                           -------------------  ----------------------------------------------
FINANCIAL CONDITION DATA:                     (unaudited)
Total Assets                               $119,455  $ 120,660  $122,451  $119,578  $97,311  $83,083  $74,860
Cash and short-term investments              26,500     23,420    17,151    25,772   17,946   16,752   19,476
Loans receivable, net of deferred fees       88,416     92,345   100,520    89,307   73,499   62,665   51,992
Allowance for loan losses                       332        231       332       191      101       18      ---
Subordinated debentures and related
  interest payable(1)                        92,974     98,249    97,069    99,402   84,751   72,113   64,347
Stockholder's equity                         24,153     19,686    23,527    18,173   11,413    9,847    9,269

OPERATIONS DATA:
Interest Income                               2,392      2,336     9,896     9,269    8,420    7,625    8,519
Servicing Agreement Income-Related Party      1,332        842     4,262     2,343    1,597      463      285
Gain on early repayment of mortgages
  receivable                                     49        233       447       260      334      582      340
Other income                                     21         65       207       196      125      106      130
                                           --------  ---------  --------  --------  -------  -------  --------
Total revenue                                 3,794      3,476    14,812    12,068   10,476    8,776    9,274
                                           --------  ---------  --------  --------  -------  -------  --------
Interest expense                              1,627      1,731     6,811     6,187    5,483    5,849    7,304
Amortization of deferred debenture
  offering costs                                270        289     1,134       953      805      662      714
Provision for Mortgage Loan Losses              ---         40       141        90       83       18      ---
General and administrative expenses             732        461     2,347     1,583    1,332    1,172    1,015
                                           --------  ---------  --------  --------  -------  -------  --------
Total expenses                                2,629      2,521    10,433     8,813    7,703    7,703    9,033
                                           --------  ---------  --------  --------  -------  -------  --------

Earnings before income taxes                  1,165        955     4,379     3,255    2,773    1,073      241
Provision for income taxes                      539        442     2,025     1,496    1,207      495      112
                                           --------  ---------  --------  --------  -------  -------  --------
Net income                                      626        513     2,354     1,759    1,566      578      129
                                           --------  ---------  --------  --------  -------  -------  --------

RATIOS AND OTHER DATA
Ratio of earnings to fixed charges(2)           1.6        1.5       1.6       1.5      1.4      1.2      1.1
Dividends paid                                  ---        ---       ---       ---      ---      ---  $ 3,000

____________________

(1)  Includes interest payable quarterly and at maturity.
(2) The ratio of earnings to fixed charges has been computed by dividing earnings (before the provision for income taxes and fixed charges) by fixed charges. Fixed charges consist of interest expense incurred during the period and amortization of deferred debenture offering costs.
(3) For purposes of this statement, reclassified to give effect to Financial Accounting Standard Board's Statement No. 145.

                              HISTORY AND BUSINESS

INTERVEST  MORTGAGE  CORPORATION

     Intervest Mortgage Corporation (sometimes called Intervest) was incorporated under the laws of the State of New York in April 1987. Intervest is a wholly-owned subsidiary of Intervest Bancshares Corporation, a financial holding company. The officers and directors of Intervest are also officers and directors of Intervest Bancshares Corporation. The principal offices of Intervest are located at One Rockefeller Plaza, Suite 400, New York, New York 10020-2002, and its telephone number is 212-218-2800. Intervest presently owns mortgages on real estate, and intends to acquire and originate additional mortgages on real estate. The proceeds of this offering will be used to acquire or originate additional mortgages on real estate or to acquire and retain interests in real property. Intervest may in the future engage in any aspect of the real estate and mortgage finance business.

     Intervest also has two wholly-owned subsidiaries. See "History and Business-Subsidiaries."

ASSETS  TO  BE  ACQUIRED  FROM  NET  PROCEEDS  OF  OFFERING

     Intervest plans to apply the net cash proceeds of the offering to the acquisition of additional mortgages and/or interests in real estate. See "Use of Proceeds."

PRESENT  BUSINESS

     Intervest is engaged in the real estate business and has historically invested primarily in real estate mortgage loans secured by income producing real property. A substantial portion of the loans made by Intervest are loans with terms of up to approximately five years. Such transactions typically require an understanding of the underlying real estate transaction and rapid processing and funding as a principal basis for competing in the making of these loans. Intervest does not finance new construction.

     Intervest owns a portfolio of mortgages, primarily on improved real property. The aggregate outstanding principal balance at March 31, 2005 due on Intervest's mortgages was approximately $88.1 million, after adjusting for unearned income of $826,000 and the allowance for loan losses of $332,000. For financial statement reporting purposes, all mortgages contributed or sold to Intervest by affiliates have been recorded at the historical cost of the affiliate. The historical cost of the mortgage loan which originated in connection with the sale of real estate includes a discount to reflect an appropriate market interest rate at the date of origination. Certain of Intervest's real estate mortgage loans bear interest at a fixed rate. The balance of such loans bear interest at fluctuating rates. As of March 31, 2005, approximately 30% of Intervest's mortgage portfolio was comprised of fixed rate mortgages.

     At March 31, 2005, approximately 77% of the outstanding principal amount of Intervest's loans were secured by properties located in the greater New York city metropolitan area. The balance of Intervest's loans are secured by properties located in Alabama, Connecticut, Florida, Georgia, Maryland, Massachusetts, New Jersey, Upstate New York, and Virginia.

     At March 31, 2005, Intervest's portfolio consisted of eighty eight (88) real estate mortgage loans. Of the principal amount of real estate loans outstanding at that date, 56% represented first mortgage loans and 44%
represented junior mortgage loans. Of the junior mortgage loans, which aggregated approximately $39.5 million in outstanding principal amount at March 31, 2005, the prior liens on the property underlying those mortgages had an outstanding principal balance of approximately $190.2 million. More detailed information concerning the mortgages included in the Company's portfolio at December 31, 2004 is set out in Schedule IV to the Company's financial statements at page F-16.

     Intervest also has a servicing agreement with Intervest National Bank, another wholly-owned subsidiary of Intervest Bancshares Corporation, to provide origination services which include: the identification of potential properties and borrowers; the inspection of properties constituting collateral for such loans; the negotiation of terms and conditions of such loans in accordance with underwriting standards established by Intervest National Bank; preparing commitment letters and coordinating the loan closing process. This agreement renews annually unless terminated by either party. The services under the agreement are performed by Company personnel and the expenses associated with the performance of the services are borne by the Company. For the first quarter ended

March 31, 2005, Intervest earned $1,332,000 pursuant to that agreement and it earned $4,262,000, $2,343,000 and $1,597,000 for 2004, 2003 and 2002,
respectively. As Intervest National Bank's loan portfolio has grown, this fee income has become an increasing component of Intervest's income.


FUTURE  BUSINESS  OPERATIONS

     Intervest plans to continue to engage in the real estate business, including the acquisition and origination of mortgages. Such mortgages may be purchased from affiliates of Intervest or from unaffiliated parties. It is anticipated that such mortgages will be acquired or originated using the proceeds of additional debenture offerings and/or internally generated funds.

     Intervest's mortgage loans may include first mortgage loans and junior mortgage loans.

     Intervest's mortgage loans will generally be secured by income-producing properties. In determining whether to make mortgage loans, Intervest will analyze relevant real property and financial factors which may in certain cases include such factors as the condition and use of the subject property, its income-producing capacity and the quality, experience and creditworthiness of the owner of the property. Intervest's mortgage loans will generally not be personal obligations of the borrower and will not be insured or guaranteed by governmental agencies or otherwise.

     Intervest makes both long-term and short-term mortgage loans. Intervest anticipates that generally its mortgage loans will provide for balloon payments due at the time of their maturity.

     Intervest does not presently own any equity interests in real property nor has it acquired any equity interest in real property since the date it commenced business. However, the proceeds from this offering may be applied to such an acquisition and Intervest may purchase additional equity interests in real property in the future or it may acquire such an equity interest pursuant to a foreclosure upon a mortgage held by it.

     With respect to the acquisition of equity interests in real estate, Intervest may acquire and retain title to properties either directly or through a subsidiary or other affiliates.

     While no such transactions are presently pending, Intervest would, in appropriate circumstances, consider the expansion of its business through investments in or acquisitions of other companies engaged in real estate or mortgage business activities.

REAL  ESTATE  INVESTMENT  POLICIES

     While Intervest has not to date made acquisitions of real property or managed income-producing property, its management has had substantial experience in the acquisition and management of properties and, in particular, multifamily residential properties.

     Real property that may be acquired will be selected by management of Intervest. The board of directors of Intervest has not adopted any formal policies regarding the percentage of Intervest's assets that may be invested in any single property, or in any type of property, or regarding the geographic location of properties that may be acquired. It is not anticipated, however, that any single investment will be in an amount that exceeds ten percent (10%) of our assets. No vote of any securities holders of Intervest is necessary for any investment in real estate.

     Intervest anticipates that any equity interests it may acquire will be in income-producing properties, primarily multi-family residential properties located in the New York city metropolitan area. The acquisition of real estate may be financed in reliance upon working capital, mortgage financing or a combination of both. It is anticipated that properties selected for acquisition would have potential for appreciation in value. While such properties would typically generate cash flow from rentals, it is anticipated that income from properties will generally be reinvested in capital improvements to the properties.

     While Intervest would maintain close supervision over any properties that it may own, independent managing agents may be engaged when deemed appropriate by management. All such properties would, as a matter of policy, be covered by property insurance in amounts deemed adequate in the opinion of management.

MORTGAGE  INVESTMENT  POLICY

     Intervest's current investment policy related to mortgages emphasizes investments in short-term real estate mortgages secured by income producing real property, located primarily in the greater New York city metropolitan area.

     The properties to be mortgaged are inspected by representatives of the Company and mortgage loans are made only on those types of properties where management is knowledgeable as to operating income and expense. Intervest generally relies upon its management in connection with the valuation of properties. From time to time, however, it may engage independent appraisers and other agents to assist in determining the value of income-producing properties underlying mortgages, in which case the cost associated with such services are generally paid by the mortgagor.

     Future investments in mortgages will be selected by management of Intervest. The board of directors of Intervest has not adopted any formal policy regarding the percentage of Intervest's assets which may be invested in any single mortgage, or in any type of mortgage investment, or regarding the geographic location of properties on which the mortgages owned by Intervest are liens. However, it is not anticipated that any single mortgage investment would exceed ten percent (10%) of total assets. No vote of any security holders of Intervest is necessary for any investment in a mortgage.

     Intervest anticipates that it will acquire or originate senior and junior mortgages, primarily on multifamily residential properties. Intervest anticipates that the amount of each mortgage it may acquire in the future will not exceed 85% of the fair market value of the property securing such mortgage. Such mortgages generally will not be insured by the Federal Housing Administration or guaranteed by the Veterans Administration or otherwise guaranteed or insured in any way. Intervest requires that all mortgaged properties be covered by property insurance in amounts deemed adequate in the opinion of management. Intervest also acquires or originates mortgages which are liens on other types of properties, including vacant land and commercial and office properties, and may resell mortgages.

TEMPORARY INVESTMENTS BY AFFILIATES ON BEHALF OF INTERVEST AND BY INTERVEST ON BEHALF OF AFFILIATES

     An affiliate of Intervest may make a mortgage loan or purchase a mortgage in its own name and temporarily hold such investment for the purpose of facilitating the making of an investment by Intervest, provided that any such investment is acquired by Intervest at a cost no greater than the cost of such investment to the affiliate plus carrying costs and provided there is no other benefit to the affiliate arising out of such transaction, other than as described in this prospectus. Intervest may likewise, from time to time, make a mortgage loan or purchase a mortgage in its name and temporarily hold such investment for the purpose of facilitating the making of an investment by an affiliate of Intervest. In such circumstances, the investment would be acquired by the affiliate at a cost no greater than the cost of such investment to Intervest plus carrying costs and provided there is no other benefit to Intervest arising out of such transaction, other than as described in this prospectus.

CERTAIN  CHARACTERISTICS  OF  INTERVEST'S  MORTGAGE  INVESTMENTS

     Mortgages typically provide for periodic payments of interest and, in some cases, principal during the term of the mortgage, with the remaining principal balance and any accrued interest due at the maturity date. The majority of the mortgages owned by Intervest provide for balloon payments at maturity, which means that a substantial part or all of the original principal of the mortgage is due in one lump sum payment at maturity. The property on which the mortgage is a lien provides the security for the mortgage. If the net revenue from the property is not sufficient to make all debt service payments due on mortgages on the property, or if at maturity or the due date of any balloon payment the owner of the property fails to raise the funds to make the payment (by refinancing, sale or otherwise), Intervest could sustain a loss on its investment in the mortgage. To the extent that the aggregate net revenues from Intervest's mortgage investments are insufficient to provide funds equal to the payments due under Intervest's debt obligations, including the debentures, then Intervest would be required to utilize its working capital for such purposes or otherwise obtain the necessary funds from outside sources. No assurance can be given that such funds would be available to Intervest.

     The mortgages owned by Intervest that are junior mortgages are subordinate in right of payment to senior mortgages on the various properties.

     Intervest generally relies upon its management in connection with the valuation of properties. From time to time, however, it may engage independent appraisers and other agents to assist in determining the value of income-producing properties underlying mortgages. In all cases, in the opinion of management, the current value of the underlying property collateralizing the mortgage loan is in excess of the stated amount of the mortgage loan. Therefore, in the opinion of management of Intervest, each property on which a mortgage owned by Intervest is a lien constitutes adequate collateral for the related mortgage loan. Accordingly, in the event the owner of a property fails to make required debt service payments, management believes that, based upon current value, upon a foreclosure of the mortgage and sale of the property, Intervest would recover its entire investment. However, there can be no assurance that the current value of the underlying property will be maintained.

LOAN  LOSS  EXPERIENCE  AND  ALLOWANCE  FOR  LOAN  LOSSES

     At March 31, 2005 and December 31, 2004, one loan with a principal balance of $179,000 was on nonaccrual status. This loan is considered impaired under the criteria of SFAS No. 114. This loan is a second mortgage where Intervest National Bank, an affiliated Company, holds the first mortgage. The Company's recorded investment in this loan was $181,000 at March 31, 2005 and December 31, 2004. The Company has commenced foreclosure proceedings against the borrower and currently believes the estimated fair value of the underlying properties is sufficient to provide for repayment of its recorded investment. The Company believes that a specific valuation allowance was not required at any time for impaired loans. At March 31, 2005 and December 31, 2004, there were no other impaired loans or loans past due and still accruing interest.

     The Company monitors its loan portfolio to determine the appropriate level for the allowance for loan losses based on various factors. The allowance for loan losses is netted against loans receivable and is increased by provisions charged to operations and decreased by charge-offs (net of recovery). The adequacy of the allowance is evaluated periodically with consideration given to the nature and volume of the loan portfolio, overall portfolio quality, loan concentrations, specific problem loans and commitments and estimates of fair value thereof, historical charge-offs and recoveries, adverse situations which may affect the borrower's ability to repay, and management's perception of the current and anticipated economic conditions in the Company's lending areas. The balance of the allowance for loan losses was $332,000 at March 31, 2005, $332,000 at December 31, 2004, $191,000 at December 31, 2003, and $101,000 at
December  31,  2002.

TAX  ACCOUNTING  TREATMENT  OF  PAYMENTS  RECEIVED  ON  MORTGAGES

     Intervest derives substantially all of its cash flow from debt service payments which it receives on mortgages owned by it and from fee income derived from its servicing agreement. The tax accounting treatment of such debt service payments, as interest income or payments of principal, depends on the particular mortgage. In the case of mortgages which pay interest only, the entire debt service payment prior to maturity received by Intervest is treated as income and the repayment of principal is generally not subject to tax. In the case of mortgages which include amortization of principal in the debt service payment received by Intervest, the amount representing interest is treated as income and the amount representing amortization of principal is generally not subject to tax. Fee income from the servicing agreement is treated as income.

EFFECT  OF  GOVERNMENT  REGULATION

     Investment in mortgages on real properties presently may be impacted by government regulation in several ways. Residential properties may be subject to rent control and rent stabilization laws. As a consequence, the owner of the property may be restricted in its ability to raise the rents on apartments. If real estate taxes, fuel costs and maintenance of and repairs to the property were to increase substantially, and such increases are not offset by increases in rental income, the ability of the owner of the property to make the payments due on the mortgage as and when they are due might be adversely affected.

     Laws and regulations relating to asbestos have been adopted in many jurisdictions, including New York City, which require that whenever any work is undertaken in a property in an area in which asbestos is present, the asbestos must be removed or encapsulated in accordance with such applicable local and federal laws and regulations. The cost of asbestos removal or encapsulation may be substantial, and if there were not sufficient cash flow from the property, after debt service on mortgages, to fund the required work, and the owner of the property fails to fund such work from other sources, the value of the property could be adversely affected, with consequent impairment of the security for the mortgage.

     Laws regulating the storage, disposal and clean up of hazardous or toxic substances at real property have been adopted at the federal, state and local levels. Such laws may impose a lien on the real property superior to any mortgages on the property. In the event such a lien were imposed on any property which serves as security for a mortgage owned by Intervest, the security for such mortgage could be impaired.


POLICIES  WITH  RESPECT  TO  CERTAIN  ACTIVITIES

     We have not, during the past three years, nor do we presently propose to engage in any of the following activities: the issuance of senior securities; investment in the securities of other entities for the purpose of exercising control; underwriting the securities of other issuers; engaging in the purchase and sale of investments; offering securities in exchange for property; or repurchasing or otherwise reacquiring our shares.

     We have in the past and expect to continue in the future to rely upon borrowings, through the issuance of our subordinated debentures, as a principal source of funds for our continuing operations. In addition, we have in the past and will continue in the future to provide our security holders with annual financial statements, including a balance sheet and statement of profit and loss, accompanied by a report of our independent registered public accounting firm.

INDEMNIFICATION

     Pursuant to the bylaws of Intervest, Intervest is obligated to indemnify officers and directors of Intervest against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by such officers or directors as a result of any action or proceeding, or any appeal therein, to the extent such indemnification is permitted under the laws of the State of New York (in which Intervest is incorporated). Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Intervest pursuant to the foregoing provisions, Intervest has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

EMPLOYEES

     At March 31, 2005, Intervest employed 17 full-time employees. None of the employees is covered by a collective bargaining agreement and Intervest believes its employee relations are good.

LITIGATION

     Intervest may periodically be party to or otherwise involved in legal proceedings arising in the normal course of its business, such as foreclosure proceedings. Intervest does not believe that there is any pending or threatened proceeding against the Company which, if determined adversely, would have a material effect on its business.

SUBSIDIARIES

     Intervest has two wholly-owned subsidiaries. Intervest Distribution Corporation performs record-keeping functions for Intervest. Intervest Realty Servicing Corporation is presently engaged in certain mortgage servicing activities.

                                   MANAGEMENT

DIRECTORS  AND  EXECUTIVE  OFFICERS

     The current directors, executive officers and other key employee of Intervest Mortgage Corporation are as follows:

     Lawrence G. Bergman, age 61, serves as a Director, and as Vice President and Secretary of Intervest Mortgage Corporation and has served in such capacities since Intervest Mortgage Corporation was organized. Mr. Bergman received a Bachelor of Science degree and a Master of Engineering (Electrical) degree from Cornell University, and a Master of Science in Engineering and a Ph.D degree from The Johns Hopkins University. Mr. Bergman is also a Director, Vice-President and Secretary of Intervest Bancshares Corporation, Intervest Corporation's parent corporation, and a Director of Intervest National Bank and Intervest Securities Corporation.

     Michael A. Callen, age 64, serves as a Director of Intervest Mortgage Corporation, and has served in such capacity since October, 1992. Mr. Callen received a Bachelor of Arts degree from the University of Wisconsin in Economics and Russian. Mr. Callen is President of Avalon Argus Associates, a financial consulting firm. Mr. Callen had been Senior Advisor, The National Commercial Bank, Jeddah, Kingdom of Saudi Arabia for more than five years and prior to 1993 was a Director and Sector Executive at Citicorp/Citibank, responsible for corporate banking activities in North America, Europe and Japan. Mr. Callen is also a Director of Intervest Bancshares Corporation and Intervest National Bank, and also serves as a director of AMBAC, Inc.

     Jerome Dansker, age 86, serves as a Chairman of the Board and as Executive Vice President of Intervest Mortgage Corporation, and has served as an officer and director since November, 1993. Mr. Dansker received a Bachelor of Science degree from the New York University School of Commerce, Accounts and Finance, a law degree from the New York University School of Law, and is admitted to practice as an attorney in the State of New York. Mr. Dansker is Chairman of the Board and Chief Executive Officer of Intervest Bancshares Corporation, Chairman of the Board of Intervest National Bank and Chairman of the Board of Intervest Securities Corporation.

     Lowell S. Dansker, age 54, serves as Vice Chairman of the Board and as President and Treasurer of Intervest Mortgage Corporation, and has served as an officer and director since Intervest Mortgage Corporation was organized. Mr. Dansker received a Bachelor of Science in Business Administration from Babson College, a law degree from the University of Akron School of Law, and is admitted to practice as an attorney in New York, Ohio, Florida and the District of Columbia. Mr. Dansker is also Vice Chairman of the Board, President and Treasurer of Intervest Bancshares Corporation. Mr. Dansker also serves as Vice Chairman of the Board and Chief Executive Officer of Intervest National Bank and Intervest Securities Corporation.

     Paul R. DeRosa, age 63, serves as a Director of Intervest Mortgage Corporation and has served in such capacity since February 2003. Mr. DeRosa received a Ph.D in Economics from Columbia University. Mr. DeRosa has been a principal of Mt. Lucas Management Corp., where he is responsible for management of fixed income investments of that firm's Peak Partners Hedge Fund, since November 1998. From July 1995 to March 1998, Mr. DeRosa was Chief Executive Officer of Eastbridge Holdings Inc. Mr. DeRosa is also a director of Intervest Bancshares Corporation and Intervest National Bank.

     Stephen A. Helman, age 66, serves as a Director of Intervest Mortgage Corporation and has served in such capacity since December 2003. Mr. Helman received a Bachelor of Arts degree from the University of Rochester and a law degree from Columbia University. Mr. Helman has been an attorney in private practice in New York, New York for more than 5 years. Mr. Helman is also a director of Intervest Bancshares Corporation and Intervest National Bank.

     Wayne F. Holly, age 48, serves as a Director of Intervest Mortgage Corporation and has served in such capacity since June, 1999. Mr. Holly received a Bachelor of Arts degree in Economics from Alfred University. Mr. Holly is Chairman and President of Sage, Rutty & Co., Inc., members of the Boston Stock Exchange, with an office in Rochester, New York, and is also a director of Intervest Bancshares Corporation and Intervest National Bank. Mr. Holly has been an officer and director of Sage, Rutty & Co., Inc. for more than five years.

     Lawton Swan, III, age 62, serves as a Director of Intervest Mortgage Corporation, and has served in such capacity since February, 2000. Mr. Swan received a Bachelor of Science degree from Florida State University in Business Administration and Insurance. Mr. Swan is President of Interisk Corporation, a consulting firm specializing in risk management and employee benefit plans, which he founded in 1978. He is also a director of Intervest Bancshares Corporation and Intervest National Bank.

     Thomas E. Willett, age 57, serves as a Director of Intervest Mortgage Corporation and has served in such capacity since March, 1999. Mr. Willett received a Bachelor of Science Degree from the United States Air Force Academy and a law degree from Cornell University Law School. He is also a director of Intervest Bancshares Corporation and Intervest National Bank. Mr. Willett has been a partner in the law firm of Harris Beach PLLC, Rochester, New York, for more than five years.

     David J. Willmott, age 66, serves as a Director of Intervest Mortgage Corporation, and has served in such capacity since June, 1989. Mr. Willmott is a graduate of Becker Junior College and attended New York University Extension and Long Island University Extension of Southampton College. Mr. Willmott is the Editor and Publisher of Suffolk Life Newspapers, which he founded more than 25 years ago. Mr. Willmott is also a Director of Intervest Bancshares Corporation and Intervest National Bank.

     Wesley  T.  Wood,  age  62,  serves  as  a  Director  of Intervest Mortgage
Corporation, and has served in such capacity since April, 1992. Mr. Wood received a Bachelor of Science degree form New York University, School of Commerce. Mr. Wood is President of Marketing Capital Corporation, an international marketing consulting and investment firm which he founded in 1973. He is also a Director of Intervest Bancshares Corporation and Intervest National Bank, a Director of the Center of Direct Marketing at New York University, a member of the Marketing Committee at Fairfield University in Connecticut, and a Trustee of St. Dominics in Oyster Bay, New York.

     John H. Hoffmann, age 53, serves as Vice President and Controller of Intervest Mortgage Corporation and has served in such capacities since August 2002 and October 2002, respectively. Mr. Hoffmann received a B.B.A. degree from Susquehanna University and is a Certified Public Accountant. Mr. Hoffmann has over 20 years of banking experience. Prior to joining the Company, Mr. Hoffmann served as Accounting Manager for Smart World Technologies from 1998 to 2000 and Vice President of Mortgage Accounting for The Greater New York Savings Bank from 1987 to 1997.

     All of the directors of Intervest Mortgage Corporation have been elected to serve as directors until the next annual meeting of shareholders. Each of the officers of Intervest Mortgage Corporation has been elected to serve as an officer until the next annual meeting of directors.

     Jerome Dansker is the father of Lowell S. Dansker. Lawrence G. Bergman is the former son-in-law of Jerome Dansker.

     As a result of the executive officers' substantial experience in real estate activities, including the ownership, acquisition and management of income-producing properties for affiliates of Intervest for more than twenty years, they have developed substantial expertise in the valuation of such properties.

EXECUTIVE  COMPENSATION

     The Chairman and Vice Chairman each currently receive a fee of $4,000 for each meeting of the Board he attends and each of the other directors receives a fee of $1,250 for each meeting attended. The Chairman of a Committee of the Board receives $1,000 for each Committee meeting attended, and other members of such Committees receive $750 per meeting attended.

     The Company has an employment agreement with Jerome Dansker, its Chairman of the Board and Executive Vice President that expires June 30, 2014. The agreement provides for an annual salary in the present amount of $211,185, which is subject to increase annually by six percent or by the percentage increase in the consumer price index, if higher. The agreement also provides for monthly expense payments, the use of a car and medical benefits. In the event of Mr. Dansker's death or disability, monthly payments of one-half of this amount which otherwise would have been paid to Mr. Dansker will continue until the longer of
(i) the balance of the term of employment, or

(ii) three years. The agreement also provides for additional compensation of $1,000 per month for each $10,000,000 of gross assets of the Company in excess of $100,000,000. For 2004 and 2003, Mr. Dansker received $25,000 and $4,000, respectively of such additional compensation. No additional compensation was paid for 2002.

     The following table sets forth information concerning total compensation paid during the last three years to the Company's Chairman, Vice Chairman and Vice President. No other executive officer of the Company received annual compensation in excess of $100,000.


                                        SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------
                                                                                          Long-Term
                                                   Annual Compensation                   Compensation
                                          ----------------------------------------------------------------
                                                                        Other Annual
     Name and Principal Position          Year  Salary(1)   Bonuses   Compensation(2)   Awards   Pay-Outs
----------------------------------------------------------------------------------------------------------
Jerome Dansker,
  Chairman and Executive Vice President   2004  $  291,702  $      -  $         22,750  $     -  $       -
                                          2003  $  224,564  $      -  $         14,600  $     -  $       -
                                          2002  $  209,424  $      -  $          2,400  $     -  $       -
Lowell S. Dansker,
  Vice Chairman, President and Treasurer  2004  $   50,480  $      -  $         22,500
                                          2003  $    5,460  $      -  $         14,250  $     -  $       -
                                          2002  $    5,460  $      -  $          2,250  $     -  $       -
Lawrence G. Bergman,
  Vice President and Secretary            2004  $  157,500  $      -  $          6,000  $     -  $       -
                                          2003  $   92,500  $  7,500  $          4,250  $     -  $       -
                                          2002  $   77,500  $      -  $          2,250  $     -  $       -
----------------------------------------------------------------------------------------------------------

(1) Includes unused vacation and medical expense reimbursement paid by the Company for Jerome Dansker.

(2) Represents  director  and  committee  fees.

                  TRANSACTIONS WITH MANAGEMENT AND AFFILIATES

     Intervest has in the past and may in the future acquire mortgages from affiliated parties. Because of such affiliations, management of Intervest may have a conflict of interest in establishing a fair price for the purchase of such mortgages.

     In addition, affiliates of Intervest may enter into other transactions with or render services for the benefit of Intervest. Any future transactions between Intervest and any of its affiliates will be entered into on terms that management believes are at least as favorable as could be obtained from unaffiliated independent third parties and will be subject to approval or ratification by a majority of independent directors considering the transaction. These are directors who are neither officers or employees of Intervest or its affiliates and who otherwise do not have disqualifying relationships with the Company.

     Intervest participates with Intervest National Bank, which is also a wholly-owned subsidiary of Intervest Bancshares Corporation, in certain mortgage loans. In these circumstances, Intervest purchases a portion of the mortgage loan and, pursuant to a written participation agreement, the bank acts as its agent for collection and servicing of the loan. In all such circumstances, the participation is purchased at face value and results in a pro rata sharing of credit risk. The were no outstanding participations at March 31, 2005 and December 31, 2004, and the balances of Intervest's participation in these mortgages were $5,533,000, and $6,224,000, at December 31, 2003 and 2002,
respectively. Pursuant to an agreement, Intervest provides to Intervest National Bank certain mortgage servicing and mortgage loan origination services. The Company earned $1,332,000 from Intervest National Bank for the quarter ended March 31, 2005, and $4,262,000, $2,343,000, and $1,597,000 for the years ended
December 31, 2004, 2003, and 2002, respectively, in connection with this agreement. Intervest also has established short-term investments and non-interest bearing deposit accounts with Intervest National Bank totaling approximately $6,913,000, $9,352,000, $18,869,000, and $4,255,000, at March 31,
2005, December 31, 2004, 2003, and 2002, respectively. The Company received interest income of $80,000 for the quarter ended March 31, 2005, and $138,000, $102,000, and $81,000, for the years ended December 31, 2004, 2003, and  2002,  respectively.

     Mr. Wayne F. Holly, who is a director of Intervest, also serves as Chairman and President of Sage, Rutty & Co., Inc., which firm will act as underwriter in connection with the offering and which firm has acted as an underwriter/placement agent in connection with Intervest's prior offerings of debentures. Thomas E. Willett, who is a director of Intervest, is also a partner in the law firm of Harris Beach PLLC, which renders legal services to Intervest.

     Intervest Securities Corporation, an affiliate of Intervest, acts as a placement agent or selected dealer in Intervest's offerings of subordinated debentures and received commissions aggregating $119,000 in the year ended December 31, 2004, $77,100 in 2003, and $58,000 in 2002 in connection with those offerings. No commissions were received in the first quarter of 2005. In connection with a closing held April 24, 2005, commissions aggregating $59,000 were paid to Intervest Securities Corporation.

                            DESCRIPTION OF DEBENTURES

     Intervest will issue the debentures under an Indenture to be dated as of _________, 2005 (the "Indenture"), between Intervest and The Bank of New York, 101 Barclay Street, New York, New York 10001-1803 (the "Trustee"). In the summary which follows, parenthetical references to Articles and Sections are references to the corresponding Articles and Sections in the Indenture, and parenthetical references to paragraphs are references to the corresponding paragraphs in the form of debenture included in the Indenture. The terms and provisions of the debentures are stated in the Indenture. Such terms and provisions also include certain provisions of the Trust Indenture Act of 1939 (as in effect on the date of the Indenture) which are incorporated by reference into the Indenture. Debenture Holders are referred to the Indenture and the Trust Indenture Act of 1939 for a more complete statement of such terms and provisions. The following summary of certain provisions of the Indenture does not purport to be complete, and where particular provisions of the Indenture are referred to, such particular provisions are incorporated herein by reference, and such summary is qualified in its entirety by such incorporated provisions.
The form of the Indenture is on file as an exhibit to the registration statement, of which this prospectus is a part.

     The debentures will be issued in three maturities as follows: $2,000,000 total due October 1, 2009; $4,000,000 total due October 1, 2011; and $6,000,000 total due October 1, 2013. All of the debentures will be issued in fully registered form without coupons. The debentures will be issued only in denominations of $10,000 and multiples thereof, and with a minimum purchase of $10,000. The debentures will be issued only if the minimum amount of $10,000,000 in principal amount of debentures, without regard to maturity, is sold.

     At the time of purchase, the purchaser makes an election to either be paid interest quarterly or to have interest accrue each quarter. The first date on which interest will be paid or accrue is the first day of the second calendar quarter after the date of sale, or earlier at the election of the Company. Interest is computed from the date of sale on the basis of a 360-day year consisting of twelve 30-day months.

     Interest on the debentures will be paid or will accrue on the first day of each calendar quarter at the following annual interest rates: 6 1/4% for debentures maturing October 1, 2009, 6 1/2% for debentures maturing October 1, 2011 and 7% for debentures maturing October 1, 2013. If the purchaser has elected to have interest accrue, then, in addition to interest accruing on the principal balance, interest will accrue each calendar quarter on the balance of the accrued interest as of the last day of the preceding quarter at the same interest rate, with all accrued interest payable at maturity. In either event, principal is payable at maturity. For those investors who elect to have interest accrue and be paid at maturity, the table below sets forth information concerning the accrual of interest for debentures of each maturity, assuming a closing of August 1, 2005.

                         INTERVEST MORTGAGE CORPORATION
                     SERIES XX/XX/05 SUBORDINATED DEBENTURES
                     ---------------------------------------
These  debentures  accrue interest from date of closing (assumed to be August 1,
2005). The interest is compounded quarterly at the respective interest rate and paid at maturity together with the principal amount of the debenture.
--------------------------------------------------------------------------------

            10,000 DEBENTURE
-------------------------------------------
        SERIES DUE OCTOBER 1, 2009

Interest Rate     6.25%
-------------------------------------------
                 INTEREST   PRINCIPAL PLUS
QUARTER            FOR        CUMULATIVE
ENDING           QUARTER       INTEREST
-------------------------------------------
                            $     10,000.00
10/01/2005         104.17         10,104.17
01/01/2006         157.88         10,262.05
04/01/2006         160.34         10,422.39
07/01/2006         162.85         10,585.24
10/01/2006         165.39         10,750.63
01/01/2007         167.98         10,918.61
04/01/2007         170.60         11,089.21
07/01/2007         173.27         11,262.48
10/01/2007         175.98         11,438.46
01/01/2008         178.73         11,617.19
04/01/2008         181.52         11,798.71
07/01/2008         184.35         11,983.06
10/01/2008         187.24         12,170.30
01/01/2009         190.16         12,360.46
04/01/2009         193.13         12,553.59
07/01/2009         196.15         12,749.74
10/01/2009         199.21         12,948.95
-------------------------------------------


            10,000 DEBENTURE
-------------------------------------------
        SERIES DUE OCTOBER 1, 2011

Interest Rate     6.50%
-------------------------------------------
                 INTEREST   PRINCIPAL PLUS
QUARTER            FOR        CUMULATIVE
ENDING           QUARTER       INTEREST
-------------------------------------------
                            $     10,000.00
10/01/2005         108.33         10,108.33
01/01/2006         164.26         10,272.59
04/01/2006         166.93         10,439.52
07/01/2006         169.64         10,609.16
10/01/2006         172.40         10,781.56
01/01/2007         175.20         10,956.76
04/01/2007         178.05         11,134.81
07/01/2007         180.94         11,315.75
10/01/2007         183.88         11,499.63
01/01/2008         186.87         11,686.50
04/01/2008         189.91         11,876.41
07/01/2008         192.99         12,069.40
10/01/2008         196.13         12,265.53
01/01/2009         199.31         12,464.84
04/01/2009         202.55         12,667.39
07/01/2009         205.85         12,873.24
10/01/2009         209.19         13,082.43
01/01/2010         212.59         13,295.02
04/01/2010         216.04         13,511.06
07/01/2010         219.55         13,730.61
10/01/2010         223.12         13,953.73
01/01/2011         226.75         14,180.48
04/01/2011         230.43         14,410.91
07/01/2011         234.18         14,645.09
10/01/2011         237.98         14,883.07
-------------------------------------------


            10,000 DEBENTURE
-------------------------------------------
        SERIES DUE OCTOBER 1, 2013

Interest Rate     7.00%
-------------------------------------------
                 INTEREST   PRINCIPAL PLUS
QUARTER            FOR        CUMULATIVE
ENDING           QUARTER       INTEREST
-------------------------------------------
                            $     10,000.00
10/01/2005         116.67         10,116.67
01/01/2006         177.04         10,293.71
04/01/2006         180.14         10,473.85
07/01/2006         183.29         10,657.14
10/01/2006         186.50         10,843.64
01/01/2007         189.76         11,033.40
04/01/2007         193.08         11,226.48
07/01/2007         196.46         11,422.94
10/01/2007         199.90         11,622.84
01/01/2008         203.40         11,826.24
04/01/2008         206.96         12,033.20
07/01/2008         210.58         12,243.78
10/01/2008         214.27         12,458.05
01/01/2009         218.02         12,676.07
04/01/2009         221.83         12,897.90
07/01/2009         225.71         13,123.61
10/01/2009         229.66         13,353.27
01/01/2010         233.68         13,586.95
04/01/2010         237.77         13,824.72
07/01/2010         241.93         14,066.65
10/01/2010         246.17         14,312.82
01/01/2011         250.47         14,563.29
04/01/2011         254.86         14,818.15
07/01/2011         259.32         15,077.47
10/01/2011         263.86         15,341.33
01/01/2012         268.47         15,609.80
04/01/2012         273.17         15,882.97
07/01/2012         277.95         16,160.92
10/01/2012         282.82         16,443.74
01/01/2013         287.77         16,731.51
04/01/2013         292.80         17,024.31
07/01/2013         297.93         17,322.24
10/01/2013         303.14         17,625.38
-------------------------------------------


                           DEBENTURES ($10,000 TO $100,000)
--------------------------------------------------------------------------------------
                UNTS DUE AT MATURITY (PRINCIPAL PLUS ACCRUED INTEREST)
--------------------------------------------------------------------------------------
FACE                       SERIES DUE            SERIES DUE            SERIES DUE
AMOUNT OF                  OCTOBER 1,            OCTOBER 1,            OCTOBER 1,
DEBENTURE                     2009                  2011                  2013
--------------------------------------------------------------------------------------
10,000.00             $          12,948.95  $          14,883.07  $          17,625.38
20,000.00                        25,897.90             29,766.14             35,250.76
30,000.00                        38,846.85             44,649.21             52,876.14
40,000.00                        51,795.80             59,532.28             70,501.52
50,000.00                        64,744.75             74,415.35             88,126.90
60,000.00                        77,693.70             89,298.42            105,752.28
70,000.00                        90,642.65            104,181.49            123,377.66
80,000.00                       103,591.60            119,064.56            141,003.04
90,000.00                       116,540.55            133,947.63            158,628.42
100,000.00                      129,489.50            148,830.70            176,253.80
--------------------------------------------------------------------------------------

The above amounts are subject to minor adjustment due to computer processing of the quarterly compounding of interest. This should not exceed $1.00 per $10,000 investment

     Once Intervest has received orders for at least $10,000,000 of debentures, Intervest may close as to those debentures. Interest on the debentures will accrue from the date of closing.

     Intervest will pay principal and interest on the debentures to the persons who are registered holders of the debentures on the record date for such payment ("Debenture Holder"). Principal and interest may be paid by check. Intervest will maintain an office or agency where the Debentures may be presented for payment (the "Paying Agent") and an office or agency where the debentures may be presented for registration of transfer or for exchange (the "Registrar"). Debentures of one maturity may not be exchanged for debentures of another maturity. The term "maturity" is defined in the Indenture to mean any of the three maturities of debentures offered hereby and issued pursuant to the Indenture.

     The debentures are transferable on the books of Intervest by the registered holders thereof upon surrender of the debentures to the Registrar appointed by Intervest and, if requested by the Registrar, shall be accompanied by a written instrument of transfer in form satisfactory to the registrar. Intervest has appointed The Bank of New York as the "Registrar" for the debentures. The person in whose name any debenture is registered shall be treated as the absolute owner of the debenture for all purposes, and shall not be affected by any notice to the contrary. Upon transfer, the debentures will be canceled, and one or more new registered Debentures, in the same aggregate face amount, of the same maturity and with the same terms, will be issued to the transferee in exchange therefor (Art. 2, Sec. 2.07(a)).

     The Indenture does not contain any covenants or provisions that may afford the Debenture Holders protection in the event of highly leveraged transactions.

DUTIES  OF  THE  TRUSTEE

     The Indenture provides that in case an Event of Default (as defined) shall occur and continue, the Trustee will be required to use the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his own affairs in the exercise of its power. While the Trustee may pursue any available remedies to enforce any provision of the Indenture or the Debentures, the holders of a majority in principal amount of all outstanding Debentures may direct the time, method, and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the Debenture holders, unless they shall have offered to the Trustee security and indemnity satisfactory to it.

AUTHENTICATION  AND  DELIVERY  OF  DEBENTURES

     The Registrar shall authenticate debentures for original issue in the aggregate principal amount of up to $12,000,000 (but not more than $2,000,000 total of debentures maturing October 1, 2009, $4,000,000 total of debentures maturing October 1, 2011, or $6,000,000 total of debentures maturing October 1, 2013) upon receipt of a written order of Intervest, specifying the amount of debentures to be authenticated and the date of authentication, which is signed by two officers of Intervest. (Art. 2, Sec. 2.02). Certificates representing the debentures will be delivered to the purchasers of the debentures promptly after Closing.

SUBORDINATION

     The debentures are general unsecured obligations of Intervest limited to $12,000,000 principal amount. The debentures will be subordinated in payment of principal and interest to all Senior Indebtedness. The term "Senior Indebtedness" is defined in the Indenture to mean all Indebtedness of Intervest, whether outstanding on the date of the Indenture or thereafter created, which:

     - (i) is secured, in whole or in part, by any asset or assets owned by Intervest or by a corporation, a majority of whose voting stock is owned by Intervest or a subsidiary of Intervest ("Subsidiary"), or
     - (ii) arises from unsecured borrowings by Intervest from commercial banks, savings banks, savings and loan associations, insurance companies, companies whose securities are traded in a national securities market, or any wholly-owned subsidiary of any of the foregoing, or

     - (iii) arises from unsecured borrowings by Intervest from any pension plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended), or
     - (iv) arises from borrowings by Intervest which are evidenced by commercial paper, or
     - (v) other unsecured borrowings by Intervest which are subordinate to Indebtedness of a type described in clauses (i), (ii) or (iv) above if, immediately after the issuance thereof, the total capital, surplus and retained earnings of Intervest exceed the aggregate of the outstanding principal amount of such indebtedness, or
     - (vi) is a guarantee or other liability of Intervest or of, or with respect to any indebtedness of, a Subsidiary of the type described in clauses (ii), (iii) or (iv) above. (Art. 10, Sec. 10.01).

     As of March 31, 2005, Intervest had no Senior Indebtedness and Intervest's stockholder's equity was $24,153,000. There is no limitation or restriction in the debentures or the Indenture on the creation of Senior Indebtedness by Intervest or on the amount of such Senior Indebtedness to which the debentures may be subordinated. There is also no limitation on the creation or amount of indebtedness which is pari passu with (i.e. having no priority of payment over and not subordinated in right of payment to) the Debentures ("Pari Passu Indebtedness"). As of March 31, 2005, Intervest had outstanding $86,250,000 aggregate principal amount of subordinated debentures which are pari passu with the Debentures. As of May 31, 2005, Intervest had outstanding $88,500,000 aggregate principal amount of subordinated debentures which are pari passu with the Debentures.

     Upon any distribution of assets of Intervest in connection with any dissolution, winding up, liquidation or reorganization of Intervest, the holders of all Senior Indebtedness will first be entitled to receive payment in full of the principal and premium, if any, thereof and any interest due thereon, before the holders of the debentures are entitled to receive any payment upon the principal of or interest on the debentures, and thereafter payments to debenture holders will be pro rata with payments to holders of Pari Passu Indebtedness. In the absence of any such events, Intervest is obligated to pay principal of and interest on the debentures in accordance with their terms.

     Intervest will not maintain any sinking fund for the retirement of any of the debentures.

REDEMPTION

     Intervest may, at its option, at any time call all or any part of the Debentures (including all or any part of the Debentures of any maturity) for payment, and redeem the same at any time prior to the maturity thereof. The redemption price for Debentures will be

     - face amount plus a 1% premium if the date of redemption is prior to April 1, 2007, and
     -    face amount  if  the  date of redemption is on or after April 1, 2007.

     In all cases, the Debenture Holder will also receive interest accrued to the date of redemption. Notice of redemption must be sent by first class mail, postage prepaid, to the registered holders of the debentures not less than 30 days nor more than 90 days prior to the date the redemption is to be made. In the event of a call for redemption, no further interest shall accrue after the redemption date on any debentures called for redemption. (Art. 3, Section 3.03, Paragraph 5). Since the payment of principal of, interest on, or any other amounts due on the debentures is subordinate in right of payment to the prior payment in full of all Senior Indebtedness upon the dissolution, winding up, liquidation or reorganization of Intervest, no redemption will be permitted upon the happening of such an event.

REPURCHASE  PLAN

     A holder of debentures will have the right, commencing in 2009, to require the Company to purchase his or her debentures for the face amount, together with any accrued but unpaid interest through the Repurchase Date (as hereafter defined). However, the Company will not, in any calendar year, be required to purchase more than $100,000 aggregate principal amount of each maturity of debentures, on a non-cumulative basis. The repurchases will be made only once each calendar year, on October 1 of each year (the "Repurchase Date"), commencing October 1, 2009.

     If a holder of debentures desires the Company to purchase his or her debentures, he or she will be required to mail or deliver a written request to the Company at One Rockefeller Plaza, Suite 400, New York, New York 10020 or to such other person or address as may hereafter be designated by the Company. The request must be accompanied by the debenture certificate and a separate bond power, duly endorsed in blank with a medallion signature guarantee, together with such other documents as may be requested by the Company or the Trustee. The Company will repurchase the debentures presented for repurchase by holders on a first-come, first-serve basis, based on the date the Company received the completed documents necessary for the repurchase. The request may be made only once each year commencing in 2009 and the request, certificate and bond power must be delivered no sooner than August 1 and no later than August 31 for a repurchase to be completed as of October 1.

     Only whole debentures, as evidenced by the certificate surrendered, will be eligible for repurchase. The Company may suspend or terminate the repurchase of debentures if: (i) it determines, in its sole discretion, that circumstances make such repurchase not reasonably practical; (ii) it determines, in its sole discretion, that such repurchase would cause adverse tax consequences to the Company or the holders of debentures; (iii) any governmental or regulatory agency with jurisdiction over the Company so demands for the protection of the holders of the debentures; or (iv) it determines, in its sole discretion, that such purchase would be unlawful.

LIMITATION  ON  DIVIDENDS  AND  OTHER  PAYMENTS

     The Indenture will provide that Intervest will not declare or pay any dividend or make any distribution on its Capital Stock (i.e. any and all shares, interests, participations, rights or other equivalents of Intervest's stock) or to its shareholders (other than dividends or distributions payable in Capital Stock), or purchase, redeem or otherwise acquire or retire for value, or permit any Subsidiary to purchase or otherwise acquire for value, Capital Stock of Intervest, if at the time of such payment, or after giving effect thereto, an Event of Default, as hereinafter defined, shall have occurred and be continuing or a default shall occur as a result thereof; provided, however, that the foregoing limitation shall not prevent (A) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment complied with the provisions of such limitation, or (B) the acquisition or retirement of any shares of Intervest's Capital Stock by exchange for, or out of the proceeds of the sale of shares of, its Capital Stock. (Art. 4, Section 4.04).

DISCHARGE  PRIOR  TO  REDEMPTION  OR  MATURITY

     If Intervest at any time deposits with the Trustee money or U.S. Government Obligations sufficient to pay principal and interest on the Debentures prior to their redemption or maturity, Intervest will be discharged from the Indenture, provided certain other conditions specified in the Indenture are satisfied. In the event of such deposit, which is irrevocable, Debenture Holders must look only to the deposited money and securities for payment. U.S. Government Obligations are securities backed by the full faith and credit of the United States. (Art. 8, Section 8.01(2)).

ACCESS  OF  INFORMATION  TO  SECURITY  HOLDERS

     Debenture Holders may obtain from the Trustee information necessary to communicate with other Debenture Holders. Upon written application to the Trustee by any three or more Debenture Holders stating that such Debenture Holders desire to communicate with other Debenture Holders with respect to their rights under the Indenture or under the Debentures, and upon providing the Trustee with the form of proxy or other communication which the Debenture Holders propose to transmit, and upon receipt by the Trustee from the Debenture Holders of reasonable proof that each such Debenture Holder has owned a Debenture for a period of at least six months preceding the date of such application, the Trustee shall, within five business days after the receipt of such information, either (a) provide the applicant Debenture Holders access to all information in the Trustee's possession with respect to the names and addresses of the Debenture Holders; or (b) provide the applicant Debenture
Holders with information as to the number of Debenture Holders and the approximate cost of mailing to such Debenture Holders the form of proxy or other communication, if any, specified in the applicant Debenture Holders' application, and upon written request from such applicant Debenture Holders and receipt of the material to be mailed and of payment, the Trustee shall mail to all the Debenture Holders copies of the from of proxy or other communication so specified in the request. (Art. 2, Section 2.08).

COMPLIANCE  WITH  CONDITIONS  AND  COVENANTS

     Upon any request by Intervest to the Trustee to take any action under the Indenture, Intervest is required to furnish to the Trustee (i) an officers' certificate of Intervest stating that all conditions and covenants in the Indenture relating to the proposed action have been complied with and (ii) an opinion of counsel stating that, in the opinion of such counsel, all such conditions and covenants have been complied with. (Art. 11, Sec. 11.03).
AMENDMENT,  SUPPLEMENT  AND  WAIVER

     Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented, and compliance by Intervest with any provision of the Indenture or the Debentures may be waived, with the consent of the holders of a majority in principal amount of the Debentures outstanding. Without notice to or consent of any holders of Debentures, Intervest may amend or supplement the Indenture or the Debentures to cure any ambiguity, omission, defect or inconsistency, or to make any change that does not adversely affect the rights of any holders of Debentures. However, without the consent of each holder of Debentures affected, an amendment, supplement or waiver may not reduce the amount of Debentures whose holders must consent to an amendment, supplement or waiver, reduce the rate or extend the time for payment of interest on any Debentures (except that the payment of interest on Debentures may be postponed for a period not exceeding three years from its due date with the consent of holders of not less than 75% in principal amount of Debentures at the time outstanding, which consent shall be binding upon all holders), reduce the principal of or extend the fixed maturity of any Debentures, make any Debentures payable in money other than that stated in the Indenture, make any change in the subordination provisions of the Indenture that adversely affects the rights of any holder of Debentures or waive a default in the payment of principal of or interest on, or other redemption payment on any Debentures. (Art. 9, Sec. 9.02).

DEFAULTS  AND  REMEDIES

     Each  of  the  following  is  an  "Event  of  Default" under the Indenture:

     -    failure  by Intervest to pay any principal on the Debentures when due;
     - failure by Intervest to pay any interest installment on the Debentures within thirty days after the due date;
     - failure to perform any other covenant or agreement of Intervest made in the Indenture or the Debentures, continued for sixty days after receipt of notice thereof from the Trustee or the holders of at least 25% in principal amount of the Debentures; and
     -    certain  events  of  bankruptcy,  insolvency  or  reorganization.

     If an Event of Default (other than those described in clause (d) above) occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Debentures, by notice to Intervest, may declare the principal of and accrued interest on all of the Debentures to be due and payable immediately. If an Event of Default of the type described in clause (d) above occurs, all unpaid principal and accrued interest on the Debentures shall automatically become due and payable without any declaration or other act on the part of the Trustee or any holder. (Art. 6, Sec. 6.02). Holders of Debentures may not enforce the Indenture or the Debentures except as provided in the Indenture. Among other things, a Holder may not pursue a remedy unless the Holders of at least 25% in principal amount make a written request to the Trustee to pursue the remedy. The Trustee may refuse to enforce the Indenture or the Debentures unless it receives indemnity and security satisfactory to it. Subject to certain limitations, the holders of a majority in principal amount of the Debentures may direct the Trustee in its exercise of any trust or power conferred on the Trustee, and may rescind an acceleration of the Debentures. The Trustee may withhold from holders of Debentures notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interest. (Art. 6, Secs. 6.05 and 6.06).

     The Indenture requires Intervest to furnish to the Trustee an annual statement, signed by specified officers of Intervest, stating whether or not such officers have knowledge of any Default under the Indenture, and, if so, specifying each such Default and the nature thereof. (Art. 4, Sec. 4.03).

FEDERAL  INCOME  TAX  CONSEQUENCES

     Interest payments received by or accrued for the account of Holders of Debentures will be includible in the income of such Debenture Holders for federal income tax purposes for the taxable year in which the interest is received or accrued. Holders who hold the Debentures for investment purposes should treat all reportable interest as portfolio income under applicable Code provisions.

     Intervest's deposit of funds with the Trustee to effect the discharge of Intervest's obligations under the Debentures and the Indenture prior to redemption or maturity of the Debentures, will have no effect on the amount of income realized or recognized (gain or loss) by the Debenture Holders or the timing of recognition of gain or loss for federal income tax purposes.

                                PLAN OF OFFERING

     Intervest has entered into an Underwriting Agreement with Sage, Rutty & Co., Inc., a New York corporation (the "underwriter"). Mr. Wayne F. Holly, who is a director of Intervest, is the Chairman and President of the underwriter. Pursuant to the Underwriting Agreement, the underwriter will offer the debentures for sale on a minimum ($10,000,000) and maximum ($12,000,000) "best efforts" basis. Accordingly, the underwriter will not have any obligation to purchase any debentures from Intervest in the event it is unable to affect the sale of part or all of the debentures. Moreover, no debenture may be sold unless the Issuer has received orders for at least $10,000,000 of debentures. The minimum amount is without regard as to maturity and there are no separate minimum established for any maturity. If, within 90 days after the registration statement is declared effective by the Securities and Exchange Commission (the "Offering Termination Date"), at least $10,000,000 of debentures, without regard to maturity, have been sold and subscriptions accepted by Intervest, Intervest may close the offering to those debentures (the "First Closing"), and the underwriter may continue to offer the balance of the debentures and subscriptions will be accepted by Intervest until 120 days after the minimum has been sold. The underwriter may enter into one or more Selected Dealer Agreements with other broker/dealer firms which are members of the National Association of Securities Dealers, Inc. (the "NASD"), pursuant to which such other broker/dealers may offer part of the debentures for sale.

     Intervest Securities Corporation, which firm is a member of the NASD, may enter into a Selected Dealer Agreement. Intervest Securities Corporation is a wholly-owned subsidiary of Intervest Bancshares Corporation, the parent corporation of Intervest Mortgage Corporation. Mr. Lowell S. Dansker, an officer and director of the Company, is a registered principal and director of that firm and may participate in the offering in that capacity. As such, the offering is being conducted in compliance with the requirements of Rule 2720 of the NASD Conduct Rules. The underwriter will be acting as a "Qualified Independent Underwriter," as that term is defined in Rule 2720. The underwriter is assuming responsibility related to the pricing of the offering and the performance of due diligence.

     Intervest has agreed to indemnify the underwriter and such broker/dealers participating in the offering against certain civil liabilities, including certain liabilities under the Securities Act of 1933, as amended.

     Employees and/or family members associated with the Selected Dealers or the Company may purchase Debentures in the Offering. All such purchases shall be made on the same terms and conditions as apply to any other purchaser and such purchases will count towards the minimum amount required for the Offering.

     Intervest will pay to the underwriter a commission equal to 3% of the purchase price of debentures due October 1, 2009, 5% of the purchase price of debentures due October 1, 2011, and 7% of the purchase price of debentures due October 1, 2013, which are sold by the underwriter or participating broker/dealers. In addition, Intervest will pay the underwriter a fee equal to of 1% of the aggregate gross amount of debentures due October 1, 2009, and 1% of debentures due October 1, 2011 and October 1, 2013 sold in the offering, and will pay the fee of underwriter's counsel. Pursuant to the Selected Dealer Agreements, the underwriter will reallow to each of the other broker/dealers referred to above the entire commission on the price of each debenture sold by such broker/dealer. No additional discounts or commissions are to be allowed or paid to such other broker/dealers. Copies of this prospectus may be furnished or made available to customers of the Company and its affiliate, Intervest
National Bank. No employee or representative of that Bank, however, is authorized to sell debentures and any such sales shall be through authorized dealers. The debentures are not FDIC insured; are not guaranteed by the Bank; and may lose value.

     Until the First Closing, subscription payments for debentures will be held by Canandaigua National Bank and Trust Company ("CNB") and payments may be submitted by check or wire by federal wire transfer. Checks should be made payable to "CNB - Escrow Intervest" and checks will be submitted by broker/dealers to CNB, the escrow agent, by noon of the next business day after receipt. Funds in the escrow account may be invested only as permitted by Rule 15c2-4 of the SEC Rules. After the First Closing, subscription payments for the debentures in the form of checks should be made payable to Intervest Mortgage Corporation. Payments received by the underwriter or participating broker/dealers will be promptly transmitted to CNB where they will be held for subscribers in a segregated escrow account until acceptable subscriptions for at least $10,000,000 of debentures have been received. At the First Closing, the funds in the escrow account (including interest earned thereon but after deducting commissions due to the Underwriter) will be delivered to Intervest. As required by Rule 10b-9 of the SEC rules, if, on the Offering Termination Date, at least $10,000,000 of debentures have not been sold and subscriptions accepted by Intervest, subscription documents and funds will be promptly refunded to subscribers and the offering will terminate. With respect to interest earned on the escrow account, such interest will, in the event of such termination, be distributed to subscribers in proportion to the amount paid by each subscriber without regard to the date when such subscription funds were paid by the subscriber. It shall be a condition to the refund of subscription funds that the subscriber furnish an executed IRS Form W-9 so that any interest earned and distributed to such subscriber may be properly reported. Once the Escrow Agent has received a minimum of $10,000,000 in subscriptions for debentures which have been accepted by Intervest, Intervest may close the Offering as to those subscribers, and the underwriter may continue to offer the balance of the debentures and subscriptions will be accepted by Intervest until 120 days after such minimum has been sold.

                                 LEGAL OPINIONS

     The legality of the issuance of the Debentures offered herewith has been passed upon for Intervest by Harris Beach PLLC, 99 Garnsey Road, Pittsford, New York 14534. Certain legal matters will be passed upon for the Underwriter by Harter Secrest & Emery, LLP, 1600 Bausch & Lomb Place, Rochester, New York 14604.

                                     EXPERTS

     The consolidated financial statements of Intervest as of December 31, 2004 and December 31, 2003 and for each of the years in the three year period ended December 31, 2004 and Schedule IV as of December 31, 2004, have been included herein and in the Registration Statement in reliance upon the report of Eisner LLP, independent registered public accounting firm, appearing elsewhere herein, given upon the authority of said firm as experts in accounting and auditing.

                             INDEX TO FINANCIAL STATEMENTS
                           OF INTERVEST MORTGAGE CORPORATION


Report of Independent Registered Public Accounting Firm . . . . . . . . . . . .  F-  1
Balance Sheets as of March 31, 2005 (unaudited),
    December 31, 2004 and December 31, 2003 . . . . . . . . . . . . . . . . . .  F-  2
Statements of Operations for the three months ended March 31, 2005
    (unaudited) and March 31, 2004 (unaudited), and for the Years Ended
    December 31, 2004, 2003 and 2002. . . . . . . . . . . . . . . . . . . . . .  F-  3
Statements of Changes in Stockholder's Equity for the three months ended
    March 31, 2005 (unaudited), and for the Years Ended
    December 31, 2004, 2003 and 2002. . . . . . . . . . . . . . . . . . . . . .  F-  4
Statements of Cash Flows for the three months ended March 31, 2005 (unaudited),
    March 31, 2004 (unaudited), and
    For the Years Ended  December 31, 2004, 2003 and 2002 . . . . . . . . . . .  F-  5
Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . .  F-  6
Schedule IV - Mortgage Loans on Real Estate -
    December 31, 2004 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F- 18


Other financial statement schedules and inapplicable periods with respect to schedules listed above are omitted because the conditions requiring their filing do not exist or the information required thereby is included in the financial statements filed, including the notes thereto.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board  of  Directors  and  Stockholder
Intervest  Mortgage  Corporation
New  York,  New  York:

We have audited the consolidated balance sheets of Intervest Mortgage Corporation and subsidiaries as of December 31, 2004 and 2003 and the related consolidated statements of operations, changes in stockholder's equity and cash flows for each of the years in the three-year period ended December 31, 2004.
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above fairly present, in all material respects, the consolidated financial position of Intervest Mortgage Corporation and subsidiaries as of December 31, 2004 and 2003, and the consolidated results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2004 in conformity with U.S. generally accepted accounting principles.

/s/  Eisner  LLP
----------------
Eisner  LLP
New  York,  New  York
February  10,  2005

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Board  of  Directors  and  Stockholder
Intervest  Mortgage  Corporation


     We have reviewed the accompanying condensed consolidated balance sheet of Intervest Mortgage Corporation and Subsidiaries (the "Company") as of March 31, 2005, and the related condensed consolidated statements of operations, changes in stockholder's equity and cash flows for the three-month periods ended March 31, 2005 and 2004. These interim condensed consolidated financial statements are the responsibility of the Company's management.

     We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

     Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim condensed consolidated financial statements for them to be in conformity with U.S. generally accepted accounting principles.

     We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of the Company as of December 31, 2004 and the related consolidated statements of operations, changes in stockholder's equity and cash flows for the year then ended (not presented herein), and in our report dated February 10, 2005, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 2004 is fairly stated in all material respects in relation to the consolidated balance sheet from which it has been derived.





/s/  Eisner  LLP
----------------
New  York,  New  York
April  22,  2005

                              INTERVEST MORTGAGE CORPORATION AND SUBSIDIARIES

                                         CONSOLIDATED BALANCE SHEETS


                                                                         AT MARCH 31,     AT DECEMBER 31,
                                                                        --------------  -------------------
($in thousands)                                                              2005         2004      2003
-----------------------------------------------------------------------------------------------------------
                                                                         (Unaudited)
ASSETS
Cash                                                                    $       15,471  $  6,160  $   1,379
Short-term investments (note 2)                                                 11,029    10,991     24,393
                                                                        -----------------------------------
    Total cash and cash equivalents                                             26,500    17,151     25,772
Mortgage loans receivable(net of unearned fees and discounts and
allowance for loan losses, notes 3 and 4)                                       88,084   100,188     89,116
Accrued interest receivable                                                        642       497        642
Loan fees receivable                                                               773       884        762
Fixed assets, net (note 5)                                                          81        88         86
Deferred debenture offering costs, net (note 6)                                  3,034     3,271      2,851
Other assets                                                                       341       372        349
-----------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                            $      119,455  $122,451  $ 119,578
===========================================================================================================


LIABILITIES
Mortgage escrow funds payable                                           $        1,784  $  1,644  $   1,671
Subordinated debentures payable (note 7)                                        86,250    88,850     87,350
Debenture interest payable at maturity (note 7)                                  6,724     8,219     12,052
Other liabilities                                                                  544       211        332
-----------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                                               95,302    98,924    101,405
===========================================================================================================


Commitments and contingencies (notes 11 and 13)


STOCKHOLDER'S EQUITY
Class A common stock (no par value, 200 shares authorized, 100
issued and outstanding)                                                          2,100     2,100      2,100
Class B common stock ( no par value, 100 shares authorized, none
issued )                                                                             -         -          -
Additional paid-in-capital                                                      11,510    11,510      8,510
Retained earnings (note 8)                                                      10,543     9,917      7,563
-----------------------------------------------------------------------------------------------------------
TOTAL STOCKHOLDER'S EQUITY                                                      24,153    23,527     18,173
-----------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                              $      119,455  $122,451  $ 119,578
===========================================================================================================
See accompanying notes to consolidated financial statements.


                                         INTERVEST MORTGAGE CORPORATION AND SUBSIDIARIES

                                              CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                              THREE-MONTHS
                                                                             ENDED MARCH 31,         YEAR ENDED DECEMBER 31,
                                                                            ----------------------------------------------------
($ in thousands)                                                              2005       2004       2004       2003      2002
--------------------------------------------------------------------------------------------------------------------------------
                                                                                (Unaudited)

REVENUES
Interest and fee income on mortgages                                        $  2,289  $    2,250  $   9,657  $  9,066  $   8,131
Interest income on short-term investments                                        103          86        239       203        289
                                                                            ----------------------------------------------------
     Total interest and fee income                                             2,392       2,336      9,896     9,269      8,420
Servicing agreement income - related party (note 11)                           1,332         842      4,262     2,343      1,597
Gain on early repayment of mortgages                                              49         233        447       260        334
Other income                                                                      21          65        207       196        125
--------------------------------------------------------------------------------------------------------------------------------
TOTAL REVENUES                                                                 3,794       3,476     14,812    12,068     10,476
--------------------------------------------------------------------------------------------------------------------------------


EXPENSES
Interest on debentures                                                         1,627       1,731      6,811     6,187      5,483
Amortization of deferred debenture offering costs                                270         289      1,134       953        805
Provision for loan losses                                                          -          40        141        90         83
General and administrative                                                       732         461      2,347     1,583      1,332
--------------------------------------------------------------------------------------------------------------------------------
TOTAL EXPENSES                                                                 2,629       2,521     10,433     8,813      7,703
--------------------------------------------------------------------------------------------------------------------------------


Income before income taxes                                                     1,165         955      4,379     3,255      2,773
Provision for income taxes (note 12)                                             539         442      2,025     1,496      1,207
--------------------------------------------------------------------------------------------------------------------------------
NET INCOME                                                                  $    626  $      513  $   2,354  $  1,759  $   1,566
--------------------------------------------------------------------------------------------------------------------------------
See accompanying notes to consolidated financial statements.



                                   INTERVEST MORTGAGE CORPORATION AND SUBSIDIARIES

                             CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY


                                                                      THREE-MONTHS
                                                                     ENDED MARCH 31,      YEAR ENDED DECEMBER 31,
                                                                  --------------------------------------------------
($ in thousands)                                                         2005             2004     2003      2002
--------------------------------------------------------------------------------------------------------------------
                                                                      (Unaudited)
CLASS A COMMON STOCK
--------------------------------------------------------------------------------------------------------------------
Balance at beginning and end of year                               $           2,100  $   2,100  $  2,100  $   2,100
--------------------------------------------------------------------------------------------------------------------

CLASS B COMMON STOCK
--------------------------------------------------------------------------------------------------------------------
Balance at beginning and end of year                                               -          -         -          -
--------------------------------------------------------------------------------------------------------------------

ADDITIONAL PAID-IN-CAPITAL
Balance at beginning of year                                                  11,510      8,510     3,509      3,509
Contributions from Parent Company                                                  -      3,000     5,001          -
--------------------------------------------------------------------------------------------------------------------
Balance at end of year                                                        11,510     11,510     8,510      3,509
--------------------------------------------------------------------------------------------------------------------

RETAINED EARNINGS
Balance at beginning of year                                                   9,917      7,563     5,804      4,238
Net income                                                                       626      2,354     1,759      1,566
--------------------------------------------------------------------------------------------------------------------
Balance at end of year                                                        10,543      9,917     7,563      5,804
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
TOTAL STOCKHOLDER'S EQUITY AT END OF YEAR                          $          24,153  $  23,527  $ 18,173  $  11,413
====================================================================================================================
See accompanying notes to consolidated financial statements.

                                         INTERVEST MORTGAGE CORPORATION AND SUBSIDIARIES

                                                CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                            THREE-MONTHS
                                                                            ENDED MARCH 31,         YEAR ENDED DECEMBER 31,
                                                                        --------------------------------------------------------
($ in thousands)                                                           2005       2004       2004        2003        2002
--------------------------------------------------------------------------------------------------------------------------------
                                                                             (Unaudited)
OPERATING ACTIVITIE
Net income                                                              $     626   $    513   $  2,354   $   1,759   $   1,566
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation                                                                  7          9         32          33          28
  Provision for loan losses                                                     -         40        141          90          83
  Amortization of deferred debenture offering costs                           270        289      1,134         953         805
  Amortization of premiums, fees and discounts, net                          (217)      (225)    (1,047)       (878)       (640)
  Gain on early repayment of mortgage loans receivable                        (49)      (233)      (447)       (260)       (334)
  Net (decrease) increase in mortgage escrow funds payable                    140        382        (27)      1,011           2
  Net (decrease) increase in debenture interest payable at maturity        (1,495)    (2,153)    (3,833)      1,301       1,638
  Net change in all other assets and liabilities                              377        725      1,276         878         800
--------------------------------------------------------------------------------------------------------------------------------
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES                          (341)      (653)      (417)      4,887       3,948
--------------------------------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
Principal repayments of mortgage loans receivable                          16,180     14,263     61,270      62,209      25,494
Originations of mortgage loans receivable                                  (3,890)   (17,297)   (72,385)    (78,321)    (36,205)
Net decrease (increase) in interest-earning time deposits with banks                                  -       2,000      (2,000)
Purchases of fixed assets, net                                                                      (35)        (52)        (31)
--------------------------------------------------------------------------------------------------------------------------------
NET CASH USED IN INVESTING ACTIVITIES                                      12,290     (3,034)   (11,150)    (14,164)    (12,742)
--------------------------------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
Proceeds from issuance of debentures, net of offering costs                     -      9,335     19,946      14,752      12,488
Principal repayments of debentures                                         (2,600)    (9,000)   (20,000)     (2,650)     (2,500)
Capital contributions from Parent Company                                       -      1,000      3,000       5,001           -
--------------------------------------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                  (2,600)     1,335      2,946      17,103       9,988
--------------------------------------------------------------------------------------------------------------------------------

Net (decrease) increase in cash and cash equivalents                        9,349     (2,352)    (8,621)      7,826       1,194
Cash and cash equivalents at beginning of year                             17,151     25,772     25,772      17,946      16,752
--------------------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                $  26,500   $ 23,420   $ 17,151   $  25,772   $  17,946
================================================================================================================================

SUPPLEMENTAL DISCLOSURES
Cash paid during the year for:
 Interest                                                               $   3,123   $  3,884   $ 10,644   $   4,886   $   3,845
 Income taxes                                                                 176        240      2,112       1,817       1,214
--------------------------------------------------------------------------------------------------------------------------------

    See accompanying notes to consolidated financial statements.

                 INTERVEST MORTGAGE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (UNAUDITED WITH RESPECT TO THE THREE-MONTH PERIODS ENDED
                            MARCH 31, 2005 AND 2004)
--------------------------------------------------------------------------------

1.   DESCRIPTION  OF  BUSINESS  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING
     POLICIES

     DESCRIPTION  OF  BUSINESS

     Intervest Mortgage Corporation and Subsidiaries (the "Company") is a wholly owned subsidiary of Intervest Bancshares Corporation (the "Parent Company"). The Company is engaged in the real estate business, including the origination and purchase of real estate mortgage loans. The Company also provides loan origination services to Intervest National Bank, a wholly owned subsidiary of the Parent Company. Officers of the Company are Directors of the Company and are officers, principal shareholders and Directors of the Parent Company.

     PRINCIPLES  OF  CONSOLIDATION  AND  BASIS  OF  PRESENTATION

     The consolidated financial statements include the accounts of Intervest Mortgage Corporation and its wholly owned subsidiaries, Intervest Distribution Corporation and Intervest Realty Servicing Corporation. All material intercompany accounts and transactions have been eliminated in consolidation. Certain reclassifications have been made to prior year amounts to conform to the current year's presentation. The accounting and reporting policies of the Company conform to accounting principals generally accepted in the United States of America.

     USE  OF  ESTIMATES

     In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, as of the date of the financial statements and revenues and expenses during the reporting periods. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and the estimated fair values of the Company's financial instruments.

     CASH  EQUIVALENTS

     For purposes of the statements of cash flows, cash equivalents include short-term investments that have original maturities of three months or less when purchased.

     MORTGAGE  LOANS  RECEIVABLE

     Mortgage loans receivable are stated at their outstanding principal balances, net of any deferred fees or costs on originated mortgage loans receivable, unamortized discounts on purchased mortgage loans receivable and the allowance for loan losses. Purchased mortgage loans receivable, all of which have been made from affiliated companies, are recorded at cost, which is equivalent to the carrying amount of the seller. The purchase price is deemed equivalent to the fair value of the mortgage loans receivable based on their interest rates. Interest income is accrued on the unpaid principal balance. Discounts are amortized to income over the life of the related mortgage loans receivable using the constant interest method. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the yield of the related mortgage loans receivable. When a loan is paid off or sold, or if a commitment expires unexercised, any unamortized net deferred amount is credited or charged to earnings accordingly.

     Mortgage loans receivable are placed on nonaccrual status when principal or interest becomes 90 days or more past due unless the loan is well secured and in the process of collection. Accrued interest receivable previously recognized is reversed and amortization of net deferred fee income is discontinued for mortgage loans receivable placed on a nonaccrual status. Interest payments received on mortgage loans receivable in a nonaccrual status are recognized as income on a cash basis unless future collections on principal are doubtful, in which case the payments received are applied as a reduction of principal. Mortgage loans receivable remain on nonaccrual status until principal and interest payments are current.

     ALLOWANCE FOR MORTGAGE LOAN LOSSES

     The allowance for mortgage loan losses is netted against mortgage loans receivable and is increased by provisions charged to operations and decreased by chargeoffs (net of recoveries). The adequacy of the allowance is evaluated monthly with consideration given to the nature and volume of the loan portfolio, overall portfolio quality, loan

                 INTERVEST MORTGAGE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (UNAUDITED WITH RESPECT TO THE THREE-MONTH PERIODS ENDED
                            MARCH 31, 2005 AND 2004)
--------------------------------------------------------------------------------

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

     concentrations, specific problem mortgage loans receivable and commitments and estimates of fair value thereof; historical chargeoffs and recoveries, adverse situations which may affect the borrowers' ability to repay, and management's perception of the current and anticipated economic conditions in the Company's lending areas. In addition, Statement of Financial Accounting Standards (SFAS) No. 114 specifies the manner in which the portion of the allowance for loan losses is computed related to certain mortgage loans receivable that are impaired. A loan is normally deemed impaired when, based upon current information and events, it is probable the Company will be unable to collect both principal and interest due according to the contractual terms of the loan agreement. Impaired mortgage loans receivable normally consist of mortgage loans receivable on nonaccrual status. Interest income on impaired mortgage loans receivable is recognized on a cash basis. Impairment for commercial real estate and residential mortgage loans receivable is measured based on the present value of expected future cash flows, discounted at the loan's effective interest rate, or the observable market price of the loan or the estimated fair value of the loan's collateral, if payment of the principal and interest is dependent upon the collateral. When the fair value of the property is less than the recorded investment in the loan, this deficiency is recognized as a valuation allowance, and a charge to the provision for loan losses. The Company will charge off any portion of a recorded investment in a loan that exceeds its fair value of the collateral.

     FIXED  ASSETS

     Fixed assets are carried at cost net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful life of the asset. Maintenance, repairs and minor improvements are charged to operating expenses as incurred while major improvements are capitalized.

     DEFERRED  DEBENTURE  OFFERING  COSTS

     Costs relating to offerings of debentures are amortized over the terms of the debentures. Deferred debenture offering costs consist primarily of underwriters' commissions.

     ADVERTISING  COSTS

     Advertising  costs  are  expensed  as  incurred.

     INCOME  TAXES

     Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is recorded if it is more likely than not that some portion or all of the deferred tax assets will not be realized based on a review of available evidence.

     OFF-BALANCE  SHEET  FINANCIAL  INSTRUMENTS

     In the ordinary course of business, the Company enters into off-balance sheet financial instruments consisting of commitments to extend credit. Such financial instruments are recorded in the consolidated financial statements when they are funded and related fees are recorded when incurred or received.

2.   SHORT-TERM INVESTMENTS

     At March 31, 2005 and December 31, 2004 and 2003, short-term investments were comprised of bank commercial paper, money market and savings accounts with banks.

                 INTERVEST MORTGAGE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (UNAUDITED WITH RESPECT TO THE THREE-MONTH PERIODS ENDED
                            MARCH 31, 2005 AND 2004)
--------------------------------------------------------------------------------

3.   MORTGAGE LOANS RECEIVABLE

     Mortgage loans receivable are summarized as follows:

                                                         At March 31,       At December 31,      At December 31,
                                                      -----------------  -------------------  -------------------
                                                            2005                2004                 2003
                                                      -----------------  -------------------  -------------------
                                                       # of     Amount     # of     Amount      # of     Amount
($in thousands)                                        loans              loans                loans
-----------------------------------------------------------------------------------------------------------------
Residential multifamily mortgage loans receivable          48  $49,357         52  $ 52,543         47  $ 48,039
Commercial real estate mortgage loans receivable           37   35,379         40    38,121         32    30,596
Land and land development loans receivable                  3    4,506          4    10,868          3    11,782
-----------------------------------------------------------------------------------------------------------------
Mortgage loans receivable                                  88   89,242         96   101,532         82    90,417
-----------------------------------------------------------------------------------------------------------------
Deferred loan fees and unamortized discount                       (826)              (1,012)              (1,110)
-----------------------------------------------------------------------------------------------------------------
Mortgage loans receivable, net of fees and discount             88,416              100,520               89,307
-----------------------------------------------------------------------------------------------------------------
Allowance for mortgage loan losses                                (332)                (332)                (191)
-----------------------------------------------------------------------------------------------------------------
Mortgage loans receivable, net                                 $88,084             $100,188             $ 89,116
-----------------------------------------------------------------------------------------------------------------

     At March 31, 2005, the loan portfolio consisted of $49,713,000 and $39,529,000 first mortgage loans and junior mortgage loans, respectively. These loans were comprised of $26,807,000 of fixed-rate loans and $62,435,000 of adjustable-rate loans. At December 31, 2004, the loan portfolio consisted of $60,265,000 and $41,267,000 of first mortgage loans and junior mortgage loans, respectively. These loans were comprised of $28,897,000 of fixed-rate loans and $72,635,000 of adjustable-rate loans. At December 31, 2003, the loan portfolio consisted of $61,869,000 and $28,548,000 of first mortgage loans and junior mortgage loans, respectively. These loans were comprised of $32,773,000 of fixed-rate loans and $57,644,000 of adjustable-rate loans.

     At March 31, 2005, effective interest rates on mortgages ranged from 5.69% to 16.49%. At December 31, 2004, effective interest rates on mortgages ranged from 5.69% to 17.40%, compared to 5.08% to 17.19% at December 31, 2003. Many of the mortgage loans receivable have an interest rate floor which resets upward along with any increase in the loan's interest rate. This feature reduces the loan's interest rate exposure in periods of declining interest rates.

     For the three months ended March 31, 2005 and 2004 and the years ended 2004, 2003 and 2002, certain mortgages were repaid in full prior to their maturity date. The prepayments resulted in the recognition of unearned fees and discounts associated with such mortgage loans receivable, as well as the receipt of prepayment fees in certain cases. For the three months ended March 31, 2005 and 2004 and years ended 2004, 2003 and 2002, income associated with the prepayments of mortgages was $49,000, $233,000, $447,000, $260,000 and $334,000, respectively.

     Credit risk, which represents the possibility of the Company not recovering amounts due from its borrowers, is significantly related to local economic conditions in the areas the properties are located, as well as the Company's underwriting standards. Economic conditions affect the market value of the underlying collateral as well as the levels of occupancy of income-producing properties (such as office buildings, shopping centers and rental and cooperative apartment buildings).

     The geographic distribution of the properties that collateralize the loan portfolio is summarized as follows:

                   At March 31, 2005      At December 31, 2004      At December 31, 2003
                 ---------------------  ------------------------  ------------------------
($ in thousands)  Amount   % of Total    Amount     % of Total     Amount     % of Total
------------------------------------------------------------------------------------------
New York           76,051        85.2   $  86,701          85.4%  $  80,130          88.6%
New Jersey          8,096         9.1       8,133           8.0       1,309           1.4
Florida             2,544         2.8       2,304           2.3       5,200           5.8
Maryland              873         1.0         880           0.9           -             -
Alabama               785         0.9         789           0.8           -             -
Connecticut           338         0.4         340           0.3         793           0.9
All other             555         0.6         563           0.5         829           0.9
Pennsylvania            -           -       1,822           1.8       2,156           2.4
------------------------------------------------------------------------------------------
                   89,242       100.0%  $ 101,532         100.0%  $  90,417         100.0%
------------------------------------------------------------------------------------------

                 INTERVEST MORTGAGE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (UNAUDITED WITH RESPECT TO THE THREE-MONTH PERIODS ENDED
                            MARCH 31, 2005 AND 2004)
--------------------------------------------------------------------------------

3.   MORTGAGE LOANS RECEIVABLE, CONTINUED

     The following table shows scheduled contractual principal repayments of the loan portfolio at March 31, 2005:

          ($in thousands)
          ------------------------------------------------------
          For the nine-months ending December 31, 2005   $33,412
          For the year ending December 31, 2006           26,764
          For the year ending December 31, 2007           16,141
          For the year ending December 31, 2008            1,995
          For the year ending December 31, 2009            1,585
          Thereafter                                       9,345
          ------------------------------------------------------
                                                         $89,242
          ------------------------------------------------------

     The following table shows scheduled contractual principal repayments of the loan portfolio at December 31, 2004:

          ($in thousands)
          -----------------------------------------------------
          For the year ending December 31, 2005        $ 47,596
          For the year ending December 31, 2006          25,378
          For the year ending December 31, 2007          16,230
          For the year ending December 31, 2008           1,254
          For the year ending December 31, 2009           1,599
          Thereafter                                      9,475
          -----------------------------------------------------
                                                       $101,532
          -----------------------------------------------------

     At March 31, 2005, $35,176,000 of mortgage loans receivable with adjustable rates and $13,924,000 of mortgage loans receivable with fixed rates are due after one year. At December 31, 2004, $39,928,000 of mortgage loans receivable with adjustable rates and $14,008,000 of mortgage loans receivable with fixed rates are due after one year.

     At March 31, 2005 and December 31, 2004, one loan with a principal balance of $179,000 was on a nonaccrual status, compared to two loans with an aggregate principal balance of $1,057,000 at December 31, 2003. These loans were considered impaired under the criteria of SFAS No.114. but no valuation allowance was maintained at any time since the Company believes that the estimated fair value of the underlying properties exceeded the Company's recorded investment.

     At March 31, 2005 and December 31, 2004 and 2003, there were no other loans classified as nonaccrual, impaired or ninety days past due and still accruing interest. Interest income that was not recorded on nonaccrual loans under their contractual terms amounted to $5,000 for the three months ended March 31, 2005, $15,000 in 2004 and $58,000 in 2003. The average balance of nonaccrual (impaired) loans for the three-month ended March 31, 2005 and year ended 2004 and 2003 was $179,000, $76,000 and $610,000, respectively. There were no nonaccrual loans for 2002.


4.   ALLOWANCE  FOR  MORTGAGE  LOAN  LOSSES

     Activity in the allowance for mortgage loan losses is summarized as follows:

                                    For the Three-Months          For the Year Ended
                                  ------------------------  ---------------------------
                                      Ended  March  31,             December 31,
                                  ------------------------  ---------------------------
($in thousands)                       2005         2004       2004      2003      2002
---------------------------------------------------------------------------------------
Balance at beginning of year      $        332  $      191  $    191  $     101  $   18
Provision charged to operations              -          40       141         90      83
---------------------------------------------------------------------------------------
Balance at end of year            $        332  $      231  $    332  $     191  $  101
---------------------------------------------------------------------------------------

                 INTERVEST MORTGAGE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (UNAUDITED WITH RESPECT TO THE THREE-MONTH PERIODS ENDED
                            MARCH 31, 2005 AND 2004)
--------------------------------------------------------------------------------

5.   FIXED  ASSETS

          Fixed  assets  are  summarized  as  follows:

                                     At March 31,      At December 31,
                                    --------------  -------------------
($ in thousands)                         2005          2004       2003
-------------------------------------------------------------------------
Furniture, fixtures and equipment   $          82   $      82   $     99
Automobiles                                    43          43         43
-------------------------------------------------------------------------
Total cost                                    125         125        142
-------------------------------------------------------------------------
Less accumulated deprecation                  (44)        (37)       (56)
-------------------------------------------------------------------------
Fixed assets, net                   $          81   $      88   $     86
-------------------------------------------------------------------------

6.   DEFERRED  DEBENTURE  OFFERING  COSTS

          Deferred  debenture  offering  costs  are  summarized  as  follows:

                                          At March 31,      At December 31,
                                         --------------  ---------------------
($ in thousands)                              2005          2004       2003
------------------------------------------------------------------------------
Deferred debenture offering costs        $       6,955   $   7,079   $  7,209
Less accumulated amortization                   (3,921)     (3,808)    (4,358)
------------------------------------------------------------------------------
Deferred debenture offering costs, net   $       3,034   $   3,271   $  2,851
------------------------------------------------------------------------------

7.   SUBORDINATED  DEBENTURES  PAYABLE

          The  following  table  summarizes  debenture  payable.

($ in thousands)                                                           At March 31,      At December 31,
                                                                           -------------  -------------------
                                                                                2005        2004      2003
-------------------------------------------------------------------------------------------------------------
Series 05/12/95 - interest at 2% above prime - due April 1, 2004           $           -  $      -  $   9,000
Series 10/19/95 - interest at 2% above prime - due October 1, 2004                     -         -      9,000
Series 05/10/96 - interest at 2% above prime - due April 1, 2005                  10,000    10,000     10,000
Series 10/15/96 - interest at 2% above prime - due October 1, 2005                 5,500     5,500      5,500
Series 04/30/97 - interest at 1% above prime - due October 1, 2005                 8,000     8,000      8,000
Series 11/10/98 - interest at 9% fixed       - due January 1, 2005                     -     2,600      2,600
Series 06/28/99 - interest at 8 1/2 % fixed  - due July 1, 2004                        -         -      2,000
Series 06/28/99 - interest at 9% fixed       - due July 1, 2006                    2,000     2,000      2,000
Series 09/18/00 - interest at 8 1/2 % fixed  - due January 1, 2006                 1,250     1,250      1,250
Series 09/18/00 - interest at 9% fixed       - due January 1, 2008                 1,250     1,250      1,250
Series 08/01/01 - interest at 7 1/2 % fixed  - due April 1, 2005                   1,750     1,750      1,750
Series 08/01/01 - interest at 8% fixed       - due April 1, 2007                   2,750     2,750      2,750
Series 08/01/01 - interest at 8 1/2 % fixed  - due April 1, 2009                   2,750     2,750      2,750
Series 01/17/02 - interest at 7 1/4 % fixed  - due October 1, 2005                 1,250     1,250      1,250
Series 01/17/02 - interest at 7 1/2 % fixed  - due October 1, 2007                 2,250     2,250      2,250
Series 01/17/02 - interest at 7 3/4 % fixed  - due October 1, 2009                 2,250     2,250      2,250
Series 08/05/02 - interest at 7 1/4 % fixed  - due January 1, 2006                 1,750     1,750      1,750
Series 08/05/02 - interest at 7 1/2 % fixed  - due January 1, 2008                 3,000     3,000      3,000
Series 08/05/02 - interest at 7 3/4 % fixed  - due January 1, 2010                 3,000     3,000      3,000
Series 01/21/03 - interest at 6 3/4 % fixed  - due July 1, 2006                    1,500     1,500      1,500
Series 01/21/03 - interest at 7 % fixed      - due July 1, 2008                    3,000     3,000      3,000
Series 01/21/03 - interest at 7 1/4 % fixed  - due July 1, 2010                    3,000     3,000      3,000
Series 07/25/03 - interest at 6 1/2 % fixed  - due October 1, 2006                 2,500     2,500      2,500
Series 07/25/03 - interest at 6 3/4 % fixed  - due October 1, 2008                 3,000     3,000      3,000
Series 07/25/03 - interest at 7 % fixed      - due October 1, 2010                 3,000     3,000      3,000
Series 11/28/03 - interest at 6 1/4 % fixed  - due April 1, 2007                   2,000     2,000          -
Series 11/28/03 - interest at 6 1/2 % fixed  - due April 1, 2009                   3,500     3,500          -
Series 11/28/03 - interest at 6 3/4 % fixed  - due April 1, 2011                   4,500     4,500          -
Series 06/07/04 - interest at 6 1/4 % fixed  - due January 1, 2008                 2,500     2,500          -
Series 06/07/04 - interest at 6 1/2 % fixed  - due January 1, 2010                 4,000     4,000          -
Series 06/07/04 - interest at 6 3/4 % fixed  - due January 1, 2012                 5,000     5,000          -
-------------------------------------------------------------------------------------------------------------
                                                                           $      86,250  $ 88,850  $  87,350
-------------------------------------------------------------------------------------------------------------

                 INTERVEST MORTGAGE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (UNAUDITED WITH RESPECT TO THE THREE-MONTH PERIODS ENDED
                            MARCH 31, 2005 AND 2004)
--------------------------------------------------------------------------------

7.   SUBORDINATED  DEBENTURES  PAYABLE,  CONTINUED

     In the table above, prime represents the prime rate of JPMorganChase Bank, which was 5.75% on March 31, 2005 and 5.25% on December 31, 2004. The floating rate debentures have a maximum interest rate of 12%.

     In April of 2005, the Company issued its Series 3/21/05 debentures in the principal amount of $14,000,000. Net proceeds, after deferred offering costs, amounted to $12,976,000. On January 1, 2005, the Company's Series 11/10/98 debentures matured and were repaid for $2,600,000 of principal and $1,859,000 of accrued interest. On April 1, 2005, the Company's Series 5/10/96 debentures matured and were repaid for $10,000,000 of principal and $ 2,218,000 of accrued interest. On April 1, 2005, the Company's Series 8/1/01 debentures due April 1, 2005 matured and were repaid for $1,750,000 of principal and $ 84,000 of accrued interest.

     Interest is paid quarterly on the Company's debentures except for the following: $1,980,000 of Series 5/10/96; all of series 6/28/99, all of Series 9/18/00; $770,000 of Series 8/01/01; $270,000 of Series 1/17/02;
     $1,520,000  of Series 8/05/02; $1,750,000 of Series 11/28/03; $1,910,000 of
     Series 6/7/04 debentures and $1,920,000.00 of Series 3/21/05, which accrue and compound interest quarterly, with such interest due and payable at maturity.

     The  holders  of  Series  6/28/99,  9/18/00  and  1/17/02  through  3/21/05 debentures can require the Company repurchase the debentures for face amount plus accrued interest each year (beginning October 1, 2005 for Series 1/17/02, January 1, 2006 for Series 8/05/02, July 1, 2006 for Series 1/21/03, October 1, 2006 for Series 7/25/03, January 1, 2007 for Series 11/28/03, January 1, 2008 for Series 6/7/04 and April 1, 2009 for Series 3/21/05) provided, however, in no calendar year will the Company be required to purchase more than $100,000 in principal amount of each maturity, in each series of debentures, on a non-cumulative basis.

     The Company's debentures may be redeemed at its option at any time, in whole or in part, for face value, except for Series 6/7/04 and Series 3/21/05. Redemptions would be at a premium of 1% if they occurred prior to July 1, 2005 for the Series 6/7/04 debentures or prior to October 1, 2006 for the Series 3/21/05 debentures. All the debentures are unsecured and subordinate to all present and future senior indebtedness, as defined in the indenture related to each debenture.

     Scheduled contractual maturities of debentures as of March 31, 2005 are summarized as follows:


($ in thousands)                               Principal   Accrued Interest
----------------------------------------------------------------------------
For the nine-months ending December 31, 2005   $   26,500  $           3,425
For the year ending December 31, 2006               9,000              1,952
For the year ending December 31, 2007               7,000                143
For the year ending December 31, 2008              12,750                742
For the year ending December 31, 2009               8,500                198
Thereafter                                         22,500                264
----------------------------------------------------------------------------
                                               $   86,250  $           6,724
----------------------------------------------------------------------------

     Scheduled contractual maturities of debentures as of December 31, 2004 are summarized as follows:

($ in thousands)                        Principal   Accrued Interest
---------------------------------------------------------------------
For the year ending December 31, 2005   $   29,100  $           5,191
For the year ending December 31, 2006        9,000              1,833
For the year ending December 31, 2007        7,000                127
For the year ending December 31, 2008       12,750                681
For the year ending December 31, 2009        8,500                176
Thereafter                                  22,500                211
---------------------------------------------------------------------
                                        $   88,850  $           8,219
---------------------------------------------------------------------

                 INTERVEST MORTGAGE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (UNAUDITED WITH RESPECT TO THE THREE-MONTH PERIODS ENDED
                            MARCH 31, 2005 AND 2004)
--------------------------------------------------------------------------------

8.   DIVIDEND  RESTRICTION

     The payment of dividends by the Company to the Parent Company is subject to restrictions. The Company cannot declare or pay any dividend or make any distribution on its capital stock (other than dividends or distributions payable in capital stock), or purchase, redeem or otherwise acquire or retire for value, or permit any subsidiary to purchase or otherwise acquire for value, capital stock of the Company, if at the time of such payment, the Company is not in compliance with certain provisions of the indentures under which the Company's debentures were issued.

9.   PROFIT  SHARING  PLAN

     The Company maintains a tax-qualified, profit sharing plan and trust in accordance with the provisions of Section 401(k) of the Internal Revenue Code. The plan is available to each of the Company's eligible employees who elect to participate after meeting certain length-of-service requirements. The Company makes discretionary matching contributions up to 3% of employee compensation, which vest to the employees over a period of time. Total cash contributions to the plan for 2004, 2003 and 2002 were $18,000, $13,000 and $13,000, respectively. Total contributions for the three months ended March 31, 2005 and 2004 were $8,000 and $3,000, respectively.

10.  RENTAL  EXPENSE

     As of May, 2004, the Company shares office space with its Parent Company which leases the entire fourth floor, approximately 21,500 square feet, of One Rockefeller Plaza in New York City. The Company occupies approximately one half of the space. The Parent Company's lease expires March 2014. The Company has an informal agreement with the Parent Company whereby it reimburses the Parent Company for its share of the rent.

     Total rent expense amounted to $109,000 and $51,000 for the three months ended March 31, 2005 and 2004, $486,000 in 2004, $242,000 in 2003
     and $218,000 in 2002. Rent expense for the three months ended March 31, 2005 and 2004 and year ended 2004 included related charges paid to the Parent Company of $109,000, $0 and $317,000 respectively.

11.  RELATED  PARTY  TRANSACTIONS

     From time to time, the Company participates with Intervest National Bank (a wholly owned subsidiary of the Parent Company) in certain mortgage loans receivable. The Company had no participations outstanding with Intervest National Bank at March 31, 2005 and December 31, 2004, compared to an outstanding balance of $5,533,000 at December 31, 2003.

     The Company has a servicing agreement with Intervest National Bank to provide origination services which include: the identification of potential properties and borrowers; the inspection of properties constituting collateral for such loans; the negotiation of the terms and conditions of such loans in accordance with the Intervest National Bank's underwriting standards; preparing commitment letters and coordinating the loan closing process. This agreement renews each January 1 unless terminated by either party. The Company earned $1,332,000, $842,000, $4,262,000, $2,343,000 and
     $1,597,000 for the three months ended March 31, 2005 and 2004 and the years ended 2004, 2003 and 2002, respectively, in connection with this servicing agreement. Such services are performed by Company personnel and the expenses associated with the performance of such services are borne by the Company.

                 INTERVEST MORTGAGE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (UNAUDITED WITH RESPECT TO THE THREE-MONTH PERIODS ENDED
                            MARCH 31, 2005 AND 2004)
--------------------------------------------------------------------------------

11.  RELATED  PARTY  TRANSACTIONS,  CONTINUED

     The Company has interest-bearing and noninterest-bearing deposit accounts with Intervest National Bank totaling $6,913,000 at March 31, 2005, $9,352,000 at December 31, 2004, and $18,869,000 at December 31,
     2003. The Company received interest income of $80,000 and $45,000 the three months ended March 31, 2005 and 2004 and $138,000, $102,000 and $81,000 for
     the years ended 2004, 2003 and 2002, respectively, in connection with such deposits. These amounts are included in interest income in the consolidated statements of operations.

     Intervest Securities Corporation, an affiliate, received commissions and fees aggregating $0, $56,000, $119,000, $77,100 and $58,000 for the
     three months ended March 31, 2005 and 2004 and the years ended 2004, 2003 and 2002 in connection with the placement of subordinated debentures of the Company.

     The Company paid fees of $13,000 and $10,000 in the three months ended March 31, 2005 and 2004 and $137,000 in 2004, $199,000 in 2003 and $115,000
     in 2002 for legal services rendered by a law firm, a partner of which is a director of the Company. The Company paid commissions and fees in connection with the placement of debentures aggregating $0 and $315,000 on March 31, 2005 and 2004, $679,000 in 2004, $531,000 in 2003 and $515,000 in
     2002 to a broker/dealer, a principal of which is a director of the Company.

     The Company will reimburse the Parent Company for the new leased space as follows: $296,000 for the remaining nine months of 2005; $394,000 in 2006; $394,000 in 2007; $427,000 in 2008; 437,000 in 2009 and $1,913,000
     thereafter for an aggregate amount of $3,959,000.

     The Company has a management agreement with its Parent, that is reviewed annually, under which the Company incurs a management fee of $12,500 per month. The Company paid $37,500 to the Parent Company during the first quarter of 2005. The Parent Company provides services related to corporate finance and planning and intercompany administration, and acts as a liaison for the Company in various corporate matters. There was no management fee paid in the first quarter of 2004.

12.  INCOME  TAXES

     The Company files consolidated Federal and combined New York State and City income tax returns with its Parent Company on a calendar year basis. Income taxes are provided as if the Company filed a separate consolidated tax return with its subsidiaries.

     At March 31, 2005, December 31, 2004 and 2003, the Company's net deferred tax asset was $317,000, $362,000 and $317,000, respectively, which is included in other assets on the balance sheet. The asset relates to the unrealized benefit for net temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance was not maintained at any time during the first three months of 2005 or the years ended 2004, 2003 or 2002.

                 INTERVEST MORTGAGE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (UNAUDITED WITH RESPECT TO THE THREE-MONTH PERIODS ENDED
                            MARCH 31, 2005 AND 2004)
--------------------------------------------------------------------------------

12.  INCOME  TAXES,  CONTINUED,

     Allocation of federal, state and local income taxes between current and deferred portions is as follows:

     ($ in thousands)                Current    Deferred   Total
     ------------------------------------------------------------
     Year Ended March 31, 2005:
        Federal                      $    310  $      34   $  344
        State and Local                   185         11      196
     ------------------------------------------------------------
                                     $    495  $      45   $  540
     ------------------------------------------------------------
     Year Ended March 31, 2004:
        Federal                      $    282  $      (7)  $  275
        State and Local                   169         (2)     167
     ------------------------------------------------------------
                                     $    451  $      (9)  $  442
     ------------------------------------------------------------
     Year Ended December 31, 2004:
        Federal                      $  1,298  $     (34)  $1,264
        State and Local                   772        (11)     761
     ------------------------------------------------------------
                                     $  2,070  $     (45)  $2,025
     ------------------------------------------------------------
     Year Ended December 31, 2003:
        Federal                      $  1,007  $     (88)  $  919
        State and Local                   605        (28)     577
     ------------------------------------------------------------
                                     $  1,612  $    (116)  $1,496
     ------------------------------------------------------------
     Year Ended December 31, 2002:
        Federal                      $    736  $     (24)  $  712
        State and Local                   501         (6)     495
     ------------------------------------------------------------
                                     $  1,237  $     (30)  $1,207
     ------------------------------------------------------------

     The components of the deferred tax benefit are summarized as follows:

                                    For the Three-Months
                                  -------------------------
                                       Ended March 31,           For the Year Ended December 31,
                                  -------------------------  ---------------------------------------
($ in thousands)                      2005          2004        2004         2003           2002
----------------------------------------------------------------------------------------------------
Deferred loan fees and discount   $        45  $         9   $     20   $       (76)  $          13
Allowance for loan losses                   0          (18)       (65)          (40)            (38)
Depreciation                                -            -          -             -              (5)
----------------------------------------------------------------------------------------------------
                                  $        45  $        (9)  $    (45)  $      (116)  $         (30)
----------------------------------------------------------------------------------------------------

     The tax effects of the temporary differences that give rise to the deferred tax asset are summarized as follows:

                                                      At March 31,     At December 31,
                                                      -------------  -------------------
($ in thousands)                                          2005         2004       2003
----------------------------------------------------------------------------------------
Attributable to: Deferred loan fees and discount      $         154  $     199  $    219
----------------------------------------------------------------------------------------
                 Allowance for loan losses                      152        152        87
                 Depreciation                                    11         11        11
----------------------------------------------------------------------------------------
                                                      $         317  $     362  $    317
----------------------------------------------------------------------------------------

     Reconciliation between the statutory federal income tax rate and the Company's effective tax rate follows:

                                                          For the Three-Months
                                                        ------------------------
                                                             Ended March 31,         For the Year Ended December 31,
                                                        ------------------------  ------------------------------------
($ in thousands)                                           2005         2004        2004       2003          2002
----------------------------------------------------------------------------------------------------------------------
Tax provision at statutory rate                               35.0%        35.0%     35.0%        34.0%          34.0%
Increase in taxes resulting from:
   State and local income taxes, net of federal benefit       11.2         11.2      11.2         11.9            9.4
   All other                                                   0.1          0.1         -          0.1            0.1
----------------------------------------------------------------------------------------------------------------------
                                                              46.3%        46.3%     46.2%        46.0%          43.5%
----------------------------------------------------------------------------------------------------------------------

                 INTERVEST MORTGAGE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (UNAUDITED WITH RESPECT TO THE THREE-MONTH PERIODS ENDED
                            MARCH 31, 2005 AND 2004)
--------------------------------------------------------------------------------

13.  COMMITMENTS  AND  CONTINGENCIES

     The Company has an employment agreement with Jerome Dansker, its Chairman of the Board and Executive Vice President that expires June 30, 2014. The agreement provides for an annual salary in the present amount of $211,185, which is subject to increase annually by six percent or by the percentage increase in the consumer price index, if higher. The agreement also provides for monthly expense payments, the use of a car and medical benefits. In the event of Mr. Dansker's death or disability, monthly payments of one-half of this amount which otherwise would have been paid to Mr. Dansker will continue until the longer of (i) the balance of the term of employment, or (ii) three years. The agreement also provides for additional compensation of $1,000 per month for each $10,000,000 of gross assets of the Company in excess of $100,000,000. For the three months ended March 31, 2005 and 2004 and the years ended 2004 and 2003, Mr. Dansker received $4,000, $6,000, $25,000 and $4,000, respectively of such additional compensation. No additional compensation was paid for 2002.

     The Company issues commitments to extend credit in the normal course of business, which may involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the consolidated balance sheets. Commitments to extend credit are agreements to lend funds under specified conditions. Such commitments generally have fixed expiration dates or other termination clauses and may require payment of fees. Since some of the commitments are expected to expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. Commitments to extend credit amounted to $4,540,000 at March 31, 2005 and $6,080,000 at December 31, 2004, nearly all of which will either close or expire in 2005.

     The Company is periodically a party to or otherwise involved in legal proceedings arising in the normal course of business, such as foreclosure proceedings. Management does not believe that there is any pending or threatened proceeding against the Company, which, if determined adversely, would have a material effect on the business, results of operations, or financial position of the Company.

14.  ESTIMATED  FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS

     Fair value estimates are made at a specific point in time based on available information about each financial instrument. Where available, quoted market prices are used. However, a significant portion of the Company's financial instruments, such as commercial real estate and multifamily mortgage loans receivable, do not have an active marketplace in which they can be readily sold or purchased to determine fair value. Consequently, fair value estimates for such instruments are based on assumptions made by management that include the financial instrument's credit risk characteristics and future estimated cash flows and prevailing interest rates. As a result, these fair value estimates are subjective in nature, involve uncertainties and matters of significant judgment and therefore, cannot be determined with precision. Accordingly, changes in any of management's assumptions could cause the fair value estimates to deviate substantially.

     The fair value estimates also do not reflect any additional premium or discount that could result from offering for sale, at one time, the Company's entire holdings of a particular financial instrument, nor estimated transaction costs. Further, the tax ramifications related to the realization of unrealized gains and losses can have a significant effect on and have not been considered in the fair value estimates. Finally, fair value estimates do not attempt to estimate the value of anticipated future business and the Company's customer relationships.

                 INTERVEST MORTGAGE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (UNAUDITED WITH RESPECT TO THE THREE-MONTH PERIODS ENDED
                            MARCH 31, 2005 AND 2004)
--------------------------------------------------------------------------------

14.  ESTIMATED  FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS,  CONTINUED,

     The carrying and estimated fair values of the Company's financial instruments are as follows:

                                               At March 31, 2005     At December 31, 2004     At December 31, 2003
                                             --------------------  ------------------------  ------------------------
                                             Carrying     Fair      Carrying       Fair       Carrying       Fair
($ in thousands)                               Value      Value      Value        Value        Value        Value
---------------------------------------------------------------------------------------------------------------------
Financial Assets:
  Cash and cash equivalents                  $  26,500  $  26,500  $   17,151  $     17,151  $   25,772  $     25,772
  Mortgage loans receivable, net                88,084     89,944     100,188       102,405      89,116        94,035
Accrued interest receivable                        642        642         497           497         642           642
Financial Liabilities:
  Debentures payable plus accrued interest      92,974     94,592      97,069        98,569      99,402       101,240
Off balance sheet instruments:
  Commitments to lend                               55         55          32            32         115           115
---------------------------------------------------------------------------------------------------------------------

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

     MORTGAGE LOANS RECEIVABLE. The estimated fair value of mortgage loans receivable is based on a discounted cash flow analysis, using interest rates currently being offered for mortgage loans receivable with similar terms to borrowers of similar credit quality. Management can make no assurance that its perception and quantification of credit risk would be viewed in the same manner as that of a potential investor. Therefore, changes in any of management's assumptions could cause the fair value estimates of mortgage loans receivable to deviate substantially.

     DEBENTURES AND ACCRUED INTEREST PAYABLE. The estimated fair value of debentures and related accrued interest payable is based on a discounted cash flow analysis. The discount rate used in the present value computation was estimated by comparison to what management believes to be the Company's incremental borrowing rate for similar arrangements.

     ALL OTHER FINANCIAL ASSETS AND LIABILITIES. The estimated fair value of cash and cash equivalents and accrued interest receivable approximates their carrying values since these instruments are payable on demand or have short-term maturities.

     OFF-BALANCE SHEET INSTRUMENTS. The carrying amounts of commitments to lend approximated estimated fair value. The fair value of commitments to lend is based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreement and the counter-party's credit standing.

                                                     INTERVEST  MORTGAGE CORPORATION
                                             SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE
                                                      AS OF DECEMBER 31, 2004


                                   Stated     Final                            Face       Carrying
                                  Interest   Maturity  Payment    Prior      Amount of   Amount of      Prepayment Penalty/
Description                         Rate       Date     Terms     Liens      Mortgage     Mortgage        Other Fees(Note)
--------------------------------  ---------  --------  -------  ----------  -----------  ----------  --------------------------

COMMERCIAL FIRST MORTGAGE
--------------------------------
  Garage
  ------------------------------
    Brooklyn, NY                      5.00%  03/01/05  M                    $   788,000  $  786,000  1%

  Industrial
  ------------------------------
    Brooklyn, NY                      7.50%  02/01/05  M                      2,225,000   2,221,000  1%

  Office
  ------------------------------
    New City, New York                6.20%  12/08/10  Y                        121,000      98,000  none
    New York, New York                5.00%  02/01/05  M                      1,377,000   1,375,000  0.50%
    Parsippany, NJ                    6.00%  10/01/05  M                      1,791,000   1,775,000  Not prepayable until
                                                                            -----------
                                                                                                     5/15/05, then 1%
                                                                              3,289,000
  Restaurant
  ------------------------------
    Manassas, Virginia                6.50%  12/01/05  Y                         31,000      28,000  0.50%
    Irondequoint, New York            7.20%  12/01/12  Y                        165,000     137,000  1%
    New York, New York                7.00%  12/01/05  M                      1,728,000   1,708,000  Not prepayable until
                                                                                                     4/1/05, then 1% or
                                                                                                     31 days interest
    New York, New York                5.50%  07/01/06  M                      2,897,000   2,876,000  7/6/04-6/30/05 3%;
                                                                                                     7/1/05-5/15/05 2%,
                                                                                                     5/16/05-7/1/06 0%.
    Jonesboro, Georgia                8.50%  04/01/13  M                        333,000     285,000  none
                                                                            -----------
                                                                              5,154,000
  Retail
  ------------------------------
    Brooklyn, New York                5.25%  08/01/08  M                        526,000     520,000  4% until 8/1/05, 3%
                                                                                                     until 8/1/06, 2%
                                                                                                     until 8/1/07, 1% until
                                                                                                     maturity
    New York, New York                8.25%  12/01/05  M                        246,000     229,000  Not prepayable until
                                                                                                     6/1/05, 1% or 31
                                                                                                     days interest
                                                                                                     on 2million dollars
    Cedarhurst, NY                    5.50%  04/01/07  M                        736,000     726,000  Not prepayable until
                                                                                                     7/1/06, then 1%.
    S. Orange, NJ                    5.375%  06/01/09  M                        542,000     534,000  Not prepayable unitl
                                                                            -----------              3/1/08, then 1%
                                                                              2,050,000
  Warehouse
  ------------------------------
    Brooklyn, New York                7.00%  04/01/06  M                      1,442,000   1,430,000  0.50%
    N. Bergen, NJ                     7.00%  07/01/07  M                      1,740,000   1,712,000  3% until 7/1/05, 2%
                                                                                                     until 7/1/06, 1%
    Long island, New York             8.75%  09/01/05  M                        797,000     788,000  1%
    Brooklyn, New York                8.75%  10/01/05  M                        795,000     783,000  Not payable until
                                                                            -----------              7/1/05, then 1%
                                                                              4,774,000

LAND ACQUISITION FIRST MORTGAGES
--------------------------------
  Land
  ------------------------------
    Brooklyn, New York                7.00%  01/01/05  M                      6,345,000   6,345,000  0.50%
    New York, New York                8.75%  07/01/06  M                      2,189,000   2,158,000  Not prepayable until
                                                                                                     1/1/06, then 1% or
                                                                                                     31 days interest
    Westchester, New York             6.25%  01/01/05  M                      1,985,000   1,974,000  1%
    Eatontown, NJ                     8.00%  01/03/05  M                        350,000     350,000  5 days notice, 0.5%
                                                                            -----------
                                                                             10,869,000
RESIDENTIAL FIRST MORTGAGES
--------------------------------
  Rental Apartments Building
  ------------------------------
    Bronx, New York                  12.75%  01/01/11  M                        768,000     768,000  no prepayment permitted
    Bronx, New York                  11.00%  06/01/13  M                      1,616,000   1,543,000  no prepayment permitted
    Bronx, New York                  13.50%  11/01/13  M                      4,013,000   4,013,000  no prepayment permitted
    Philadelphia, Pennsylvania        8.00%  03/01/05  M                      1,822,000   1,819,000  1%
    New York, New York                6.50%  06/01/05  M                      3,260,000   3,246,000  1%
    Brooklyn, New York                5.63%  08/01/18  M                      2,458,000   2,417,000  2%
    New York, New York                7.85%  09/01/05  M                      1,103,000   1,096,000  Not prepayable until
                                                                                                     3/1/05, then 1%
    New York, New York                7.50%  10/01/05  M                      1,625,000   1,614,000  1%
    Newark, New Jersey                6.75%  10/01/08  M                        387,000     379,000  2%
    New York, New York                8.00%  05/01/06  M                      1,364,000   1,350,000  Not prepayable until
                                                                                                     9/15/05, then 1%
    Baltimore, MD                     6.75%  10/01/05  M                        880,000     873,000  Not prepayable until
                                                                                                     5/1/05, then 1% or
                                                                                                     31 days of interest
    New York, New York                9.25%  03/01/06  M                        991,000     983,000  Not prepayable until
                                                                                                     9/1/05. No penalty
    Brooklyn, NY                     11.25%  03/01/05  M                      1,690,000   1,685,000  1%
    New York, New York                6.75%  03/01/06  M                        692,000     685,000  Not prepayable until
                                                                                                     9/1/05, then 1%
    Brooklyn, NY                      6.00%  04/01/05  M                      3,460,000   3,443,000  Not prepayable until
                                                                                                     1/1/05, then 1%
    New York, New York                8.75%  01/01/06  M                      1,437,000   1,419,000  Not prepayable until
                                                                                                     8/15/05, then 1%
    New York, New York                6.75%  01/01/07  M                      2,183,000   2,149,000  Not prepayable until
                                                                                                     5/16/06, then 1% or
                                                                                                     31 days interest
    New York, New York                7.75%  08/01/06  M                        622,000     613,000  Not prepayable until
                                                                                                     2/1/05, then 1%.
    New York, New York                7.00%  09/01/05  M                        747,000     739,000  Not prepayable until
                                                                            -----------              6/1/05, then 1%
                                                                             31,118,000
COMMERCIAL SECOND MORTGAGE
--------------------------------
  Office
  ------------------------------
    Tampa, Florida                   10.50%  07/01/09  M         4,399,000      356,000     355,000  1%
    Bronx, New York                  12.50%  03/01/05  M           770,000      195,000     195,000  1%
    New York, New York                6.00%  02/01/05  M         6,148,000      448,000     448,000  None
    Staten Island, NY                 7.25%  05/01/06  M         5,333,000    1,084,000   1,071,000  Not prepayable until
                                                                                                     11/01/05, then 1% or
                                                                                                     31 days interest
    New York, New York                8.75%  07/01/07  M         7,442,000    3,966,000   3,902,000  Not prepayable until
                                                                                                     10/1/06, then 1%
    Brooklyn, New York                9.75%  01/01/06  M         4,873,000      646,000     639,000  Not prepayable until
                                                                                                     7/1/05, then 1% or
                                                                                                     31 days interest
    New York, New York               10.50%  12/01/06  M         1,775,000      225,000     223,000  Not payable until
                                                                            -----------              12/1/05, then 1% or
                                                                                                     31 days interest
                                                                              6,920,000
  Retail
  ------------------------------
    New York, New York               10.50%  05/01/06  M         5,854,000    1,957,000   1,940,000  Not prepayable until
                                                                                                     6/1/05, then 1%
    New Smyrna Beach, Florida         9.00%  09/01/04  M         2,728,000      184,000     184,000  1%
    New York, New York               10.25%  09/01/05  M         3,917,000      490,000     484,000  Not prepayable until
                                                                                                     3/1/05, then 1% or
                                                                                                     31 days interest
    White Plains, New York            9.75%  04/01/07  M        10,153,000      978,000     967,000  Not prepayable until
                                                                                                     1/1/06, then 1% or
                                                                                                     31 days interest
    Alexa, AL                        10.25%  07/01/05  M         4,966,000      789,000     784,000  Not prepayable until
                                                                                                     2/16/05, then 31
                                                                                                     days interest or 1%
    Waterbury, CT                     8.75%  03/01/09  M           813,000      121,000     120,000  4% until 3/1/06, 3%
                                                                            -----------              until 3/1/07, 2% until
                                                                                                     3/1/08, 1% thereafter
                                                                              4,519,000
  Self Storage
  ------------------------------
    Brooklyn, NY                     11.25%  03/01/06  M         3,534,000      493,000     489,000  Not prepayable until
                                                                                                     6/1/05, then 31 days
                                                                                                     interest or 1%

  Warehouse
  ------------------------------
    Long Island City, New York       12.50%  01/01/06  M           595,000      751,000     738,000  1.5% until 4/1/05,
                                                                                                     then 1% of
                                                                                                     outstanding balance
    Brooklyn, NY                      8.75%  03/01/09  M         4,482,000      413,000     408,000  5% until 3/1/05, 4%
                                                                                                     3/1/06, 3% until 3/1/07,
                                                                                                     2% until 3/1/08, 1%
                                                                                                     or 31 days interest
    New Hyde Pk, NY                   9.75%  04/01/09  M         2,334,000      465,000     451,000  3%
    Brooklyn, NY                      8.75%  05/01/06  M         1,090,000      519,000     513,000  Not prepayable until
                                                                                                     11/01/05, then 1% of
                                                                                                     $ 550,000 or 31 days
                                                                                                     interest
    Queens, New York                  8.75%  07/01/06  M         1,093,000    1,888,000   1,860,000  2% until 7/1/05, then 1%
    New York, New York               13.25%  03/01/06  M         3,808,000      249,000     247,000  Not prepayable until
                                                                                                     10/16/05, then
                                                                                                     31 days interest
    Brooklyn, New York                8.25%  12/01/06  M         7,500,000    2,000,000   1,963,000  Not payable until
                                                                            -----------              6/1/06, then 1% or
                                                                                                     31 days interest
                                                                              6,285,000


                                      F-18

                                                     INTERVEST  MORTGAGE CORPORATION
                                             SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE
                                                      AS OF DECEMBER 31, 2004


                                   Stated     Final                            Face       Carrying
                                  Interest   Maturity  Payment    Prior      Amount of   Amount of      Prepayment Penalty/
Description                         Rate       Date     Terms     Liens      Mortgage     Mortgage        Other Fees(Note)
--------------------------------  ---------  --------  -------  ----------  ------------  ----------  --------------------------

RESIDENTIAL SECOND MORTGAGES
--------------------------------
  Rental Apartments Building
  ------------------------------
    New York, New York               11.25%  01/01/05  M           393,000     1,144,000   1,144,000  1%
 *  New York, New York               11.00%  03/01/07  M           571,000       179,000     177,000  Not prepayable until
                                                                                                      12/1/05, then 1%
    Bronx, New York                  10.50%  07/01/07  M         2,256,000       113,000     112,000  none
    New York, New York               12.50%  10/01/05  M           685,000       111,000     111,000  Not prepayable until
                                                                                                      1/1/05, then 1%
    Brooklyn, New York               10.00%  02/01/05  M           395,000        74,000      73,000  1%
    New York, New York               13.00%  11/01/05  M         1,228,000     1,228,000   1,220,000  Not prepayable until
                                                                                                      5/16/05, then
                                                                                                      31 days interest
    Bronx, New York                   9.50%  05/01/05  M           194,000       194,000     194,000  31 days interest or 1%
    Bronx, New York                  13.00%  06/01/05  M         1,178,000     1,178,000   1,173,000  1%
    Tampa, Florida                   11.00%  06/01/05  M         5,338,000     1,467,000   1,461,000  1%
    Bronx, New York                  11.00%  07/01/05  M         5,898,000     1,664,000   1,657,000  Not prepayable until
                                                                                                      1/1/05, then 1%
    New York, New York                6.50%  07/01/05  M         8,811,000     2,453,000   2,443,000  Greater of 1% or
                                                                                                      31 days interest
    New York, New York                9.50%  09/01/08  M         1,563,000       342,000     338,000  1%
    New York, New York               13.25%  11/01/05  M           493,000       493,000     490,000  31 days interest
    Brooklyn, New York               13.25%  06/01/06  M         1,252,000        99,000      99,000  Not prepayable until
                                                                                                      9/15/05, then
                                                                                                      31 days interest
    New York, New York               10.25%  12/01/05  M         3,411,000       295,000     293,000  Not prepayable until
                                                                                                      6/1/05, 1% or
                                                                                                      31 days interest
    New York, New York               10.25%  12/01/06  M         2,158,000       295,000     292,000  Not prepayable until
                                                                                                      3/1/06, 1% or
                                                                                                      31 days interest
    Yonkers, NY                       9.25%  02/01/09  M           776,000        58,000      58,000  5% until 2/1/05, then 4%
    New York, New York                8.75%  02/01/07  M         2,955,000       984,000     972,000  2% until 5/1/06, then 1%
                                                                                                      until maturity.
    New York, New York                8.50%  10/01/06  M         3,456,000     1,236,000   1,229,000  Not prepayable until
                                                                                                      4/1/06, then 30 days
                                                                                                      notice without fee.
    Jamaica, NY                       9.25%  04/01/07  M         4,838,000       635,000     627,000  Not prepayable until
                                                                                                      7/1/06, then 1% or
                                                                                                      31 days interest
    New York, New York                8.75%  05/01/07  M           619,000       568,000     561,000  Not prepayable until
                                                                                                      8/1/06 then 1%
    Waterbury, CT                     9.25%  05/01/06  M         1,644,000       219,000     217,000  Not prepayable until
                                                                                                       5/1/05, then 1%
    New York, New York                8.25%  05/01/06  M         1,820,000       197,000     196,000  Not prepayable until
                                                                                                      11/01/05, then 1%
    Deerfield Beach, Florida          7.75%  05/01/07  M         1,089,000       296,000     293,000  Not prepayable until
                                                                                                      8/1/06, then 1%
    New York, New York                8.75%  05/01/07  M         1,291,000       297,000     294,000  Not prepayable until
                                                                                                      9/1/06, then 1%
    Parsippany, NJ                   13.25%  12/01/06  M         1,488,000     1,487,000   1,466,000  Not prepayable until
                                                                                                      4/15/06, then 1% or
                                                                                                      31 days interest
    Greece, NY                        7.00%  07/01/05  M        14,895,000     1,789,000   1,773,000  Not prepayable until
                                                                                                      4/1/05, then 1%
    Brooklyn, NY                      7.75%  01/01/07  M           850,000       200,000     198,000  1%
    New York, New York               12.75%  01/01/07  M         1,938,000       449,000     443,000  Not prepayable until
                                                                                                      5/16/06, then 31
                                                                                                      days interest of  with
                                                                                                      maximum of 13%
    Asbury Park, NJ                   7.75%  08/01/07  M         5,499,000     1,836,000   1,814,000  Not prepayable until
                                                                                                     11/1/06, then 1%
    New York, New York                8.75%  08/01/07  M         2,781,000       273,000     270,000  Until 8/1/05 3%; until
                                                                                                      8/1/06 2%; until
                                                                                                      maturity 1%.
    New York, New York                9.75%  08/01/07  M         2,509,000       796,000     784,000  Until 8/1/05 3%;
                                                                                                      until 8/1/06 2%;
                                                                                                      until maturity 1% or 31
                                                                                                      days interest
    New York, New York                8.25%  08/01/06  M         1,020,000       199,000     197,000  1% or 31 days interest
    Springfield, MA                   9.75%  11/01/06  M         4,031,000       200,000     198,000  Not payable until
                                                                            ------------              5/1/06, then 1% or
                                                                                                      31 days interest

                                                                              23,048,000

                                                              ----------------------------------------
                                TOTAL                         $172,930,000  $101,532,000  $100,520,000
                                                              ========================================


Notes:
(Y)     Yearly principal and interest payments
(M)     Monthly principal and interest payments
(P) Percentages indicated are on original loan balances unless otherwise stated 31 days interest is on original loan balance unless otherwise stated
   *    This loan is currently in default and on non-accrual status

               The following summary reconciles mortgages receivable at their carrying value

                                                               Year Ended
                                                              December 31,
                                              -------------------------------------------
                                                  2004           2003           2002
                                              -------------  -------------  -------------
Balance at beginning of period                $ 89,116,000   $ 73,398,000   $ 62,647,000
     Additions during period
          Mortgages originated and acquired     72,385,000     78,321,000     36,205,000

     Deductions during period
          Collections of principal, net of     (61,177,000)   (62,513,000)   (25,371,000)
          amortization of fees and discounts

     Change in allowance for loan losses          (141,000)       (90,000)       (83,000)

                                              -------------------------------------------
Balance at end of period                      $100,183,000   $ 89,116,000   $ 73,398,000
                                              ===========================================

-------------------------------------------------------------  ------------------------------------------------
NO PERSON HAS BEEN AUTHORIZED BY THE COMPANY OR BY THE         ------------------------------------------------
UNDERWRITER TO GIVE ANY INFORMATION OR TO MAKE ANY             ------------------------------------------------
REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS             ------------------------------------------------
PROSPECTUS IN CONNECTION WITH THE OFFERING OF THE
DEBENTURES MADE HEREBY, AND, IF GIVEN OR MADE, SUCH                           INTERVEST MORTGAGE
INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS                        CORPORATION
HAVING BEEN AUTHORIZED.  THIS PROSPECTUS DOES NOT CONSTITUTE
AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY                        $ 12,000,000
SECURITY OTHER THAN THE DEBENTURES, NOR DOES IT CONSTITUTE AN
OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE
DEBENTURES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS
UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH                             SERIES __/__/05
JURISDICTION.
                                                                  2,000,000 TOTAL OF SUBORDINATED DEBENTURES
                                                                               DUE OCTOBER 1, 2009

                 TABLE OF CONTENTS
                                                         Page     4,000,000 TOTAL OF SUBORDINATED DEBENTURES
                                                         ----                  DUE OCTOBER 1, 2011

Where you can Find More Information. . . . . . . . . . .   3      6,000,000 TOTAL OF SUBORDINATED DEBENTURES
Who Should Invest. . . . . . . . . . . . . . . . . . . .   3                    DUE OCTOBER 1, 2013
Special Note Regarding Forward-Looking
    Information. . . . . . . . . . . . . . . . . . . . .   3
Summary. . . . . . . . . . . . . . . . . . . . . . . . .   5
Risk Factors . . . . . . . . . . . . . . . . . . . . . .   7
Use of Proceeds. . . . . . . . . . . . . . . . . . . . .  12
Market Information . . . . . . . . . . . . . . . . . . .  13
Capitalization . . . . . . . . . . . . . . . . . . . . .  13
Management's Discussion and Analysis                                             ______________
    of Financial Condition and Results
    of Operations. . . . . . . . . . . . . . . . . . . .  14                       PROSPECTUS
Selected Financial Information                                                   ______________
    of the Company . . . . . . . . . . . . . . . . . . .  26
History and Business . . . . . . . . . . . . . . . . . .  27
Management . . . . . . . . . . . . . . . . . . . . . . .  32
Transactions with Management and Affiliates. . . . . . .  34
Description of Debentures. . . . . . . . . . . . . . . .  35
Plan of Offering . . . . . . . . . . . . . . . . . . . .  41
Legal Opinions . . . . . . . . . . . . . . . . . . . . .  42
Experts. . . . . . . . . . . . . . . . . . . . . . . . .  42
Index to Financial Statements. . . . . . . . . . . . . .  43



             ___________________________                                      SAGE, RUTTY & CO., INC.

UNTIL  ____________________  (90 DAYS AFTER THE DATE OF THIS
PROSPECTUS)  ALL  DEALERS  EFFECTING  TRANSACTIONS  IN  THE
REGISTERED  SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS
DISTRIBUTION,  MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS
IS  IN  ADDITION  TO  THE OBLIGATION OF DEALERS TO DELIVER A
PROSPECTUS  WHEN  ACTING AS UNDERWRITERS AND WITH RESPECT TO
THEIR  UNSOLD  ALLOTMENTS  OR  SUBSCRIPTIONS.


                                                               THE DATE OF THIS PROSPECTUS IS __________, 2005
                                                               ------------------------------------------------
                                                               ------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item  31.     Other  Expenses  of  Issuance  and  Distribution.
--------      ------------------------------------------------

     The following statement sets forth the amounts of expenses in connection with the offering of the Debentures pursuant to this registration statement, all of which shall be borne by the Company.

                                                       Amount*
                                                       --------
Securities and Exchange Commission
Registration Fee. . . . . . . . . . . . . . . . . . .  $ _1,412
EDGAR Expenses. . . . . . . . . . . . . . . . . . . .     4,000
Printing and Engraving Expenses . . . . . . . . . . .    20,000
Accounting Fees and Expenses. . . . . . . . . . . . .    15,000
Legal Fees and Expenses . . . . . . . . . . . . . . .    40,000
Blue Sky Fees and Expenses. . . . . . . . . . . . . .    20,000
Trustees' Fees and Expenses . . . . . . . . . . . . .     5,000
Miscellaneous . . . . . . . . . . . . . . . . . . . .    24,538
                                                       --------
Total . . . . . . . . . . . . . . . . . . . . . . . .  $130,000
                                                       ========
*Estimated amounts of expenses.

Item  32.     Sales  to  Special  Parties.
--------      ---------------------------

     Not  applicable.

Item  33.     Recent  Sales  of  Unregistered  Securities.
--------      -------------------------------------------

     Not  applicable.

Item  34.     Indemnification  of  Directors  and  Officers.
--------      ---------------------------------------------

     Sections 721-726 of the New York Business Corporation Law provide that a corporation may indemnify its officers and directors (or persons who have served, at the corporation's request, as officers or directors of another corporation) against the reasonable expenses, including attorneys' fees, actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been adjudged to have been liable to the corporation unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction determines upon application that, in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnification.

     The Company's By-laws provide that the Company will indemnify the officers and directors of the Company to the fullest extent permitted under the laws of New York State. In that regard, the Company is obligated to indemnify officers and directors of the Company from and against any and all judgments, fines, amounts paid in settlement, and reasonable expenses, including attorneys' fees, actually and necessarily incurred by an officer or director as a result of any action or proceeding, or any appeal therein, to the extent such amounts may be indemnified under the laws of New York State; and to pay any officer or director of the Company, in advance of the final disposition of any civil or criminal proceeding, the expenses incurred by such officer or director in defending such action or proceeding. The Company's obligation to indemnify its officers and directors continues to individuals who have ceased to be officers or directors of the Company and to the heirs and personal representatives of former officers and directors of the Company. The form of Underwriting Agreement included as an exhibit to this Registration Statement provides for indemnification of the Company, its officers and directors, against certain liabilities.

Item  35.     Treatment  of  Proceeds  from  Stock  Being  Registered.
--------      -------------------------------------------------------

     Not  applicable.

Item  36.     Financial  Statements  and  Exhibits.
--------      ------------------------------------

     (a)     Financial  Statements:

     See  Index  to  Financial  Statements  of  the  Company.

     (b)     The  following  exhibits  are  filed  as  part of this Registration
Statement:

Exhibit  No.
------------

1.1 Form of Underwriting Agreement between the Company and Sage, Rutty & Co., Inc. (the "Underwriter").

1.2  Form  of  Selected  Dealer  Agreement.

3.1  Certificate  of  Incorporation  of  the  Company.(1)

3.2  Certificate  of  Amendment  to  Certificate  of  Incorporation.(2)

3.3  Certificate  of  Amendment  Regarding  Name  Change.(3)

3.4  By-laws  of  the  Company.(4)

4.1 Form of Indenture between the Company and The Bank of New York, as Trustee (the "Trustee").

5.1  Opinion  of  Harris  Beach  PLLC.

10.1 Form of Escrow Agreement between the Company, the Underwriter and Canandaigua National Bank and Trust Company.

10.2 Form  of  Employment  Agreement between the  Company and Jerome
     Dansker.(5)

10.3 Amendment to Employment Agreement between the Company and Jerome
     Dansker.(2)

12.1 Statement  re  Computation  of  Ratio  of  Earnings  to  Fixed  Charges.

23.1 Consent of Harris Beach PLLC is included in the opinion of Harris Beach PLLC, filed as Exhibit 5.1.

23.2 Consent  of  Eisner  LLP

25.1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 on Form T-1 for The Bank of New York.

__________________________________
(1) Incorporated by reference to Registrant's Registration Statement on Form S-18 (File No. 33-27404-NY), declared effective on May 12, 1989.

(2) Incorporated by reference to Registrant's Report on Form 10-K for the year ended December 31, 1998, dated March 31, 1999.

(3) Incorporated by reference to Registrant's Registration Statement on Form S-11 (File No. 333-105199), declared effective July 25, 2003.

(4) Incorporated by reference to Registrant's Report on Form 10-K for the year ended December 31, 2004, dated March 16, 2005

(5) Incorporated by reference to Registrant's Registration Statement on Form S-11 (File No. 33-96662), declared effective on October 18, 1996.


Item  36.     Undertakings.
--------      ------------

     The  undersigned  registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 10, 2005.

                                  INTERVEST MORTGAGE CORPORATION

                                  By:    /s/ Lowell S. Dansker
                                         ---------------------
                                  Name:  Lowell S. Dansker
                                  Title: President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Lowell S. Dansker and Lawrence G. Bergman, and each of them, as his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and any and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with or related to the offering contemplated by this Registration Statement and its amendments, if any, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to this Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of June 10, 2005.

Signature                 Capacity
---------                 --------

/s/ Lowell S. Dansker     Vice Chairman, President (Principal Executive Officer),
------------------------
(Lowell S. Dansker)       Treasurer, (Principal Financial Officer and Principal Accounting
                          Officer) and Director
/s/ Lawrence G. Bergman   Vice President, Secretary and Director
------------------------
(Lawrence G. Bergman)

/s/ Jerome Dansker        Chairman, Executive Vice President and Director
------------------------
(Jerome Dansker)

                          Director
------------------------
(Michael A. Callen)

                          Director
------------------------
(Paul R. DeRosa)

                          Director
------------------------
(Stephen A. Helman)

/s/ Wayne F. Holly        Director
------------------------
(Wayne F. Holly)

                          Director
(Lawton Swan, III)

/s/ Thomas E. Willett     Director
------------------------
(Thomas E. Willett)

                          Director
------------------------
(David J. Willmott)

/s/ Wesley T. Wood        Director
------------------------
(Wesley T. Wood)

                                    EXHIBITS

                            TO REGISTRATION STATEMENT

                                       ON

                                    FORM S-11



                         INTERVEST MORTGAGE CORPORATION

EXHIBIT  INDEX

Number  Exhibit
------  -------

1.1     Form of Underwriting Agreement between the Company and Sage, Rutty & Co., Inc. (the
       "Underwriter").

1.2     Form of Selected Dealer Agreement.

3.1     Certificate of Incorporation of the Company.(1)

3.2     Certificate of Amendment to Certificate of Incorporation.(2)

3.3     Certificate of Amendment - Name Change.(3)

3.4     By-laws of the Company.(4)

4.1     Form of Indenture between the Company and The Bank of New York, as Trustee (the "Trustee").

5.1     Opinion of Harris Beach PLLC.

10.1    Form of Escrow Agreement between the Company, the Underwriter and Canandaigua National
        Bank and Trust Company.

10.2    Form of Employment Agreement between the Company and Jerome Dansker.(5)

10.3    Amendment to Employment Agreement between the Company and Jerome Dansker.(2)

12.1    Statement re Computation of Ratio of Earnings to Fixed Charges.

23.1    Consent of Harris Beach PLLC is included in the opinion of Harris Beach PLLC, filed as Exhibit
        5.1.*

23.2    Consent of Eisner LLP

25.1    Statement of Eligibility and Qualification under Trust Indenture Act of 1939 on Form T-1 for The
        Bank of New York.

__________________________

1 Incorporated by reference to Registrant's Registration Statement on Form S-18 (File No. 33-27404-NY), declared effective on May 12, 1989.

2 Incorporated by reference to Registrant's Report on Form 10-K for the year ended December 31, 1998.

3 Incorporated by reference to Registrant's Registration Statement on Form S-11 (File No. 333-105199), declared effective July 25, 2003.

4 Incorporated by reference to Registrant's Report on Form 10-K for the year ended December 31, 2004, dated March 16, 2005.

5 Incorporated by reference to Registrant's Registration Statement on Form S-11 (File No. 33-96662), declared effective on October 18, 1995.